UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Phillips 66
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From Our Chairman of the Board

Dear Fellow Shareholders,

Over the past year, we were faced with a number of unprecedented challenges. When it mattered the most, the employees of Phillips 66 rose to the challenge. Our employees delivered exceptional performance and achieved record safety results for the year. Management and the Board were highly engaged, focusing on the health and safety of our people and our communities. We also focused on our strategy - not just to weather the current environment - but on how we plan to thrive in a lower-carbon future. In 2020, we made progress executing our strategic priorities of growth, returns and distributions supported by a strong foundation of operating excellence and a high-performing organization:

► As a company in a critical infrastructure sector, we continued providing energy to our communities where we live and work. We implemented procedures and put measures in place to keep our employees safe and our facilities on-line. We reconfigured work areas, provided protective equipment and put policies in place to support employees with underlying conditions or children at home, among others. We did this while achieving our best ever rate for personal safety at the Company.

► We took swift action to secure liquidity and maintain our dividend. We suspended our share repurchases, identified projects that could be deferred while still meeting our commitment to personal and process safety, and implemented measures to reduce our controllable costs.

► We focused on the future, announcing further investments in a lower-carbon economy and continuing to expand our participation in the energy transition. Our Rodeo Renewed project will convert our San Francisco Refinery into one of the world’s largest renewable fuels facilities and is expected to reduce the facility’s greenhouse gas emissions by 50%. We formed a new organization within the Company, Emerging Energy, that is dedicated to working on a lower-carbon business platform and opportunities within our portfolio to commercialize emerging energy technologies.

► We completed major growth projects and progressed milestones on others. We completed the Gray Oak Pipeline and the Sweeny Hub Phase 2 expansion. We also added a fourth dock at our Beaumont Terminal, and two docks began crude oil export operations at the South Texas Gateway Terminal during 2020.

► We added two new directors to our Board. We continued our Board refreshment, adding two new directors in 2020 who bring diverse experience to our Board. The addition of these directors adds to our Board’s industry expertise, further increases our Board’s gender diversity, and broadens the depth and breadth of the skills and experiences our directors bring to the Board.

Finally, I would like to note that we are optimistic about the impact of the COVID-19 vaccines on economic recovery and longer term, the opportunities for value creation across our portfolio. To ensure everyone’s health and well-being, the 2021 Annual Meeting will be held exclusively online. You can find information about how to attend in the attached Proxy Statement.

Thank you for your continued support and investment in Phillips 66.

In safety, honor and commitment,

/s/ Greg C. Garland

Greg C. Garland
Chairman and CEO
March 31, 2021

We Work Together, We Get It Done

In a year full of challenges and uncertainty, the people of Phillips 66 stayed committed, determined and resilient. They worked safer than ever before and looked out for one another, their families and communities. As essential workers in a critical infrastructure industry, they kept our refineries, pipelines, terminals and businesses going, helping to fuel the response against COVID-19 and the economic recovery.

Nowhere was that more apparent than in Southwest Louisiana, home to hundreds of Phillips 66 employees and several Company assets — and ground zero for two destructive hurricanes in 2020. Hurricane Laura struck the Lake Charles area in late August and Hurricane Delta tested the community’s resolve once more six weeks later.

The Lake Charles Manufacturing Complex in Southwest Louisiana was still without utility power in early September because of Hurricane Laura, but workers at the site made sure to hoist a U.S. flag in remembrance of 9/11 victims on the 19th anniversary of the attacks.

“That’s just the way people are down here in Louisiana,” said Jerry Lemons, a senior safety consultant at the Lake Charles Manufacturing Complex in Westlake. “We work together, and we just get it done.”

Like Lemons, most Phillips 66 employees in the area endured significant damage to their homes and property from the storms. Many were displaced. Some suffered unimaginable losses. Yet, they suited up, showed up and displayed exemplary focus in helping Phillips 66 repair, rebuild and restart operations as soon as it was safe to do so.

Phillips 66 did what was needed to take care of its people. Right after Hurricane Laura, it set up a distribution center with essentials, including portable generators and A/C units, carbon monoxide detectors, roof repair supplies, water and ice. The Company also expedited financial hardship, benefits and claims assistance to employees, and it secured temporary housing for many of those who were displaced. The Lake Charles complex donated fuel to local law enforcement and supplies to first responders volunteering to tarp roofs. Phillips 66 donated $750,000 to the American Red Cross in support of relief efforts. But it was the people of Phillips 66 who led by example.

“We’re going to rebuild,” Lemons said. “We’re grateful we’ve got a place to work that’s open and running, and we’ll just work through it, like we always do.”

Notice of 2021 Annual Meeting of Shareholders	2331 CityWest Blvd. Houston, Texas 77042

DATE Wednesday, May 12, 2021	TIME 9:00 a.m. Central Daylight Time	PLACE virtualshareholdermeeting.com/PSX2021

The 2021 Annual Meeting will be held exclusively online at www.virtualshareholdermeeting.com/PSX2021. To join as a shareholder, you must enter the 16-digit control number on your proxy card, voting instruction form, or Notice of Internet Availability you previously received. During the meeting shareholders may ask questions, examine our shareholder list and vote their shares (other than shares held through employee benefit plans, which must be voted prior to the meeting). Other interested parties may join the meeting as a guest, in which case no control number is required. For more information, please see the section entitled ADDITIONAL INFORMATION in this Proxy Statement. We are making the Proxy Statement and the form of proxy first available beginning on March 31, 2021.

At the meeting, shareholders will be asked to vote on:

•   The election of two directors

•    A management proposal for the annual election of directors

•    The ratification of Ernst & Young LLP as independent auditors

•     An advisory proposal to approve executive compensation

•     Two shareholder proposals contained in this Proxy Statement, if properly presented

•     Any other business that is properly raised at the meeting

Shareholders of record at the close of business on March 17, 2021, may vote at the meeting or any postponements or adjournments of the meeting.
HOW TO CAST YOUR VOTE:
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At the meeting

You also may vote online during the annual meeting by following the instructions provided on the meeting website during the annual meeting. To vote at the meeting, visit www.virtualshareholdermeeting.com/PSX2021

If you are a beneficial owner and received a voting instruction form, please follow the instructions provided by your bank or broker to vote your shares.
For the Board of Directors,

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING

TO BE HELD ON MAY 12, 2021

The Notice of 2021 Annual Meeting of Shareholders, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2020 are available at www.proxyvote.com

/s/ Paula A. Johnson Paula A. Johnson Corporate Secretary March 31, 2021

Table of Contents

The Company will provide the Notice of Internet Availability, electronic delivery of the proxy materials or mailing of this Proxy Statement, the Annual Report on Form 10-K for the year ended December 31, 2020, and a proxy card to shareholders beginning on March 31, 2021.

PROXY SUMMARY

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement, but does not contain all of the information that you should consider. You should read the entire Proxy Statement before you vote.

YOUR COMPANY

Phillips 66 is a diversified energy manufacturing and logistics company. With a unique portfolio of assets and investments in the midstream, chemicals, refining, and marketing and specialties businesses, we process, transport, store and market fuels and products globally. At Phillips 66, we provide energy that improves lives and contributes to meeting the world’s growing energy needs. Affordable, reliable and abundant energy is essential to sustaining human health and well-being and improving the global standard of living.

VOTING MATTERS

	Proposals	Board Recommendation
Item 1	Election of two director nominees	FOR (each nominee)
Item 2	Management proposal regarding annual election of directors	FOR
Item 3	Ratification of the appointment of our independent registered public accounting firm	FOR
Item 4	Approval, on an advisory basis, of compensation paid to our named executive officers	FOR
Items 5-6	Two shareholder proposals, if properly presented	AGAINST

CORPORATE GOVERNANCE HIGHLIGHTS

✔  Majority voting for directors

✔  Demonstrated commitment to Board refreshment

✔  Director retirement age policy of 75

✔  Meaningful director and executive stock ownership guidelines

✔  Annual evaluation of the Board and committees

✔  Board level oversight of corporate culture and human capital management

✔  Shareholder right to proxy access (3% for 3 years, up to 20% of the Board)

✔  Robust Lead Director duties

✔  Clawback policy for incentive compensation

✔  Commitment to diverse candidate pools

✔  Policy prohibiting pledging and hedging of Company stock

✔  Annual evaluation of CEO by independent directors

SHAREHOLDER ENGAGEMENT

Ongoing engagement with our shareholders is important to us. We communicate with our shareholders through a variety of means, including meetings, investor presentations, our website, and publications we issue. As part of our engagement program, we reach out to shareholders for dialogue concerning their priorities – which in 2020 generally included environmental, human capital and Board governance matters. During 2020, we solicited feedback from investors representing approximately 48% of our outstanding shares and engaged with nearly 20 global institutional investors, representing over 39% of our outstanding shares. Our Lead Director and the Chair of

PHILLIPS 66 PROXY STATEMENT 2021 1

PROXY SUMMARY

our Public Policy and Sustainability Committee also have participated in our engagements with shareholders. More information about our engagement process can be found under CORPORATE RESPONSIBILITY.

BOARD HIGHLIGHTS

We currently have a classified Board, meaning our Board is divided into three classes of directors, with each class elected for a three-year term. This year, as we did in 2015, 2016 and 2018, we are submitting a proposal to shareholders to amend our organizational documents to declassify the Board over the next three years. If shareholders approve the proposal, beginning with the annual meeting in 2024, all directors will be elected annually. For more information, see PROPOSAL 2: MANAGEMENT PROPOSAL REGARDING THE ANNUAL ELECTION OF DIRECTORS.

Summarized information about our continuing directors and the nominees for election at this Annual Meeting is shown below. Earlier this year, Harold W. McGraw III and Victoria J. Tschinkel, each of whom had served on our Board since 2012, decided to retire in March and not stand for reelection at the Annual Meeting. As a result, Lisa A. Davis, who originally was appointed to the class of directors whose terms expire in 2023, will stand for election at this meeting in order to have the classes of directors as nearly equal as possible.

Current Nominees	Director Since	Independent	Committee Memberships					Other Public Boards
			AFC	HRCC	NGC	PPSC	EC
Julie L. Bushman	2020	✔	●			●		2
Lisa A. Davis	2020	✔		●		●		3
Directors whose terms expire in 2022
Greg C. Garland	2012							2
Gary K. Adams	2016	✔		●		●		1
John E. Lowe	2012	✔			●	●	●	2
Denise L. Ramos	2016	✔	●		●		●	2
Directors whose terms expire in 2023
Charles M. Holley	2019	✔	●			●		2
Glenn F. Tilton	2012	✔		●		●	●	2
Marna C. Whittington	2012	✔			●	●	●	2
AFC = Audit and Finance Compensation HRCC = Human Resources and NGC = Nominating and Governance PPSC = Public Policy and Sustainability EC = Executive						● = Member		= Chair

Our Board seeks to achieve a diverse and broadly inclusive membership. Our directors bring varying perspectives to the Board by virtue of their backgrounds and experiences. The Board views diversity in terms of skills, as well as gender, age, race, ethnicity, background, tenures, professional experience and perspectives. In late 2019, Charles Holley was appointed to the Board and in 2020, Julie Bushman and Lisa Davis were both appointed. We believe these new directors add to the breadth of experience and perspective of our Board. Our Nominating and Governance Committee is focused on Board refreshment and evaluates directors’ skills in the context of our Company’s evolving business and prioritizes diversity to ensure effective Board oversight. To more completely convey our Board’s composition, we have included a skills matrix under the INFORMATION REGARDING THE BOARD OF DIRECTORS section of this Proxy Statement that our Nominating and Governance Committee uses to review and identify the competencies of directors and composition of the Board as a whole.

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PROXY SUMMARY

8 of 9 directors are independent	Average tenure of 4 years	45% gender diversity	Average age of 65

2020 PERFORMANCE HIGHLIGHTS

Operating Excellence	Growth	Returns	Distributions	High-Performing Organization

Company best and industry leading safety and environmental performance Advanced digital innovation across business segments	Gray Oak Pipeline and Sweeny Hub Phase 2 expansion completed Established Emerging Energy organization and announced Rodeo Renewed project	Generated over $2 billion of operating cash flow On target to achieve AdvantEdge 66 program value targets Expanded retail presence through West Coast joint venture	Maintained competitive dividend, distributing $1.6 billion in 2020 Preserved liquidity through cost reductions and suspension of share repurchases	Accelerated efforts to advance inclusion and diversity Supported our people and communities through volunteerism and financial assistance

EXECUTIVE COMPENSATION HIGHLIGHTS

Our executive compensation programs are designed to pay for performance. We link compensation to Company performance and use metrics we believe will drive long-term shareholder value and that are aligned with Company strategy. We also align the interests of our executives with our shareholders through equity compensation.

Our executives’ compensation includes base salary, an annual bonus opportunity under our Variable Compensation Incentive Program (“VCIP”), and equity-based compensation, including stock options, restricted stock units (“RSUs”) and awards under our Performance Share Program (“PSP”). The illustrations below show the percentage each pay element comprises of our CEO and other named executive officers’ (“NEOs’”) target total direct compensation for 2020.

PHILLIPS 66 PROXY STATEMENT 2021 3

PROXY SUMMARY

CEO Target Mix	Other NEOs Target Mix

The VCIP is designed to align annual bonus awards with shareholder interests and execution of our corporate strategy. Performance under the VCIP is based on operational and financial metrics. In 2020, 45% of VCIP was weighted to operational metrics − operating excellence and high-performing organization − and 55% was weighted to financial metrics – adjusted EBITDA and controllable costs. For 2021, the weighting has changed, and two new metrics were added – Low Carbon Priorities and Greenhouse Gas Priorities. These changes were made to reinforce our commitment to the energy transition and further align our compensation program with shareholder interests. More information can be found in the COMPENSATION DISCLOSURE AND ANALYSIS section of this Proxy Statement.

CORPORATE RESPONSIBILITY AND SUSTAINABILITY

Our vision is to provide energy in ways that improve lives, which we reinforce through our core Company values of safety, honor and commitment. Operational, economic, social and environmental sustainability is at the heart of how we deliver on our vision. By maintaining strong operating excellence, we are committed to safety, reliability and environmental stewardship while delivering shareholder value.

We also are committed to achieving a high-performing organization that is focused on culture, inclusion and diversity, as well as building community through volunteerism, financial support, and engagement, including community awareness and education.

More information can be found in the CORPORATE RESPONSIBILITY section of this Proxy Statement.

4 PHILLIPS 66 PROXY STATEMENT 2021

INFORMATION REGARDING THE BOARD OF DIRECTORS

INFORMATION REGARDING THE BOARD OF DIRECTORS

DIRECTOR INDEPENDENCE

Our Corporate Governance Guidelines contain director independence standards, which are consistent with the listing standards of the NYSE. These standards assist the Board in determining the independence of the Company's directors. The Board of Directors has affirmatively determined that each director, other than Mr. Garland, meets our independence standards. Mr. Garland is not considered independent because he is an executive officer of the Company.

In making independence determinations, the Board specifically considered the fact that many of our directors are directors of companies with which we may conduct business. Additionally, some of our directors may purchase products, such as gasoline from our retail sites, from the Company. In all cases, it was determined that there are no relationships or transactions that are material to the Company or the director and accordingly, there are no relationships that would affect the independence of any director other than Mr. Garland.

Executive Sessions of Independent Directors

The independent directors hold regularly scheduled executive sessions of the Board and its committees without Company management present. These executive sessions are chaired by the Lead Director at Board meetings or by the committee chairs at committee meetings.

BOARD LEADERSHIP STRUCTURE

Chairman and CEO Roles

The Board of Directors believes that currently, it is in the best interests of the Company and shareholders to combine the roles of Chairman and CEO. However, there is no Company policy regarding whether the roles should be combined or separated, and our Corporate Governance Guidelines state that the Board will retain flexibility and periodically consider whether the roles should be separated and, if so, the Chairman should be an independent director or an employee. The Board believes that Mr. Garland’s extensive industry experience and direct, day-to-day involvement in managing the Company as the CEO makes him best suited to also serve as Chairman and guide the Board in setting Company priorities and addressing Company risks and challenges.

Independent Director Leadership

Our Corporate Governance Guidelines state that when the Chairman of the Board is an employee of the Company, the non-employee directors will name a Lead Director. Glenn Tilton was appointed to serve as our Lead Director in 2016. As Lead Director, Mr. Tilton chairs executive sessions, coordinates the activities of the non-employee directors and performs other duties and responsibilities as determined by the Board, including:

•	advising the Chairman on Board meeting schedules, seeking to ensure that the non-employee directors can perform their duties responsibly without interfering with operations;

•	providing the Chairman with input on agendas for Board meetings to assure there is sufficient time for discussions;

•	advising the Chairman on the quality, quantity and timeliness of the flow of information from management to allow directors to perform their duties effectively and responsibly, including specifically requesting certain materials be provided to the Board;

•	recommending to the Chairman the retention of consultants who report directly to the Board of Directors;

•	interviewing Board candidates and making nomination recommendations;

PHILLIPS 66 PROXY STATEMENT 2021 5

INFORMATION REGARDING THE BOARD OF DIRECTORS

•	assisting in assuring compliance with and implementation of the Corporate Governance Guidelines;

•	ensuring that he, or another appropriate director, is available for engagement with shareholders when warranted;

•	calling meetings of the non-employee directors as needed, developing the agenda for and chairing any such meetings and executive sessions;

•	acting as principal liaison between the non-employee directors and the Chairman on sensitive issues;

•	participating with the Human Resources and Compensation Committee in the periodic discussion of CEO performance;

•	leading the Board’s annual self-assessment, which includes individual interviews with each director, and meeting with the CEO to discuss the results of the annual self-assessment; and

•	working with the Nominating and Governance Committee to recommend Board committee membership and committee chairs.

The Board of Directors believes that its current structure and processes encourage its non-employee directors to be actively involved in guiding its work. The chairs of the Board's committees review their respective agendas and committee materials in advance of each meeting, communicating directly with other directors and members of management as each deems appropriate. Moreover, each director may suggest agenda items and raise matters that are not on the agenda at Board and committee meetings.

BOARD MEETINGS, COMMITTEES AND MEMBERSHIP

The Board of Directors met six times in 2020. In addition to the regularly scheduled meetings of the Board, in October of each year, the Board holds a two-day strategy session with members of management to provide deep dives into the Company’s operating segments and corporate functions. All of our directors attended at least 75% of the meetings of the Board and committees on which they served. Recognizing that director attendance at the Company's annual meeting can provide the Company's shareholders with an opportunity to communicate with the directors about issues affecting the Company, the Company actively encourages directors to attend the annual meetings of shareholders. All of our directors who were serving as such as of the date of our 2020 Annual Meeting attended virtually.

BOARD COMMITTEES AND MEMBERSHIP

The Board has five standing committees, as described below. The charters for each of the committees may be found in the “Investors” section on the Phillips 66 website (www.phillips66.com) under the “Corporate Governance” caption. Shareholders may also request printed copies of these charters by following the instructions located under ADDITIONAL INFORMATION. Other than our Executive Committee, all members of our Board’s committees meet the independence standards under our Corporate Governance Guidelines, the NYSE listing standards, and SEC rules or regulations, as applicable. The tables below show the composition of the committees as of March 15, 2021; as disclosed elsewhere in this Proxy Statement, Mr. McGraw and Ms. Tschinkel retired from the Board at the end of March 2021 and will not continue to serve as members of the committees.

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INFORMATION REGARDING THE BOARD OF DIRECTORS

Audit and Finance Committee (the “Audit Committee”)

Members: John E. Lowe (Chair), Julie L. Bushman, Charles M. Holley, Denise L. Ramos, Victoria J. Tschinkel Met 11 times in 2020

Primary Responsibilities:

•     Oversee the integrity of the Company's accounting policies, internal controls, financial statements, and financial reporting practices, and certain financial matters covering the Company's capital structure, complex financial transactions, financial risk management, retirement plans and tax planning.

•     Review significant risk exposures and management’s monitoring, control and reporting of such exposures.

•     Monitor our compliance with legal and regulatory requirements, including our Code of Business Ethics and Conduct; the qualifications and independence our independent auditors; and the performance of our internal audit function and independent auditors.

Financial Expertise and Financial Literacy of Audit Committee Members

The Board has determined that each of Mr. Lowe, Mr. Holley and Ms. Ramos satisfies the SEC's criteria for “audit committee financial experts.” Additionally, the Board has determined that each member is financially literate within the meaning of the NYSE listing standards.

Human Resources and Compensation Committee (the “Compensation Committee”)

Members: Marna C. Whittington (Chair), Gary K. Adams, Lisa A. Davis, Harold W. McGraw III, Glenn F. Tilton Met 6 times in 2020

Primary Responsibilities:

•     Oversee our executive compensation programs, policies and strategies and approve metrics, goals and objectives under incentive compensation programs, including those relevant to executive officers.

•     Approve goals and objectives relevant to CEO compensation, evaluate CEO performance in light of those goals and objectives, and determinate the CEO’s overall compensation.

•     Oversee initiatives and strategies in the areas of inclusion and diversity, management succession planning, talent management and human capital.

Additional information about the Compensation Committee can be found in the COMPENSATION DISCUSSION AND ANALYSIS.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during fiscal year 2020 or as of the date of this Proxy Statement is or has been an officer or employee of Phillips 66 and no executive officer of Phillips 66 served on the compensation committee or board of any company that employed any member of Phillips 66’s Compensation Committee or Board.

PHILLIPS 66 PROXY STATEMENT 2021 7

INFORMATION REGARDING THE BOARD OF DIRECTORS

Nominating and Governance Committee

Members: Glenn F. Tilton (Chair), John E. Lowe, Denise L. Ramos, Marna C. Whittington Met 4 times in 2020

Primary Responsibilities:

•     Identify individuals to become Board members, recommend nominees for election and Board committee assignments.

•     Review and recommend compensation and benefits policies for our non-employee directors.

•     Recommend appropriate corporate governance policies and procedures for our Company.

•     Oversee Board’s annual self-evaluation of performance and monitor Board composition.

•     Jointly with Compensation Committee evaluate potential successors for the CEO.

Public Policy and Sustainability Committee

Members: Denise L. Ramos (Chair), Gary K. Adams, Julie L. Bushman, Lisa A. Davis, Charles M. Holley, John E. Lowe, Harold W. McGraw III, Glenn F. Tilton, Victoria J. Tschinkel, Marna C. Whittington

Met 4 times in 2020

Primary Responsibilities:

•     Review policies, programs and practices regarding health, safety and environmental protection; social impact and corporate responsibility matters.

•     Review the Company’s sustainability program and oversee progress of sustainability initiatives.

•     Review and approve budget for charitable contributions and for political contributions and independent expenditures, and oversee all such expenditures and the administration of any political action committees.

Executive Committee

Members: Greg C. Garland (Chair), John E. Lowe, Denise L. Ramos, Glenn F. Tilton, Marna C. Whittington Met 1 time in 2020

Primary Responsibilities:

•     Exercise the authority of the full Board, if needed, in intervals between regularly scheduled Board meetings, other than (1) those matters expressly delegated to another committee of the Board, (2) the adoption, amendment or repeal of any of our By-Laws, and (3) those matters that cannot be delegated to a committee under statute, our Certificate of Incorporation, or our Bylaws.

To ensure continued Board effectiveness, the Nominating and Governance Committee periodically considers committee rotations, including in the event of a change in the composition of the Board. In 2020, J. Brian Ferguson, who previously had served as Chair of the Audit Committee, retired and the Nominating and Governance Committee recommended, and the Board approved, the appointment of Mr. Lowe as Chair of the Audit Committee and Ms. Ramos as Chair of the Public Policy and Sustainability Committee.

Additionally, in 2020 the Public Policy Committee changed its name to the Public Policy and Sustainability Committee. This name change was in connection with revisions to the committee’s charter that broadened the scope of its responsibilities to specifically include oversight of the Company’s sustainability program and initiatives.

8 PHILLIPS 66 PROXY STATEMENT 2021

INFORMATION REGARDING THE BOARD OF DIRECTORS

BOARD'S ACTIVE ROLE IN RISK OVERSIGHT

The Company's management is responsible for the day-to-day conduct of our businesses and operations, including management of risks the Company faces. To fulfill this responsibility, our management has established an enterprise risk management (“ERM”) program. The program is designed to identify and facilitate the management of significant risks facing the Company as well as the approaches to addressing risks.

The Board of Directors has broad oversight responsibility over the Company's ERM program and receives management updates on its development and implementation. In this oversight role, the Board is responsible for satisfying itself that the risk management processes designed and implemented by the Company's management are functioning as intended, and that necessary steps are taken to foster a culture of risk-adjusted decision making throughout the organization.

The Board exercises its oversight responsibility for risk assessment and risk management directly and through its committees. However, the full Board maintains responsibility for oversight of strategic risks. Setting the strategic course of the Company and providing oversight of strategic risks involves a high level of constructive engagement between management and the Board. The Board regularly discusses the strategic priorities of the Company and the risks to the Company's successful execution of its strategy, including global economic and other significant trends, as well as changes in the energy industry and regulatory initiatives.

The Board of Directors receives regular updates from its committees on individual areas of risk falling within each committee's area of oversight and expertise, as outlined below.

Committee Risk Oversight Responsibilities

Audit Committee

The Audit Committee has primary responsibility for overseeing Phillips 66’s ERM program. The Audit Committee discusses the guidelines and policies to govern the process by which ERM is handled, and has been delegated responsibility to facilitate coordination among the Board's committees with respect to the Company's risk management programs. The Audit Committee’s meeting agendas throughout the year include discussions of individual risk areas, as well as an annual summary of the ERM process. The Audit Committee also oversees the Company’s information security (including cybersecurity) and technology risk management programs, which are fully integrated into the overall ERM program.

Public Policy and Sustainability Committee

The Public Policy and Sustainability Committee assists the Board in identifying, evaluating and reviewing social, political and environmental trends and related risks. It also reviews management's proposed actions to anticipate and adjust to such trends and manage risks to achieve the Company's long-term business goals. The Public Policy and Sustainability Committee considers risks relating to: (i) the health, safety and environmental matters; (ii) the Company’s lobbying priorities and activities; (iii) Company issues related to public policy, including political spending policies and practices; (iv) Company issues related to corporate social responsibility and sustainability; and (v) emerging issues potentially affecting the reputation of the energy industry and the Company.

Other Board Committees

The Board’s other committees oversee risks associated with their respective areas of responsibility. For example:

•  The Compensation Committee considers the risks associated with our compensation policies and practices for both executive compensation and compensation generally, as well as corporate culture and human capital risks generally.

•  The Nominating and Governance Committee reviews policies and practices in the areas of corporate governance and is responsible for overseeing Board composition and director qualifications through the nomination process. Additionally, the Nominating and Governance Committee is responsible for CEO succession planning.

PHILLIPS 66 PROXY STATEMENT 2021 9

INFORMATION REGARDING THE BOARD OF DIRECTORS

RELATED PARTY TRANSACTIONS

Our Code of Business Ethics and Conduct requires all directors and executive officers to promptly report any transactions or relationships that reasonably could be expected to constitute a related party transaction. The transaction or relationship is reviewed by the Company's management and the appropriate committee of the Board to ensure that it does not constitute a conflict of interest and is appropriately disclosed.

Additionally, the Nominating and Governance Committee conducts an annual review of related party transactions between each director and the Company and its subsidiaries in making recommendations to the Board regarding the continued independence of each director. Since January 1, 2020, there have been no related party transactions in which the Company or a subsidiary was a participant and in which any director, executive officer, or any of their immediate family members had a direct or indirect material interest.

The Nominating and Governance Committee also considered relationships that, while not constituting related party transactions where a director had a direct or indirect material interest, nonetheless involved transactions between the Company and an organization with which a director is affiliated, either directly or as a partner, shareholder or officer. The Nominating and Governance Committee determined that there were no transactions impairing the independence of any member of the Board.

DIRECTOR QUALIFICATIONS AND NOMINATION PROCESS

Director Skills and Qualifications Aligned with Company Strategy

In evaluating potential candidates for nomination to the Board, as well as evaluating the Board's overall composition, the Nominating and Governance Committee and the Board consider several factors. First, all directors are expected to possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the Company's shareholders. Additionally, directors are expected to devote sufficient time and effort to their duties as a director.

The Nominating and Governance Committee believes that the Board should reflect a range of talents, ages, skills, experiences, diversity, and expertise sufficient to provide sound and prudent guidance with respect to the Company's strategic and operational objectives. The Board has committed to seeking women and minority candidates, as well as candidates with diverse backgrounds, skills and experiences, as part of the search process for new directors.

The core skills and qualifications considered in evaluating director nominees and Board composition as a whole are described below.

C-Suite experience Executive management experience provides valuable insights and practical understanding of companies, and the methods to drive change and growth within an organization	Industry experience Energy experience brings pertinent background and knowledge to provide perspective on issues specific to the Company’s industry, business, operations and strategy	Risk management experience Experience in managing risk ensures capabilities necessary for risk oversight responsibilities, bringing background and experience that increase directors’ effectiveness

Financial experience Finance and financial reporting experience provide knowledge necessary to evaluate our performance by reference to financial targets and to oversee financial reporting	Global experience Global business or international experience provides valuable perspectives on our operations and enables the oversight of our strategic initiatives	Environmental experience Experience in environmental regulation helps in effective evaluation and oversight of our strategy to provide energy and improve lives while securing a healthy environment

10 PHILLIPS 66 PROXY STATEMENT 2021

INFORMATION REGARDING THE BOARD OF DIRECTORS

Board Refreshment

The Board strives to maintain an appropriate balance of tenure, turnover, diversity, skills and experience. Our average director tenure is five years, representing an appropriate balance of tenures. The Board does not maintain term limits, as the Board believes that continuity of service can provide stability and valuable insight. Our Corporate Governance Guidelines include a mandatory retirement that provides that no director may serve past the annual meeting immediately following his or her 75th birthday. The average age of our continuing directors is 65.

The Board ensures refreshment and continued effectiveness through evaluation, nomination, and other policies, processes and practices. For example:

•	The Nominating and Governance Committee annually reviews with the Board the qualifications for Board members and the composition of the Board as a whole.
•	The Nominating and Governance Committee annually reviews each director nominee's continuation on the Board and makes recommendations to the full Board.
•	The Company's Corporate Governance Guidelines provide that any director whose principal outside responsibilities have changed since election to the Board should volunteer to resign to give the Board the opportunity to review the appropriateness of continued Board membership under the circumstances.
•	Each committee of the Board performs an annual self-assessment, and the Nominating and Governance Committee and Lead Director oversee an annual self-assessment of the full Board. The self-assessment includes an evaluation survey and individual discussions between the Lead Director and each other director. A summary of the results of each committee's self-assessment is presented to the committee and discussed in executive session. The Lead Director presents a summary of the results of the Board evaluation to the Board in executive session. Any matters requiring further action are identified and action plans developed to address the matter.

Recent Board Refreshment

In 2020, the Board appointed Julie L. Bushman and Lisa A. Davis. These directors’ skills and perspectives further enhance our diversity and expertise in the boardroom. Their appointments were informed by the Board’s continued focus on its composition, as well as insights provided through the Board’s annual self-evaluation process. In March of this year, Harold W. McGraw III and Victoria J. Tschinkel, who have served on our Board since 2012, informed us that they would be retiring from the Board and not standing for reelection at this Annual Meeting.

How We Select Our Director Nominees

The Board is responsible for nominating directors and filling vacancies that may occur between annual meetings, based upon the recommendation of the Nominating and Governance Committee. The Nominating and Governance Committee considers the Company’s current needs and long-term and strategic plans to determine the skills, experience and characteristics needed by our Board. The Nominating and Governance Committee identifies, considers and recommends director candidates to the Board of Directors with the goal of creating a balance of knowledge, experience and diversity. Generally, the Nominating and Governance Committee identifies candidates through the use of a search firm or the business and organizational contacts of directors and management. In 2018, the Board amended our Corporate Governance Guidelines to formalize its commitment to ensuring that the pool of candidates in any search process for new directors includes diverse candidates.

Shareholder Recommendation of Candidates

The Nominating and Governance Committee will consider director candidates recommended by shareholders. A shareholder wishing to recommend a candidate for nomination by the Nominating and Governance Committee should follow the procedures described under SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS. In addition, the shareholder should provide such other information deemed relevant to the Nominating and Governance Committee's evaluation. Candidates recommended by the Company's

PHILLIPS 66 PROXY STATEMENT 2021 11

INFORMATION REGARDING THE BOARD OF DIRECTORS

shareholders are evaluated on the same basis as candidates recommended by the Company's directors, management, third-party search firms or other sources.

BOARD SKILLS AND EXPERIENCE

Throughout the year, the Board continued its proactive assessment of board succession planning and refreshment. The Nominating and Governance Committee and full Board works to ensure we maintain a Board that embodies a broad and diverse set of experiences, qualifications, attributes and skills to provide effective oversight of management and the Company. When seeking new candidates, the Board considers a diverse pool of qualified candidates who could potentially serve as Board members. We view diversity in terms of skills, as well as gender, age, race, ethnicity, background, professional experience and perspectives.

As the needs of the Company change, the Board revisits the skills and experiences it seeks. Included in the matrix below are the core skills and experiences of C-suite, environmental, risk management, international/global and industry experience, as well as additional skills and experiences the Board currently considers, for our continuing directors.

*As of March 15, 2021

12 PHILLIPS 66 PROXY STATEMENT 2021

INFORMATION REGARDING THE BOARD OF DIRECTORS

Directors Whose Terms Expire at the 2022 Annual Meeting

Greg C. Garland, 63 – Director since 2012

Chairman and CEO of Phillips 66 (2012 to present)

Experience: Mr. Garland brings extensive knowledge of all aspects of our business and industry, having served in executive positions at ConocoPhillips, as president and chief executive officer of Chevron Phillips Chemical Company, and currently as the chairman and chief executive officer of Phillips 66 Partners. Through his more than 35 years of service and experience in the energy industry, Mr. Garland brings to the Board each of the key skills we seek in a director.

Committees: Executive (Chair)	Key Skills: C-Suite, Finance, Global Business, Risk Management, Environmental, Industry	Other current directorships: Amgen and Phillips 66 Partners

Gary K. Adams, 70 – Director since 2016

Former Chief Advisor - Chemicals for IHS Markit (2011 to 2017), Director of Westlake Chemical Partners LP (2014 to 2016) and Director of Phillips 66 Partners LP (2013 to 2016)

Experience: Mr. Adams has over 40 years of experience in the petrochemicals and plastics industries, including 15 years at Union Carbide, where he began his career. Through various management positions, including as president, chief executive officer and chairman of Chemical Markets Associates Inc. (“CMAI”) before its acquisition by IHS, Mr. Adams also has leadership experience with operating responsibilities, and financial and risk oversight for a global business.

Committees: Compensation and Public Policy and Sustainability	Key Skills: Industry, Finance, Global Business, Risk Management	Other current directorships: Trecora Resources

John E. Lowe, 62 – Director since 2012

Senior Executive Advisor to Tudor, Pickering, Holt & Co. (2012 to present) and Director of Agrium Inc. (2010 to 2015)

Experience: Mr. Lowe had a 30-year career with ConocoPhillips and Phillips Petroleum Company, including several executive positions with ConocoPhillips, providing him extensive industry experience. Mr. Lowe also has financial and risk oversight, international and environmental experience through the series of executive positions he has held and his service on the boards of publicly traded oil and gas and energy companies.

Committees: Audit (Chair), Nominating and Governance, Public Policy and Sustainability, and Executive	Key Skills: C-Suite, Finance, Global Business, Risk Management, Environmental, Industry	Other current directorships: TC Energy, Apache (Non-Executive Chairman)

PHILLIPS 66 PROXY STATEMENT 2021 13

INFORMATION REGARDING THE BOARD OF DIRECTORS

Denise L. Ramos, 64 – Director since 2016

Former Chief Executive Officer, President and director of ITT Inc. (2011 to 2018) and Director of Praxair, Inc. (2014 to 2016)

Experience: Ms. Ramos has experience in the oil and gas industry, including more than 20 years in various finance positions at Atlantic Richfield Company. Having also served as CEO of ITT and chief financial officer at ITT as well as Furniture Brands International and Yum! Brands, Ms. Ramos brings extensive senior leadership, risk management and global business expertise to the Board.

Committees: Audit, Nominating and Governance, Public Policy and Sustainability (Chair) and Executive	Key Skills: C-Suite, Finance, Global Business, Risk Management, Environmental	Other current directorships: Bank of America and Raytheon Technologies

Directors Whose Terms Expire at the 2023 Annual Meeting

Charles M. Holley, 64 – Director since 2019

Former Executive Vice President and Chief Financial Officer of Walmart Inc. (2010 to 2015)

Experience: Mr. Holley served as chief financial officer at one of the largest U.S. corporations, providing him with expertise in finance, senior management, risk and asset management, strategic planning and capital markets. He also has extensive experience in international operations and technology platforms.

Committees: Audit and Public Policy and Sustainability	Key Skills: C-Suite, Finance, Global Business, Risk Management	Other current directorships: Amgen and Carrier Global

Glenn F. Tilton, 72 – Director since 2012

Experience: Mr. Tilton previously served as chairman and chief executive officer of UAL Corporation, the parent company of United Air Lines as well as chairman of the Midwest of JPMorgan Chase & Co. Mr. Tilton’s career has provided him with strong management experience overseeing complex multinational businesses operating in highly regulated industries as well as expertise in finance and capital markets matters. He also has extensive experience in the energy industry through his more than 30 years in increasingly senior roles with Texaco Inc., including chairman and chief executive officer.

Committees: Compensation, Nominating and Governance (Chair), Public Policy and Sustainability, Executive	Key Skills: C-Suite, Finance, Global Business, Risk Management, Environmental, Industry	Other current directorships: Abbot Laboratories and AbbVie Inc. (Lead Director)

14 PHILLIPS 66 PROXY STATEMENT 2021

INFORMATION REGARDING THE BOARD OF DIRECTORS

Marna C. Whittington, 73 – Director since 2012

Experience: Dr. Whittington has many years of leadership experience and expertise as a former senior executive in the investment management industry, including as chief executive officer of Allianz Global Investors Capital. She has extensive knowledge of and substantial experience in management, and in financial, investment and banking matters and provides valuable insight from her previous experience serving as a public company board member.

Committees: Compensation (Chair), Nominating and Governance, Public Policy and Sustainability, Executive	Key Skills C-Suite, Finance, Global Business, Risk Management	Other current directorships: Macy’s, Inc and Oaktree Capital Group LLC

PHILLIPS 66 PROXY STATEMENT 2021 15

PROPOSAL 1: ELECTION OF DIRECTORS

The Board has nominated Julie L. Bushman and Lisa A. Davis to stand for election for a term that expires at the annual meeting of shareholders in 2024. Mr. McGraw and Ms. Tschinkel previously served in this class of directors, but both decided to retire in March of this year and not stand for reelection. Although Ms. Davis originally was appointed to the Board to serve in the class whose term ends at the annual meeting in 2023, the Board determined that Ms. Davis should stand for election at this meeting to make the classes of directors as nearly equal as possible.

Each nominee requires the affirmative vote of a majority of the votes cast in person or by proxy at the meeting. Directors are elected to serve until their successor is duly elected and qualified. If a nominee is unavailable for election, proxy holders may vote for another nominee proposed by the Board or the Board may reduce the number of directors to be elected at the Annual Meeting. No family relationship exists among any of our directors, director nominees or executive officers. There is no arrangement between any director or director nominee and any other person pursuant to which he or she was, or is to be, selected as a director or director nominee.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING DIRECTOR NOMINEES.

Julie L. Bushman, 60 – Director since 2020

Former Executive Vice President of International Operations of 3M (2017 to 2020) and Senior Vice President of Business Transformation and Information Technology of 3M (2013 to 2017); Director of Johnson Controls (2012 to 2016)

Experience: As a former executive of 3M, Ms. Bushman brings executive management experience, as well as experience in international business, risk management and financial oversight. Ms. Bushman also brings environmental experience through her roles leading occupational health and environmental safety divisions at 3M.

Committees: Audit and Public Policy and Sustainability	Key Skills: C-Suite, Finance, Global Business, Risk Management, Environmental	Other current directorships: Adient plc and Bio-Techne Corporation

Lisa A. Davis, 57 – Director since 2020

Former member of Managing Board of Siemens AG and CEO for Siemens Gas and Power (2014 to 2020)

Experience: Ms. Davis brings significant industry experience to the Board through her roles at Siemens, as well as over 25 years in engineering and management roles at large integrated oil companies including ExxonMobil, Texaco and Shell, including executive vice president strategy and portfolio at Shell. Ms. Davis’s career has provided her with each of the skills sought by the Board.

Committees:Compensation and Public Policy and Sustainability	Key Skills: C-Suite, Finance, Global Business, Risk Management, Industry	Other current directorships: Air Products and Chemicals, Kosmos Energy and Penske Automotive Group

16 PHILLIPS 66 PROXY STATEMENT 2021

PROPOSAL 2: MANAGEMENT PROPOSAL REGARDING ANNUAL ELECTION OF DIRECTORS

PROPOSAL 2:  MANAGEMENT PROPOSAL REGARDING ANNUAL ELECTION OF DIRECTORS

Currently, the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Company provides for a staggered Board, divided into three classes of directors, with each class elected for a three-year term.

After considering the advantages and disadvantages of declassification, including the opinion of our shareholders, the Board has determined it is in the best interests of the Company and its shareholders to amend the Certificate of Incorporation and the By-Laws of the Company to declassify the Board over the next three years. This will result in a fully declassified Board by the 2024 Annual Meeting of Shareholders.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS.

The affirmative vote of the holders of 80% of the outstanding shares of stock entitled to vote is required to approve this proposal. We submitted this proposal in 2015, 2016 and 2018 and, while it received significant support, it did not receive the 80% vote required for adoption. Because brokers may not cast a vote on this proposal without your instruction, it is very important that you vote your shares.

The proposed amendment to the Certificate of Incorporation would eliminate the classification of the Board over a three-year period and provide for the annual election of all directors beginning at the 2024 Annual Meeting of Shareholders. The proposed amendment to the Certificate of Incorporation would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which the Company would file promptly following the Annual Meeting if our shareholders approve the amendment. Board declassification would be phased-in over a three-year period, beginning at the 2022 Annual Meeting of Shareholders, as follows:

•	Nominees at this Annual Meeting will be elected to serve a three-year period ending at the 2024 Annual Meeting.

•	Directors whose terms end at the 2022 Annual Meeting will continue to serve until that meeting. At the 2022 Annual Meeting, they will be elected for one-year terms ending at the 2023 Annual Meeting.

•	Directors whose terms end at the 2023 Annual Meeting will be elected for one-year terms ending at the 2024 Annual Meeting.

•	At the 2024 Annual Meeting, all nominees presented for election to the Board at the 2024 Annual Meeting will be elected to one-year terms.

Beginning with the 2024 Annual Meeting of Shareholders, all directors will stand for election at each annual meeting of shareholders for a one-year term expiring at the subsequent annual meeting of shareholders. The proposed amendment does not change the number of directors or the Board's authority to change that number and to fill any vacancies or newly created directorships.

Delaware law provides, unless otherwise addressed in the certificate of incorporation, that members of a board that is classified may be removed only for cause. The proposed amendment provides that, once the Board is fully declassified as of the 2024 Annual Meeting of Shareholders, directors may be removed with or without cause. Before that time, directors serving in a class elected at any annual meeting between 2019 through 2021 may be removed only for cause. Directors elected for a one-year term at each annual meeting between 2022 through 2023 may be removed with or without cause.

The proposed Certificate of Amendment to the Certificate of Incorporation is attached to this Proxy Statement as Appendix A. If our shareholders approve the proposed amendment to the Certificate of Incorporation, the Board will make certain conforming changes to the Company’s By-Laws.

PHILLIPS 66 PROXY STATEMENT 2021 17

BENEFICIAL OWNERSHIP OF PHILLIPS 66 SECURITIES

BENEFICIAL OWNERSHIP OF PHILLIPS 66 SECURITIES

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding persons who we know to be the beneficial owners of more than five percent of our issued and outstanding common stock as of December 31, 2020. The information is based on reports filed by such person with the SEC:

NAME AND ADDRESS	NUMBER OF SHARES	PERCENT OF CLASS
The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19335	42,759,263	9.79%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	32,908,454	7.5%
State Street Corporation(3) One Lincoln Street Boston, MA 02111	26,710,734	6.12%

(1)	Based solely on an Amendment to Schedule 13G filed with the SEC on February 10, 2021, by The Vanguard Group on behalf of itself, Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited and Vanguard Investments UK, Limited. The Amendment to Schedule 13G reports sole voting power for no shares of common stock, shared voting power for 694,259 shares of common stock, sole dispositive power for 40,851,991 shares of common stock and shared dispositive power for 1,907,272 shares of common stock.
(2)	Based solely on an Amendment to Schedule 13G filed with the SEC on January 29, 2021, by BlackRock, Inc. on behalf of itself, BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, FutureAdvisor, Inc., BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited and BlackRock Fund Managers Ltd. The Amendment to Schedule 13G reports sole voting power for 27,404,629 shares of common stock, no shared voting power for shares of common stock, sole dispositive power for 32,908,454 shares of common stock and no shared dispositive power for shares of common stock.
(3)	Based solely on a Schedule 13G filed with the SEC on February 9, 2021, by State Street Corporation on behalf of itself, State Street Bank And Trust Company, SSGA Funds Management, Inc, State Street Global Advisors Limited (UK), State Street Global Advisors Ltd (Canada), State Street Global Advisors, Australia Limited, State Street Global Advisors (Japan) Co., Ltd, State Street Global Advisors Asia Ltd, State Street Global Advisors Singapore Ltd, State Street Global Advisors GmbH, State Street Global Advisors Ireland Limited, and State Street Global Advisors Trust Company. The Schedule 13G reports sole voting power for no shares of common stock, shared voting power for 24,362,349 shares of common stock, sole dispositive power for no shares of common stock and shared dispositive power for 26,680,953 shares of common stock.

SECURITIES OWNERSHIP OF OFFICERS AND DIRECTORS

This table lists the beneficial ownership of our common stock as of February 15, 2021, by all directors and nominees, the executive officers named in the Summary Compensation Table, and by all of our directors and executive officers as a group. Together these individuals beneficially own less than one percent of our common stock.

18 PHILLIPS 66 PROXY STATEMENT 2021

BENEFICIAL OWNERSHIP OF PHILLIPS 66 SECURITIES

	NUMBER OF SHARES OR UNITS
NAME OF BENEFICIAL OWNER	SHARES BENEFICIALLY OWNED	RESTRICTED OR DEFERRED STOCK UNITS(1)	OPTIONS EXERCISABLE WITHIN 60 DAYS(2)
Mr. Garland	532,974	109,885	1,111,733
Mr. Herman	39,760	75,762	169,866
Ms. Johnson	77,416	26,787	193,333
Mr. Mitchell	49,047	39,777	172,599
Mr. Roberts	11,367	29,491	122,166
Mr. Adams	12,984	--	--
Ms. Bushman	--	4,305	--
Ms. Davis	3,646	--	--
Mr. Holley	77	5,775	--
Mr. Lowe	40,000	30,403	--
Mr. McGraw(3)	873	52,122	--
Ms. Ramos	--	12,773	--
Mr. Tilton	5,900	30,403	--
Ms. Tschinkel	51,757	9,303	--
Dr. Whittington	2,500	30,403	--
Directors and Executive Officers as a Group (17 Persons)	858,259	488,437	1,882,529
(1)	Includes RSUs or deferred stock units that may be voted or sold only upon passage of time.
(2)	Includes beneficial ownership of shares of common stock which may be acquired within 60 days of February 15, 2021, through stock options awarded under compensation plans.
(3)	Includes 373 shares for which Mr. McGraw disclaims beneficial ownership. These shares are held in a foundation and in various trusts for which Mr. McGraw serves on the board or as trustee, as applicable.

PHILLIPS 66 PROXY STATEMENT 2021 19

CORPORATE RESPONSIBILITY

CORPORATE RESPONSIBILITY

At Phillips 66, we believe that we succeed together as a team, leveraging our diverse experiences and thoughts in an environment that thrives on collaboration. We embrace engagement as an important tenet of good governance, and value the views of our shareholders and other stakeholders. We believe that positive dialogue builds informed relationships that promote transparency and accountability. Although our Lead Director or other members of the Board are available to participate in meetings with shareholders as appropriate, management has the principal responsibility for shareholder communication.

SHAREHOLDER ENGAGEMENT

For several years, Phillips 66 has conducted a formal shareholder outreach program to listen to investor perspectives on our business strategy; corporate governance; executive compensation programs; environmental, social and governance (“ESG”); and other matters that are important to our investors. Information and feedback received through our engagement activities are shared with our executive leadership team and the Board of Directors, which help inform their decisions and oversight, respectively. In 2020, we engaged with representatives of many of our top institutional shareholders and discussed the energy transition and our sustainability efforts; board composition, refreshment and tenure; inclusion and diversity; our response to COVID-19; and executive compensation. Our year-round focus on investor engagement is described below:

April to June Meet with shareholders about annual meeting matters, including any management and shareholder proposals	July to September Plan engagements, topics for discussion and any changes for upcoming year; assess feedback and share with Board
January to March Complete meetings, review feedback and share with management, discuss any proposals with proponents	October to December Meet with shareholders, modify meeting content based on early feedback, and identify areas of interest or concern

This year, we heard that our investors are interested in, and supportive of, our Board refreshment efforts, as well as our work towards setting targets for greenhouse gas emissions reductions. We also heard that investors are interested in additional disclosures on human capital management and our efforts to declassify our Board. We are committed to continued shareholder engagement. Highlights of some of the actions we have taken in response to our engagements over the last several years are shown below:

2015	2016	2017	2018	2019	2020	2021
Adopted proxy access bylaw Sought shareholder approval of declassification Refreshed sustainability information on website	Added two new independent directors Sought shareholder approval of declassification	Expanded sustainability disclosures from website to report	Committed to diverse director candidate pools Sought shareholder approval of declassification Initial TCFD*-informed sustainability report	Added new independent director	Incorporated TCFD* and SASB* into sustainability report Added two new independent directors Enhanced lobbying disclosures	Seeking shareholder approval of declassification Published Human Capital Management Report

*TCFD is the Task Force on Climate-Related Financial Disclosures and SASB is the Sustainability Accounting Standards Board.

20 PHILLIPS 66 PROXY STATEMENT 2021

CORPORATE RESPONSIBILITY

HUMAN CAPITAL MANAGEMENT

Our Board recognizes the importance of our human capital practices in creating value and supporting our vision. Our ability to attract, retain and develop talented employees, and create a workplace where they can innovate and thrive, is an integral part of our competitive strategy to drive long-term value and mitigate risk.

To that end, our Board routinely engages with senior leadership on matters such as talent pipeline, turnover, workplace culture, and inclusion and diversity. Results of employee surveys and metrics on talent and diversity initiatives are reviewed by the Board on a regular basis. This oversight responsibility sits with the full Board. In addition, certain human capital metrics have been and continue to be measured, reviewed and managed as part of our compensation program and are discussed by the Compensation Committee in its regular meetings. The table below provides an overview of certain of our human capital practices. More information regarding our human capital practices can be found in our Human Capital Management Report on our website at www.phillips66.com.

Corporate Culture and Employee Engagement	Inclusion and Diversity
Our culture is built on our values of safety, honor and commitment. After learning how our employees experience our culture, we developed a set of behaviors called “Our Energy in Action.”	We value inclusion and diversity (I&D) — concepts that are interdependent and equally important. They are essential to who we are, what we believe and how we do business.

•  Work for the Greater Good: We embrace our values as a common bond. Living our values earns us the confidence of our business partners, communities and co-workers.

•  Create an Environment of Trust: We depend on each other to do our jobs. Trusting each other makes us more productive and agile.

•  Seek Different Perspectives: We create space for possibilities. Championing inclusion enables us to innovate and thrive.

•  Achieve Excellence: We challenge ourselves and never settle. Continuing to improve ensures we deliver extraordinary performance.

•  Employee Engagement Survey: We conduct biennial confidential employee engagement surveys to gather employee perspectives on their experience working at Phillips 66. Results are available to all employees and are made available to our Board. Management analyzes findings to identify progress on previous recommendations and areas of continued opportunity.

•  Commitment to Diversity: We foster a culture of inclusion because in its absence, diversity cannot thrive. We enhance representation through attraction and retention, and promote environments free of biases where all employees feel valued, respected and belonging.

•  Executive Inclusion and Diversity Council (I&D Council): an advisory group committed to building an inclusive and diverse workplace. Established in 2019, the I&D Council sets the strategic vision from the top and throughout our organization for I&D efforts that drive innovation and enhance business outcomes.

•  Employee Resource Groups (ERGs): Designed to be forums for sharing ideas and raising awareness around identity and belonging, our nine ERGs have over 50 chapters throughout the Company.

•  Inclusive Benefits: We offer various benefits to eligible employees and their families including parental leave; adoption assistance; flex time; family, personal, military & disability leave; gender transition support; and natural disaster financial support.

Health, Safety and Wellness	Talent Retention and Development
We are proud to be one of the energy industry’s safest and most reliable companies. We also inspire life-long healthy choices, educating and supporting employees through fitness programs and services.	We regularly provide opportunities for employees to deepen expertise and further enhance foundational skills like communication and team building. We are also building our pipeline of talent through recruiting diverse internship classes.
• Safety Performance: Our safety culture, comprehensive HSE policies, management systems and the commitment of employees and contractors who	• Attracting and Retaining the Best People: We recognize that executing our corporate strategy depends on the talents of our high-performing

PHILLIPS 66 PROXY STATEMENT 2021 21

CORPORATE RESPONSIBILITY

work for us resulted in a total recordable incident rate (TRR) of 0.11 in 2020, which is 30 times lower than the overall U.S. manufacturing average in 2019.

•  Technology to Create Community: We are using technology, including apps that allow employees to share information such as safety learnings and report near misses in real time. Our cloud-based solutions promote collaboration and teamwork, including a Parent’s Hub for our working parents and a Pandemic Prevention Control Team hub to keep our employees informed about COVID-19 safe practices.

•  Employee Wellness: Our fitness centers offer a variety of services, including group classes, personal training, and fitness assessments, where members can focus on becoming healthier. We also provide on-site medical and dental at some of our locations, as well as an Employee Assistance Program to all employees.

organization. We are committed to attracting and retaining the best talent for our business.

•  Investing in our People: We offer employees various opportunities for career growth, including on-demand professional development for employees through digital learning platforms; specialized training for employees in operator roles, engineering, sales and finance; “Lunch and Learn” sessions on a variety of topics and more.

•  Leadership Development Programs: “Leading the Vision” and “Leading for Success” programs advance continuous coaching skills for our people leaders.

•  Internships: We provide paid internships at every major U.S. job location, offering students opportunities to learn and play a role in our organization’s success. In 2020, we honored our intern commitments by pivoting to a virtual experience.

COMMUNITY INVOLVEMENT AND ENGAGEMENT

We are committed to creating value for our communities through economic development, philanthropy, volunteerism and advocacy, and by operating our business in a socially and environmentally responsible way. In 2020, much of our focus was on helping those impacted by COVID-19, as well as by hurricanes in the Gulf Coast and wildfires on the West Coast. We contributed $6 million to COVID-19 and natural disaster relief efforts across the U.S. and the U.K. Through our matching gift program, we contributed over $5 million to over 2,000 organizations supported by employees. Additionally, we awarded over $1.5 million in volunteer grants to over 600 organizations where our employees and their families volunteer.

The communities in which our assets are located and where our employees live are critical stakeholders. We consistently and regularly engage with our local communities and seek their feedback. Our refining operations have community advisory councils or panels that include both Company representatives and community members. Many panels include adjacent operations from our midstream and lubricants businesses. These panels meet at least quarterly with refinery management to provide feedback, discuss topics of local concern and share insights on plans and activities. Our pipeline business units have year-round community awareness, education and listening panels to stay connected with those involved with and living near our extensive pipeline network.

POLITICAL ACTIVITIES AND LOBBYING ACTIVITIES

We believe that engagement and good governance involves participating in political or public policy activities that advance the Company's goals, are consistent with Company values, and improve the communities where we work and live. A number of federal, state and local laws govern corporate involvement in such activities, and we maintain policies, procedures and programs to comply with these laws. Our policy, contributions and disclosures about our involvement in political or public policy activities are available on our website.

SUSTAINABILITY AND TRANSITION TO LOWER-CARBON FUTURE

We recognize the climate challenge and are making investments that advance a lower carbon future. We are focused on implementing sustainability practices today and are seeking solutions for tomorrow’s energy needs. We formed a new organization, Emerging Energy, within the Company to focus on a lower-carbon business platform. We are conducting research on energies of the future, including renewable fuels, organic photovoltaics, current and next generation batteries, and solid oxide fuel cells. In addition, we have a portfolio of renewable fuel projects in development that comply with low-carbon fuel standards. We are leveraging our existing infrastructure, supply network and capabilities to participate in lower carbon businesses. More information on the Company sustainability strategy and programs is available in our sustainability report on our website.

22 PHILLIPS 66 PROXY STATEMENT 2021

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company's financial statements. The Audit Committee has appointed Ernst & Young LLP to serve as the Company's independent registered public accounting firm for fiscal year 2021. Ernst & Young has acted as the Company's independent registered public accounting firm continuously since 2011.

The Audit Committee annually considers the independence of the Company’s independent auditors prior to the firm’s engagement, and periodically considers whether a regular rotation of the independent auditors is necessary to assure continuing independence. The Audit Committee and its Chair are directly involved in the selection of Ernst & Young’s lead engagement partner.

The Audit Committee and the Board of Directors believe that the continued retention of Ernst & Young is in the best interests of the Company and its shareholders. We are asking you to vote on a proposal to ratify the appointment of Ernst & Young.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP.

The submission of this matter for approval by shareholders is not legally required, but the Board and the Audit Committee believe it provides an opportunity for shareholders to vote on an important aspect of corporate governance. If the shareholders do not ratify the selection of Ernst & Young, the Audit Committee will reconsider the selection of that firm as the Company’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

ERNST & YOUNG LLP FEES

Audit services of Ernst & Young for fiscal year 2020 included an audit of our consolidated financial statements, an audit of the effectiveness of the Company's internal control over financial reporting, and services related to periodic filings made with the SEC. Additionally, Ernst & Young provided certain other services as described below. In connection with the audit of the 2020 consolidated financial statements, we entered into an engagement agreement with Ernst & Young that set forth the terms by which Ernst & Young performed audit services for us.

The Audit Committee is responsible for negotiating the audit fee associated with its retention of Ernst & Young. Ernst & Young's fees for professional services totaled $12.7 million for 2020 and $14.5 million for 2019, which consisted of the following:

Fees (in millions)	2020	2019
Audit Fees(1)	$11.4	$13.0
Audit-Related Fees(2)	1.0	1.2
Tax Fees(3)	0.1	0.1
All Other Fees	0.2	0.2
Total	$12.7	$14.5

(1)	Fees for audit services related to the fiscal year consolidated audit, the audit of the effectiveness of internal controls over financial reporting, quarterly reviews, registration statements, comfort letters, statutory and regulatory audits and accounting consultations. Includes audit fees of Phillips 66 Partners LP of $0.9 million for 2020 and $1.3 million for 2019, which were approved by the Audit Committee of the General Partner of Phillips 66 Partners LP.

PHILLIPS 66 PROXY STATEMENT 2021 23

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG

(2)	Fees for audit-related services related to audits in connection with proposed or consummated dispositions, benefit plan audits, other subsidiary audits, special reports, and accounting consultations.
(3)	Fees for tax services related to tax compliance services and tax planning and advisory services.

The Audit Committee has considered whether the non-audit services provided to Phillips 66 by Ernst & Young impaired the independence of Ernst & Young and concluded they did not.

The Audit Committee has adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other non-audit services that Ernst & Young may provide to the Company. All of the fees in the table above were approved in accordance with this policy. The policy (a) identifies the guiding principles that the Audit Committee must consider in approving services to ensure that Ernst & Young's independence is not impaired; (b) describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and (c) sets forth pre-approval requirements for all permitted services. Under the policy, the Audit Committee must pre-approve all services to be provided by Ernst & Young. The Audit Committee has delegated authority to approve permitted services to its Chair. Such approval must be reported to the entire Audit Committee at its next scheduled meeting.

One or more representatives of Ernst & Young are expected to be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders.

24 PHILLIPS 66 PROXY STATEMENT 2021

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG

AUDIT AND FINANCE COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its responsibility to provide independent, objective oversight of the financial reporting functions and internal control systems of Phillips 66. The Audit Committee currently consists of five non-employee directors. The Board has determined that each member of the Audit Committee satisfies the requirements of the NYSE as to independence, financial literacy and expertise. The Board has further determined that each of Charles M. Holley, John E. Lowe, and Denise L. Ramos is an audit committee financial expert as defined by the SEC. The responsibilities of the Audit Committee are set forth in the written charter adopted by the Board of Directors, which is available in the “Investors” section of the Company's website under the caption “Corporate Governance.” One of the Audit Committee's primary responsibilities is to assist the Board in its oversight of the integrity of the Company's financial statements. The following report summarizes certain of the Audit Committee's activities in this regard for 2020.

Review with Management. The Audit Committee has reviewed and discussed with management the audited consolidated financial statements of Phillips 66 included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, and management's assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2020, included therein.

Discussions with Independent Registered Public Accounting Firm. The Audit Committee has discussed with Ernst & Young LLP, independent registered public accounting firm for Phillips 66, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with that firm its independence from Phillips 66.

Recommendation to the Phillips 66 Board of Directors. Based on its review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Phillips 66 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

AUDIT AND FINANCE COMMITTEE

John E. Lowe, Chairman

Julie L. Bushman

Charles M. Holley

Denise L. Ramos

Victoria J. Tschinkel

PHILLIPS 66 PROXY STATEMENT 2021 25

COMPENSATION DISCUSSION AND ANALYSIS

PROPOSAL 4: ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, shareholders are being asked to vote on the following advisory (non-binding) resolution:

RESOLVED, that the shareholders approve the compensation of Phillips 66's Named Executive Officers (NEOs) as described in this Proxy Statement in the COMPENSATION DISCUSSION AND ANALYSIS section and in the EXECUTIVE COMPENSATION TABLES (together with the accompanying narrative disclosures).

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.

As required by SEC rules, Phillips 66 is providing shareholders with the opportunity to vote on an advisory resolution, commonly known as “Say-on-Pay,” considering approval of the compensation of its NEOs.

The Compensation Committee, which is responsible for the compensation of our CEO and Senior Officers (as defined in ROLE OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE), has overseen the development of compensation programs designed to attract, retain and motivate executives who enable us to achieve our strategic and financial goals. The COMPENSATION DISCUSSION AND ANALYSIS and the EXECUTIVE COMPENSATION TABLES, together with the accompanying narrative disclosures, allow you to view the trends in compensation and application of our compensation philosophies and practices for the years presented.

The Board of Directors believes that the Phillips 66 executive compensation programs align the interests of our executives with those of our shareholders. Our compensation programs are guided by the philosophy that the Company's ability to provide value is driven by superior individual performance. The Board believes that a company must offer competitive compensation to attract and retain experienced, talented and motivated employees. In addition, the Board believes employees in leadership roles within the organization are motivated to perform at their highest levels when performance-based pay represents a significant portion of their compensation. The Board believes that our philosophy and practices have resulted in executive compensation decisions that are aligned with Company and individual performance, are appropriate in value, and have benefited the Company and its shareholders.

Because your vote is advisory, it will not be binding upon the Board of Directors. Nevertheless, the Compensation Committee and the Board will consider the outcome of the vote when evaluating future executive compensation arrangements. However, votes for or against our compensation programs will not necessarily inform the Compensation Committee and the Board about which elements of those programs shareholders approve or disapprove. For this reason, the Board encourages shareholders to engage with us to allow the Compensation Committee to understand shareholders' views and consider that feedback when making decisions.

26 PHILLIPS 66 PROXY STATEMENT 2021

PROPOSAL 4: ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

COMPANY PERFORMANCE SUMMARY

Our performance results and strategic highlights are presented below. The compensation decisions reflected in this Compensation Discussion and Analysis (“CD&A”) demonstrate the Compensation Committee’s disciplined and rigorous application of the Phillips 66 compensation philosophy, program structure and performance standards relative to the 2020 performance of Phillips 66 and the named executive officers. Some of these results are not measures of financial performance under U.S. generally accepted accounting principles (GAAP), for which more information is available in Appendix B.

Operating Excellence	Top Performance	Industry leading and Company-best performance for personal and process safety metrics – combined Total Recordable Rate of 0.11, combined Lost Workday Case Rate of 0.02 and Tier 1 Process Safety Event Rate of 0.02.
	34% Improved	Lowest number of Agency Reportable Environment Events in Company history – 34% improved versus 2019 performance.
	Digital Innovation	Advanced digital innovation efforts across Refining, Midstream, and Marketing and Specialties segments.
	Record Production	Produced record ethylene and polyethylene volumes through our joint venture, Chevron Phillips Chemical Company.
Growth	+900,000 BPD	Completed Gray Oak Pipeline which runs 845 miles from the Permian and Eagle Ford to the Texas Gulf Coast and has capacity to transport 900,000 BPD.
	+300,000 BPD	Added two new 150,000 BPD fractionators at our Sweeny Hub, bringing the site’s total fractionation capacity to 400,000 BPD – quadrupling our output.
	Emerging Energy	Established Emerging Energy organization dedicated to commercializing renewable, lower-carbon technologies for a sustainable future.
	+50,000 BPD	Announced plans for Rodeo Renewed – projected production of 50,000 BPD of renewable diesel with >30% forecasted returns – which will reconfigure our San Francisco Refinery into one of the largest renewable transportation fuels production facilities in the world.
Returns	$2.1 B Cash Flow	Generated $2.1 B operating cash flow, demonstrating the strength of our diversified portfolio despite the unprecedented demand decrease.
	$1.2 billion	On target to achieve AdvantEdge66 program value targets, sustain self-funding status, and initiate next phase of digital transformation.
	Product Placement	Expanded retail presence through addition of 95 sites to our West Coast joint venture; upgraded 1,257 sites globally.
Distributions	Preserved Liquidity	Reduced costs by over $500 million and suspended share repurchases in March 2020 to manage and preserve liquidity.
	$1.6 B	Maintained competitive dividend – distributions to shareholders through dividends totaled $1.6 billion in 2020.
	(-33%) 2020 TSR	Total Shareholder Return (TSR) since 2012 of 178%, which outperformed our peers but underperformed the S&P 100. TSR for 2020 was (-33.2%).
High- Performing Organization	Inclusion & Diversity	Strengthened commitment and accelerated efforts to advance Inclusion and Diversity in light of the social unrest events during 2020.
	Community Response	Our employees volunteered over 52,000 hours and Phillips 66 provided $32 million in financial support to our communities.

PHILLIPS 66 PROXY STATEMENT 2021 27

COMPENSATION DISCUSSION AND ANALYSIS

COVID-19 Response

COVID-19 has had significant, far-reaching impacts on the global economy and its citizens. Our top priority has been the health and safety of our Company, our employees and their families, and the communities in which we live and work. Highlights of our efforts are presented below:

Our People

✓  No Company-wide reductions in workforce, furloughs, or salary or benefit reductions

✓  Provide personal protective equipment (e.g., masks, sanitizer, etc.)

✓  Require temperature checks, face coverings in common areas and pre-screening questionnaire for employees working onsite

✓  Reconfigured site and work areas to ensure social distancing

✓  In-house medical services provide guidance and lead contact tracing protocols

Our Communities

✓  Continued to provide energy as an essential business to our communities

✓  Contributed $6 million to COVID-19 and natural disaster relief efforts across the U.S. and U.K.

✓  Delivered 18,000 pieces of personal protective equipment to front-line workers

✓  Honored our commitment to host virtual internship program and provide university and dependent scholarships

Our Business Operations

✓  Exceeded $500 million in cost reductions and cut capital spending by more than $700 million

✓  Suspended share repurchases in March 2020

✓  Added debt with repayment flexibility, positioning us to navigate uncertain environment

✓  Operated safely and reliably, providing critical energy products to our customers

No Change to Compensation Programs Related to COVID-19

This year tested the resilience and effectiveness of our compensation program design and targets, particularly in a challenging economic environment. As the year progressed, the Compensation Committee monitored the Company’s performance relative to the originally approved targets and determined that the programs were functioning as intended and no adjustments were warranted. Specifically, we are pleased to highlight that we did not:

х	Make any one-time special awards

х	Change or modify the targets or metrics for the 2020 Variable Cash Incentive Program

х	Change or modify the terms, conditions, targets or metrics for any in-process long-term incentive compensation programs

The payouts for our 2020 VCIP and Performance Share Program 2018 – 2020 described in this CD&A were based on the Company’s performance relative to the originally approved metrics with no adjustments.

EXECUTIVE COMPENSATION PROGRAM SUMMARY

Since our inception in 2012, our strategy is unchanged and we have operated with clear objectives − enable our high-performing workforce to execute our corporate strategy efficiently and effectively, while remaining vigilant and focused on safety and operating excellence, in order to deliver profitable growth, enhance returns, and provide a secure, competitive and growing dividend.

We operate in a volatile industry and the events of 2020, including the COVID-19 pandemic, social unrest and natural disasters, challenged the resiliency of our diversified portfolio, our strategy and our employees. Through our

28 PHILLIPS 66 PROXY STATEMENT 2021

COMPENSATION DISCUSSION AND ANALYSIS

disciplined approach to capital management, we took measures to secure additional liquidity and reduce our controllable costs.

Our Named Executive Officers (“NEOs”) for 2020 were:

Name	Title
Greg Garland	Chairman and Chief Executive Officer
Kevin Mitchell	Executive Vice President, Finance and Chief Financial Officer
Robert Herman	Executive Vice President, Refining
Paula Johnson	Executive Vice President, Legal and Government Affairs, General Counsel and Corporate Secretary
Tim Roberts	Executive Vice President, Midstream

Compensation and Benefits Philosophy and Guiding Principles

Our Compensation and Benefits Philosophy and Guiding Principles form the foundation upon which our compensation and benefits programs are developed in alignment with our corporate vision, strategy and values. The Compensation Committee regularly reviews our Compensation Philosophy and Guiding Principles. Our programs are designed to attract, retain, develop and reward a high-performing workforce to successfully execute our corporate strategy. Embedded in our talent management strategy is the longstanding commitment to equal opportunity in all aspects of employment.

✓	Our programs drive the actions and behaviors of our employees, consistent with shareholder value creation, prudent risk-taking and a long-term perspective.

✓	Our programs form a critical part of the Company’s employment relationship, which also includes challenging and rewarding work, growth and career development opportunities and being part of a leading company with a unique, inclusive culture and diverse workforce.

✓	Our programs have a pay for performance focus – payouts are differentiated based on performance relative to targets and peers.

✓	Our programs target reasonable, affordable and competitive compensation and benefits, aligned with market median levels.

✓	Our programs are fair and equitable, irrespective of gender, race or other personal characteristics.

Executive Compensation Best Practices

✓	Our executive compensation structure delivers a significant portion of compensation tied to the achievement of annual and long-term goals that promote shareholder value creation.

✓	We emphasize Phillips 66 stock ownership by requiring stock ownership levels for our executives.

✓	We limit executive perquisites to items that serve a reasonable business purpose and are common among our peer group.

✓	We regularly engage with shareholders on executive compensation.

✓	We provide executives the same group benefit programs as we provide other employees, on substantially the same terms.

PHILLIPS 66 PROXY STATEMENT 2021 29

COMPENSATION DISCUSSION AND ANALYSIS

New Executive Compensation Developments For 2021

✓	We have enhanced our annual incentive program to increase the weighting of our Environment metric from 5% to 15% to include two new metrics: Low Carbon Priorities and Greenhouse Gas Priorities.

✓	We reduced 2021 total target pay for our Chairman and CEO by approximately 5%.

Compensation Programs

The following table summarizes the principal elements of our executive compensation program and the performance drivers of each element.

KEY ELEMENTS OF PAY	DELIVERED VIA	TARGET AMOUNT	PERFORMANCE DRIVERS (AND WEIGHTINGS)
Base Salary	Cash	Benchmarked to compensation peer group median; adjusted for experience, responsibility, performance and potential	Annual fixed cash compensation to attract and retain NEOs
Annual Incentive	Variable Cash Incentive Program (VCIP)	Percentage of base salary benchmarked to peer group	Adjusted EBITDA (40%) Operating Excellence (35%) Adjusted Controllable Costs (15%) High-Performing Organization (10%) Individual Modifier (+/- 50% of target)
Long-Term Incentives (LTI)	Performance Share Program (PSP)(1) (3-year performance period) 50% of LTI Target	Percentage of base salary benchmarked to peer group	Absolute ROCE (25%) Relative ROCE (25%) Relative TSR (50%)
	Stock Option Program(2) 25% of LTI Target		Long-term stock price appreciation
	Restricted Stock Unit (RSU) Program 25% of LTI Target		Long-term stock price appreciation
(1)	Beginning with the PSP 2020-2022, the performance drivers and weightings are Absolute ROCE (50%) and Relative TSR (50%).
(2)	The Compensation Committee believes that stock options are inherently performance-based, as options have no initial value and grantees only realize benefits if the value of our stock increases after the date of grant. This practice is intended to ensure that the interests of our NEOs are aligned with those of our shareholders.

Compensation Mix Puts Significant Pay at Risk

Consistent with our philosophy that executive compensation should be linked to Company performance and directly aligned with shareholder value creation, a significant portion of NEO compensation is at risk and based on performance metrics tied to our corporate strategy. "At risk" means there is no guarantee that the target value of the awards will be realized. Based on its evaluation of performance, the Compensation Committee has authority to reduce, and even award nothing for, the performance-based payouts and individual performance adjustments under each of the VCIP and PSP. Stock options can expire with zero value if the Company stock price does not appreciate above the grant date price over the 10-year term of the options. RSUs may lose value depending on stock price performance. Therefore, for NEOs to earn and sustain competitive compensation, the Company must meet its strategic objectives, perform well relative to peers, and deliver market-competitive returns to shareholders. Further detail on the alignment of compensation and shareholder outcomes is described in CEO PAY ALIGNED WITH COMPANY PERFORMANCE.

CEO target compensation mix is 91% at risk and 74% performance-based. The average target mix for the other NEOs is 84% at risk and 69% performance-based. Further, LTI awards make up 76% of the CEO and 69% of other NEOs target compensation mix. For both the CEO and other NEOs, target mix percentages are commensurate with their levels of responsibility. Further detail on these programs is provided in EXECUTIVE COMPENSATION PROGRAM DETAILS.

30 PHILLIPS 66 PROXY STATEMENT 2021

COMPENSATION DISCUSSION AND ANALYSIS

The target mix of the compensation program elements for the CEO and other NEOs is shown below. The charts outline the relative size, in percentage terms, of each element of target compensation.

CEO Target Mix	Other NEOs Target Mix

Aligned with Best Practices

The following best practices are reflected in our executive compensation programs:

WE DO ...
✓	Target the majority of NEO compensation to be performance-based
✓	Link NEO compensation to shareholder value creation by having a significant portion of compensation at risk
✓	Apply multiple performance metrics aligned with our corporate strategy to measure our performance
✓	Cap maximum payouts under our VCIP and PSP
✓	Employ a "double trigger" for severance benefits and equity awards under our Key Employee Change in Control Severance Plan (CICSP)
✓	Include absolute and relative metrics in our LTI programs
✓	Maintain stock ownership guidelines for executives -- CEO 6x base salary; other NEOs 3-5x base salary
✓	Balance, monitor and manage compensation risk through regular assessments and robust clawback provisions
✓	Have extended vesting periods on stock awards, with a minimum one-year vesting period required for stock and stock option awards
✓	Maintain a fully independent Compensation Committee
✓	Retain an independent compensation consultant
✓	Hold a Say-on-Pay vote annually and consider shareholder feedback in the design of our compensation programs
WE DO NOT ...
✗	Provide excise tax gross-ups to our NEOs under our CICSP
✗	Reprice stock options without shareholder approval
✗	Price stock options below grant date fair market value
✗	Allow share recycling for stock options
✗	Include evergreen provisions in our active equity plans
✗	Allow hedging or pledging of Phillips 66 stock
✗	Pay dividends during the performance period on unearned PSPs
✗	Allow transfer of equity awards (except in the case of death)
✗	Provide separate supplemental executive retirement benefits for individual NEOs

PHILLIPS 66 PROXY STATEMENT 2021 31

COMPENSATION DISCUSSION AND ANALYSIS

✗	Maintain individual change-in-control agreements
✗	Have an employment agreement with the CEO
✗	Provide excessive perquisites

EXECUTIVE COMPENSATION PROGRAM DETAILS

Base Salary

Base salary is designed to provide a competitive and fixed rate of pay recognizing employees' different levels of responsibility and performance. As the majority of our NEO compensation is performance-based and tied to long-term programs, base salary represents a less significant component of total compensation. In setting each NEO's base salary, the Compensation Committee considers factors including, but not limited to, the responsibility level for the position held, market data from the compensation peer group for comparable roles, experience and expertise, individual performance and business results.

Below is a summary of the annualized base salary for each NEO for 2020. Because these amounts reflect each NEO's annualized salary as of the dates indicated, this information may vary from the information provided in the SUMMARY COMPENSATION TABLE, which reflects actual base salary earnings in 2020, including the effect of salary changes during the year.

Name	Salary as of 1/1/2020 ($)	Salary as of 12/31/2020 ($)
Greg Garland	1,675,008	1,675,008	(1)
Kevin Mitchell	867,000	903,432
Robert Herman	850,008	870,432
Paula Johnson	805,416	836,040
Tim Roberts	850,008	887,424
(1)	Mr. Garland’s base salary has remained unchanged since March 1, 2017.

Annual base salary increases were effective March 1, 2020, as part of the annual merit cycle for all employees. Base salary increases realign the NEO with the respective compensation peer group levels and reflect each NEO's achievement of established performance objectives corresponding to his or her role. The Compensation Committee determined the adjustments that were made were appropriate to maintain our competitiveness in the market.

Variable Cash Incentive Program (VCIP)

The VCIP, which is our annual incentive program, is designed to provide variability and differentiation based on corporate and individual performance. Through our operational and financial metrics, we designed our VCIP program to align annual awards with shareholder interests and execution of our corporate strategy. We do not tie NEO VCIP awards to the performance of any individual business unit. We believe this structure serves the best interests of shareholders as it promotes collaboration across the organization.

Eligible earnings, which is base salary earned during the year, are multiplied by a VCIP target percentage that is based on each NEO's salary grade level to derive the NEO's target VCIP award. At the end of the performance period, the Compensation Committee reviews the Company's performance to determine the Corporate Payout Percentage. This percentage is based on a mix of operational and financial metrics, the details and weighting of which are described below. The Compensation Committee can award a Corporate Payout Percentage of zero up to the maximum of 200%.

The target award is multiplied by the Corporate Payout Percentage, after which the Compensation Committee takes into account the individual accomplishments of each NEO when determining applicable Individual Performance Adjustments. Individual Performance Adjustments can range from +/–50% of the target award. Adjustments are based on measurable performance of the individual NEO that drives shareholder value.

32 PHILLIPS 66 PROXY STATEMENT 2021

COMPENSATION DISCUSSION AND ANALYSIS

$	×	%	×	%	+	+/-	=	$
Eligible Earnings		Target Percentage		Corporate Payout Percentage		Individual Adjustments		Total VCIP Payout

The Compensation Committee reviews metric selection annually to ensure continued alignment with our strategy. For 2020, the Committee used the same metrics as it has in prior years as they believe these metrics were the most appropriate to align compensation with our corporate strategy at this time. This mix of financial and operational metrics, and the rigorous goals set annually by the Compensation Committee, is designed to ensure a balanced view of the Company performance and drive results and continued improvement over the near term.

2020 VCIP METRICS

Adjusted EBITDA

We believe Adjusted EBITDA is effective in evaluating our annual core operating performance and is how we determine enterprise value. Our threshold represents the Adjusted EBITDA required to cover our sustaining capital and shareholder dividend commitments. To ensure we continue to deliver on our growth strategy, the target and maximum for Adjusted EBITDA represent returns that are 1.5% and 3.0% above our Weighted Average Cost of Capital (WACC), respectively.

Based on actual Company performance being 68% below target and below threshold, the Compensation Committee determined that no payout was earned for this metric. Adjusted EBITDA, as used for VCIP, is a non-GAAP financial measure. See Appendix B for additional information.

Operating Excellence

Operating excellence, including personal and process safety, environmental stewardship and asset availability, is foundational in meeting our corporate strategy of growth, returns and distributions. Strong operating excellence is essential in demonstrating our focus on Environment, Social and Governance matters, which we view as driving shareholder value creation. We measure ourselves against other companies in our industry for personal and process safety metrics and target sustained performance in environmental stewardship and effective management of unplanned downtime for asset availability.

For metrics for which comparative data was available, like Total Recordable Rate (TRR), Lost Workday Case Rate (LWCR), and Process Safety Event (PSE) Rate, we benchmarked ourselves against companies with the strongest

PHILLIPS 66 PROXY STATEMENT 2021 33

COMPENSATION DISCUSSION AND ANALYSIS

safety records in our industry. Generally, these companies fall within the top two quartiles of all companies reported. We then established our threshold, target, and maximum goals based on the 25th, 50th, and 75th percentiles of this group of companies.

Where comparative data was not available, like for asset availability and environmental events, we established our threshold, target, and maximum goals based on our own historical performance, with the goal of continuous improvement. For asset availability, we incorporate the lines of our business and weight them by EBITDA.

In 2020, we exceeded or tied our previously best performance for TRR, LWCR, PSE Rate, and Environmental Events. For Asset Availability, we exceeded our target level of performance. As a result, the Compensation Committee approved an overall payout for Operating Excellence of 194% of target.

•	Combined TRR and LWCR: Our industry-leading performance for TRR was 31% better than our maximum goal, achieving a payout of 200% of target. Our industry-leading performance in LWCR was 60% better than maximum, achieving a payout of 200% of target.

•	PSE Rate: Our industry-leading PSE Rate was 50% better than maximum, achieving a payout of 200% of target.

•	Environmental Events: The Compensation Committee considered that in the industries in which we operate there is increasingly stringent regulation and scrutiny on environmental performance. Our performance was 31% better than maximum, achieving a payout of 200% of target.

•	Asset Availability: Our availability of 96.8% across our lines of business was 1.5 percentage points above target, which resulted in a payout of 188% of target.

	Payout Levels Based on Performance				2020 Results	Payout %
	0%	50%	100%	200%
Combined TRR	> 0.37	0.37	0.21	0.16	0.11	200%
Combined LWCR	> 0.13	0.13	0.06	0.05	0.02	200%
Process Safety Event Rate	> 0.09	0.09	0.07	0.04	0.02	200%
Environmental Events	> 122	122	115	< 109	75	200%
Asset Availability	< 93.6%	93.6%	95.3%	97.0%	96.8%	188%
Combined Operating Excellence						194%

Adjusted Controllable Costs

Adjusted Controllable Costs focuses on maintaining or reducing costs. We operate in an industry where a substantial portion of operating costs are market driven and this metric drives a culture of cost discipline. Our targets for threshold, target, and maximum are based on our budget for the year. For threshold performance, Adjusted Controllable Costs could not exceed budget by more than 3%, target performance was based on achieving budget, and maximum performance required Adjusted Controllable Costs to be 3% under budget.

34 PHILLIPS 66 PROXY STATEMENT 2021

COMPENSATION DISCUSSION AND ANALYSIS

Given the economic environment during 2020, we quickly adapted to the market conditions and reduced our adjusted controllable costs by 6% versus our approved budget, resulting in a payout of 200%. Adjusted Controllable Costs is a non-GAAP financial measure. See Appendix B for additional information.

High-Performing Organization (HPO)

We believe maintaining and enhancing a high-performing organization is critical to our success and is part of our human capital management strategy. Our employees promote our culture and are integral to achieving our strategic goals and maximizing long-term shareholder value. We measure our High-Performing Organization performance relative to the following:

Culture foster behaviors that promote our unique culture	Capability build depth and breadth in our skills	Performance deliver exceptional, sustainable results

✓     Continued to embed Our Energy in Action, our leadership behaviors, in talent and business practices

✓     Strengthened our commitment and accelerated our efforts to advance Inclusion and Diversity

✓     Recognized by Forbes as a Best Employer for Diversity, and a Best Place to Work for Vets by Military Times

✓     Sharpened managerial skills through our internal development programs

✓     Deployed new technologies and implemented new ways of working to drive efficiency and improve performance

✓     Implemented virtual intern and recruiting programs and leveraged national diversity partnerships to expand recruiting reach

✓     Realized strong retention of top talent, and recruitment and promotions for diverse groups

✓     Continued to enhance the performance management process and experience

✓     Deployed “Your Personal Priorities” survey to inform our global Total Rewards strategy

✓     Enhanced 2021 VCIP design to incorporate metrics that demonstrate our commitment to a lower-carbon economy

✓     Significant progress made on AdvantEdge66 initiatives by leveraging technology, process improvements, and data analytics

✓     Responded to COVID-19 with measured protocols to ensure a safe workplace for employees and support for our communities

We strive for continuous improvement of our high-performing organization, as we believe it is our employees that differentiate us in the market. Based on our superior performance, the Compensation Committee determined that 180% of target was earned for High-Performing Organization.

PHILLIPS 66 PROXY STATEMENT 2021 35

COMPENSATION DISCUSSION AND ANALYSIS

Total Corporate Payout

The formulaic result of our individual metrics was a Total Corporate Payout of 115%, as summarized in the following table.

Metric	Payout Percentage	Weight	Corporate Amount
Adjusted EBITDA	0%	40%	0%
Operating Excellence	194%	35%	67%
Adjusted Controllable Costs	200%	15%	30%
High-Performing Organization	180%	10%	18%
Total Corporate Payout			115%

Individual Performance Highlights

The Compensation Committee has the authority to adjust our NEOs' individual VCIP payouts by +/–50% of the formula-based target payout. The Compensation Committee may apply an individual performance adjustment to reflect project-based accomplishments that drove or detracted from shareholder value or for market-based considerations to more closely align the payout with shareholder returns. This flexibility allows us to reflect our unique business strategy and portfolio of assets as well as differentiate individual executive performance. The Compensation Committee adjusted the individual VCIP payouts for NEOs based on their responsibility for the success of projects and initiatives that led to the execution of our strategy. These projects and initiatives, as shown in the following table, contributed to the execution of our strategy and produced the results as shown in our Company Performance Summary.

36 PHILLIPS 66 PROXY STATEMENT 2021

COMPENSATION DISCUSSION AND ANALYSIS

Total VCIP payouts for each of our NEOs are shown in the table below.

	2020 Eligible Earnings ($)	Target VCIP Percentage (%)	Corporate Payout Percentage (%)	Individual Performance Adjustment (%)	Total Payout ($)
Greg Garland	1,675,008	160%	115%	0%	3,082,015
Kevin Mitchell	897,360	100%	115%	25%	1,256,304
Robert Herman	867,028	90%	115%	25%	1,092,455
Paula Johnson	830,936	90%	115%	15%	972,195
Tim Roberts	881,188	90%	115%	25%	1,110,297

The Compensation Committee concluded that, due to the challenging economic environment and our TSR performance, it was not appropriate to make a positive individual performance adjustment on Mr. Garland’s 2020 VCIP award despite significant achievements during the year.

Variable Cash Incentive Program – Increased Focus on Sustainable Performance in 2021

At Phillips 66, we provide energy that improves lives and meets the world’s growing needs. At the same time, we know that climate change is a complex, global issue that requires long-term commitment, action by every segment of society, technology development and free-markets solutions.

Our commitment to providing energy and improving lives includes advancing the global effort to transition to a lower-carbon economy. To demonstrate this commitment, we have enhanced our 2021 VCIP design to increase the weighting of our Environment metric from 5% to 15% to include two new metrics, each weighted 5%:

•	Low-Carbon Priorities: 2021 priorities will reflect efforts to advance lower-carbon investments, optimization and innovation

•	Greenhouse Gas Priorities: 2021 priorities will reflect efforts to reduce manufacturing emissions intensity and setting GHG reduction targets

These enhancements deliver a VCIP design that equally weights our Operational Sustainability and Financial Sustainability performance – both essential as we execute our corporate strategy and maximize shareholder value.

Long-Term Incentive Programs Link Pay Outcomes to Company Performance

We deliver 50% of long-term target value as awards from our Performance Share Program, 25% in the form of stock options, and 25% in the form of RSUs.

We believe this mix of awards is aligned with our compensation philosophy, reflects the cyclical nature of our

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COMPENSATION DISCUSSION AND ANALYSIS

business, promotes retention of our high-performing talent, supports succession planning and is consistent with market practice.

Performance Share Program (PSP)

Each PSP has a three-year performance period, and therefore three PSPs are in progress at any time. Programs in effect during 2020 were PSP 2018-2020, PSP 2019-2021, and PSP 2020-2022. By delivering 50% of LTI through the PSP, a significant portion of NEO compensation is tied to long-term Company performance, incentivizing continued outperformance relative to peers and aligning management interests with those of shareholders.

Target Shares at Beginning of Performance Period. The Compensation Committee uses the Compensation Peer Group to benchmark LTI and establish base salary multiples for similar roles at peer organizations. The number of target shares is determined by dividing the multiple by the average of the stock's fair market value for the 20 days prior to the start of the performance period, less anticipated dividends during the performance period.

The Compensation Committee assesses the individual performance of each NEO and, based on that assessment, may adjust an award by up to +/–30% of the target amount at grant. The CEO provides input regarding awards made to all NEOs (other than himself) and the Compensation Committee evaluates the individual performance of the CEO. The Compensation Committee believes in applying performance adjustments to the number of target shares at the beginning of the performance period, rather than the end, so that performance-adjusted compensation is subject to Company performance and market volatility throughout the performance period, aligning executive compensation with shareholder interests.

•	Target shares may be adjusted during the performance period for promotions that occur during the performance period.

•	NEOs hired after the start of the performance period may receive prorated target shares in ongoing PSP cycles, at the discretion of the Compensation Committee, so that their interests are immediately aligned with the Company long-term goals and shareholder interests.

Performance Metrics. The performance metrics used for all three current PSP programs are after-tax return on capital employed (ROCE) and total shareholder return (TSR) based on a 20-day average closing price. After-tax ROCE accounts for 50% and is equally weighted between absolute and relative performance (for the PSP 2020-2022, only absolute ROCE is used). The remaining 50% is our TSR performance relative to peers.

The Compensation Committee considers ROCE an important measure of Company growth and overall performance. When establishing the Absolute ROCE performance metrics, the Compensation Committee reviews the corporate strategy, operating targets, and past performance to set metrics that are expected to be rigorous, demand strong performance, and reward for delivering results above the Company’s WACC.

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COMPENSATION DISCUSSION AND ANALYSIS

•	The absolute ROCE threshold is a return percentage equivalent to the adjusted EBITDA required to cover our sustaining capital and shareholder dividend commitments during the three-year performance period.

•	The absolute ROCE target delivers 1.5 percentage points above our WACC over the performance period.

•	The absolute ROCE maximum delivers 3.0 percentage points above WACC over the performance period.

The Compensation Committee also recognizes that relative TSR is the most common standard for relative comparisons to peers. Our performance is evaluated as compared to our Performance Peer Group and the S&P 100 Index. Further information regarding our Performance Peer Group is provided in Peer Group Comparisons.

These metrics translate into the following goals:

		Performance Share Program 2018-2020
Metric	Weight	Threshold (1)	Target (2)	Maximum (3)
Absolute ROCE	25%	2.9% average of 2018 (2.4%), 2019 (2.8%), and 2020 (3.6%) delivers sustaining capital and shareholder dividend commitments over 3-year period	9.1% average of 2018 (9.4%), 2019 (9.2%), and 2020 (8.8%) delivers WACC +1.5% over 3-year period	10.6% average of 2018 (10.9%), 2019 (10.7%), and 2020 (10.3%) delivers WACC +3.0% over 3-year period
Relative ROCE	25%	above 10th percentile of Performance Peers	median of Performance Peers	above 90th percentile of Performance Peers
Relative TSR	50%	above 10th percentile of Performance Peers	median of Performance Peers	above 90th percentile of Performance Peers

(1)	Threshold for PSP 2019-2021 will be an average of 2019 (2.8%), 2020 (3.6%), and 2021 (3.2%). Threshold for PSP 2020-2022 will be an average of 2020 (3.6%), 2021 (3.2%), and the ROCE necessary to deliver sustaining capital and dividend commitments in 2022. The 2022 number will be known by end of 2021.

(2)	Target for PSP 2019-2021 will be an average of 2019 (9.2%), 2020 (8.8%), and 2021 (7.7%). Target for PSP 2020-2022 will be an average of 2020 (8.8%), 2021 (7.7%), and the ROCE necessary to deliver WACC plus 1.5% in 2022. The 2022 number will be known by end of 2021.

(3)	Maximum for PSP 2019-2021 will be an average of 2019 (10.7%), 2020 (10.3%), and 2021 (9.2%). Maximum for PSP 2020-2022 will be an average of 2020 (10.3%), 2021 (9.2%), and the ROCE necessary to deliver WACC plus 3.0% in 2022. The 2022 number will be known by end of 2021.

Settlement. Awards under the PSP programs are denominated in shares but are paid in cash at the end of their respective performance periods. Performance can range from 0-200% of target.

PSP 2018-2020 Payout. After the close of the PSP 2018-2020, the Compensation Committee considered the following results when approving the payout of 125% of target.

•	Absolute ROCE: Absolute ROCE performance for the three-year performance period was 10.0%, or 0.9 percentage points above target, resulting in a payout of 160% of target, weighted at 25%. ROCE, as used in our PSP program, is a non-GAAP financial measure. See Appendix B for additional information.

•	Relative ROCE: Relative ROCE performance for the three-year performance period was 4th of 14 peers, including 13 peer companies and Phillips 66. This resulted in a payout of 160% of target for relative ROCE performance, weighted at 25%.

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COMPENSATION DISCUSSION AND ANALYSIS

•	Relative TSR: Relative TSR performance for the three-year performance period was -14.7% and 9th of 15 peers, including 13 peer companies, the S&P 100 Index and Phillips 66. This resulted in a payout of 85% of target for relative TSR performance, weighted at 50%.

The Compensation Committee approved payouts for our NEOs for PSP 2018-2020. The payment was made in February 2021 and is described further below and in the footnotes of the SUMMARY COMPENSATION TABLE.

Stock Option Program

In 2020, 25% of the LTI target value was delivered to executives in the form of stock options. These awards are inherently performance-based, as the stock price must increase before the executive can realize any value. We believe stock options drive behaviors and actions that enhance long-term shareholder value.

Stock options are typically granted in February each year. The number of options awarded is calculated based on the Black-Scholes-Merton model. The exercise price of stock options is set at 100% of the fair market value of our common stock on the date of grant. Stock options granted to our NEOs in February 2020 vest ratably over a three-year period and have a ten-year term. Stock options do not have voting rights and are not entitled to receive dividends.

Restricted Stock Units (RSUs)

In 2020, 25% of the LTI target value was delivered to executives in the form of RSUs. The Compensation Committee believes maintaining RSUs in our LTI program complements the overall compensation mix by:

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COMPENSATION DISCUSSION AND ANALYSIS

•	driving the right behaviors and actions consistent with creating shareholder value;

•	providing diversification of compensation in recognition of the cyclical nature of our industry;

•	resulting in actual share ownership aligned with our stock ownership guidelines; and

•	supporting executive retention.

RSUs are typically granted in February each year. The Compensation Committee assesses the individual performance of each NEO and based on that assessment, may adjust an award by up to +/–30% of the target amount at grant. The CEO provides input regarding awards made to all NEOs (other than himself). The Compensation Committee evaluates the individual performance of the CEO. The number of RSUs is determined based on the fair market value of Company stock on the date of grant. RSUs awarded to our NEOs in February 2020 cliff vest after three years. RSUs do not carry voting rights but do earn dividend equivalents during the vesting period.

2020 LTI Compensation

The Compensation Committee approved the following LTI for the NEOs for 2020. The Compensation Committee considered the individual performance of each NEO as outlined above when determining the target values. These values may not match the accounting values presented in the GRANTS OF PLAN-BASED AWARDS table.

NAME	PSP 2020-2022 ($)	STOCK OPTIONS ($)	RSUs ($)	TOTAL TARGET (1) ($)
Greg Garland	6,700,032	3,350,016	3,350,016	13,400,064
Kevin Mitchell	2,193,510	997,050	1,096,755	4,287,315
Robert Herman	1,683,016	765,007	841,508	3,289,531
Paula Johnson	1,594,724	724,874	797,362	3,116,960
Tim Roberts	1,836,017	765,007	918,009	3,519,033
(1)	PSP 2020 – 2022 and RSU targets include individual adjustments Mr. Mitchell (+10%), Mr. Herman (+10%), Ms. Johnson (+10%), and Mr. Roberts (+20%). The Compensation Committee did not approve any adjustments to stock option targets.

CEO Pay Aligned with Company Performance

A significant portion of CEO pay is delivered in long-term incentives, which are designed to tie share price performance and achievement of our long-term financial goals. Mr. Garland’s pay as reported in the SUMMARY COMPENSATION TABLE (“SCT”) reflects the accounting value of long-term incentives at the time of grant and not the actual value received from these grants. When evaluating the compensation program each year, the Compensation Committee reviews outstanding awards and the value earned under the long-term incentive program in prior periods to confirm that the payouts are aligned with performance and intended incentives. As such, we believe it is useful to compare Mr. Garland’s “Adjusted SCT Pay” in the context of his “Realized Pay” to provide a clear picture of the value being delivered to Mr. Garland and how it relates to Company performance.

For purposes of the information in this section, we define:

•	“Adjusted SCT Pay” as the compensation disclosed in the SUMMARY COMPENSATION TABLE, adjusted to exclude “Changes in Pension Value and Nonqualified Deferred Compensation Earnings.”
•	“Realized Pay” as the sum of (a) base salary and VCIP paid; (b) the amount reported as W-2 taxable earnings for the vesting of RSUs, exercise of any stock options, and vesting of PSPs with performance periods that ended in the applicable year (i.e., PSP 2016-2018 for 2018, PSP 2017-2019 for 2019, and PSP 2018-2020 for 2020).

As demonstrated in the chart below, Adjusted SCT Pay and Realized Pay differ meaningfully and demonstrate the intended link between our compensation program and outcomes for shareholders. During periods of strong stock price performance, our equity-linked long-term incentives may deliver more value to executives than is rendered in

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COMPENSATION DISCUSSION AND ANALYSIS

the Summary Compensation Table. When stock price declines, the value of our executive’s equity-linked long-term compensation declines and realized compensation may lag the value rendered in the Summary Compensation Table, consistent with the intended alignment between investor outcomes and compensation outcomes.

The charts and information included below are not substitutes for the information included in the SUMMARY COMPENSATION TABLE, but are meant to provide additional insight into our CEO pay:

(1) We have not included the Performance Share Programs that had a 5-year restriction period after the performance period for Realized Pay purposes. Specifically, we did not include the lapsing of restrictions of PSP 2010-2012 in 2018, PSP 2011-2013 in 2019, and PSP 2012-2014 in 2020.

2021 Chairman and Chief Executive Officer Compensation

At its February 4, 2021 meeting, the Compensation Committee approved a reduction to the 2021 target compensation for Greg Garland, Chairman and Chief Executive Officer to better align with our compensation peer group and the changing market conditions. The Compensation Committee also decided not to increase Mr. Garland’s base salary, which has remained unchanged since March 1, 2017.

YEAR	BASE SALARY ($)	VCIP ($)	PSP ($)	STOCK OPTIONS ($)	RSUs ($)	TOTAL TARGET ($)
2020	1,675,008	2,680,013	6,700,032	3,350,016	3,350,016	17,755,085
2021	1,675,008	2,680,013	6,281,280	3,140,640	3,140,640	16,917,581

The reduction in total target compensation is approximately $800,000 or 5%.

Peer Group Comparisons

We utilize both a compensation peer group and a performance peer group due to the size of our Company and diversification of assets. The Compensation Committee reviews these peer groups annually and adjusts as necessary. We benchmark against large companies, as measured by asset value and market capitalization, to set target compensation using the compensation peer group. We assess our relative performance against peers in the industries in which we operate using the performance peer group. While our unique portfolio of assets provides an advantage to investors, it does necessitate using two peer groups to appropriately align compensation and assess performance.

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Compensation Peer Group

Relative analysis. We use the compensation peer group to evaluate and determine compensation levels for our NEOs, including base salary adjustments and targets for our annual bonus and LTI programs.

Criteria for selection. Our compensation peer group consists of companies that have similar jobs and job scope as our NEOs. The compensation peer group primarily consists of large companies with significant capital investments and complex international operations.

Our compensation peer group includes companies that are comparable to Phillips 66 based on three primary criteria – assets, market capitalization, and business operations. Revenue is a secondary criterion due to the nature of our operations. The Compensation Committee believes each of these criteria is necessary to fully reflect the complex nature of our business and determine the optimal group of companies with which to compare Phillips 66.

Companies included. The table below shows the companies in our 2020 compensation peer group. At the time the compensation peer group was determined, we were at the 43rd percentile in assets, 63rd percentile in market value, and 65th percentile in revenue.

2020 Compensation Peer Group
Archer-Daniels-Midland Company	Ford Motor Company	Marathon Petroleum Corporation
Chevron Corporation	General Motors Company	Occidental Petroleum Corporation
ConocoPhillips	Halliburton Company	Schlumberger Limited
Dow Inc.	Honeywell International Inc.	The Williams Companies, Inc.
Exxon Mobil Corporation	LyondellBasell Industries N.V.	Valero Energy Corporation

Performance Peer Group

Relative analysis. The performance peer group is used to evaluate relative business results in our Performance Share Program. This includes both relative TSR and relative ROCE. We also evaluate our relative TSR performance against the S&P 100 Index, which the Compensation Committee believes is an appropriate comparison for performance purposes because the index reflects the companies with which we compete for capital in the broader market.

Criteria for selection. Phillips 66 is uniquely positioned in the energy industry, with a large refining and marketing base, a growing midstream NGL business and significant petrochemical exposure. To reflect our unique portfolio of assets, we include companies operating in each of our three major businesses. We believe that our performance peer group is representative of the companies that investors use for relative performance comparisons.

Companies included. The table below shows the performance peer group that was established for evaluating both relative TSR and relative ROCE for the three-year performance period ended December 31, 2020.

Refining and Marketing	Midstream	Chemicals
Andeavor	Enterprise Products Partners L.P.	Celanese Corporation
Delek US Holdings, Inc.	ONEOK, Inc.	Eastman Chemical Company
HollyFrontier Corporation	Targa Resources Corp.	LyondellBasell Industries N.V.
Marathon Petroleum Corporation		Huntsman Corporation
PBF Energy Inc.		Westlake Chemical Corporation
Valero Energy Corporation

Marathon Petroleum Corporation acquired Andeavor during the performance period. Each of Marathon Petroleum Corporation and Andeavor was previously in our performance peer group; after the acquisition we included the combined company.

Changes for 2020. For performance periods beginning in 2020, the Compensation Committee reviewed the current performance peers and approved the following changes:

•	replace Celanese, Eastman, and Huntsman with Dow Inc.

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COMPENSATION DISCUSSION AND ANALYSIS

•	replace Enterprise Products Partners L.P. with Magellan Midstream Partners, MPLX LP, and The Williams Companies, Inc.

OTHER BENEFITS AND PERQUISITES

Below is a summary of other compensation elements available to our NEOs:

Broad-Based Employee Benefit Programs

NEOs participate in the same basic benefits package available to our other U.S. salaried employees. This package includes qualified pension; 401(k) plan; medical, dental, vision, life, and accident insurance plans, as well as flexible spending arrangements for health care and dependent care expenses; and our matching gift program.

Additional Executive Perquisites

Consistent with our compensation philosophy to provide compensation and benefits aligned with market practice, we provide our NEOs financial planning and executive health benefits. These benefits were imputed to the executives and included in All Other Compensation in the SUMMARY COMPENSATION TABLE. We did not provide a gross-up for these benefits.

Comprehensive Security Program

The Board has adopted a comprehensive security program to address the increased security risks for certain senior executives. Mr. Garland was the only NEO in 2020 designated by the Board as requiring increased security under this program. The program allows for certain additional security measures in specific situations when the senior executive is traveling by car or airplane. An additional security review of the NEO's personal residences is also included. Any additional costs to the Company for these activities are reported as All Other Compensation and included in the SUMMARY COMPENSATION TABLE.

Executive Retirement Plans

We maintain the following supplemental retirement plans for our NEOs.

•	Phillips 66 Key Employee Deferred Compensation Plan (KEDCP) — This voluntary deferred compensation plan provides tax-efficient retirement savings by allowing executives to voluntarily defer both the receipt and taxation of a portion of their base salary and annual bonus until a specified date or when they leave the Company. Further information is provided in the NONQUALIFIED DEFERRED COMPENSATION table.

•	Phillips 66 Defined Contribution Make-Up Plan (DCMP) — This defined contribution restoration plan restores benefits capped under our qualified defined contribution plan due to Internal Revenue Code (IRC) limits. Further information is provided in the NONQUALIFIED DEFERRED COMPENSATION table.

•	Phillips 66 Key Employee Supplemental Retirement Plan (KESRP) — This defined benefit restoration plan restores Company-sponsored benefits capped under the qualified defined benefit pension plan due to IRC limits. Further information is provided in the PENSION BENEFITS AS OF DECEMBER 31, 2020 table.

Executive Life Insurance

We provide life insurance policies to all U.S.-based employees with a face value approximately equal to their annual base salary. For our NEOs, the face value of this coverage is approximately two times their annual base salary.

Executive Severance and Change in Control Plans

We do not maintain individual severance or change in control (CIC) agreements with our executives. However, we maintain the Phillips 66 Executive Severance Plan (ESP) and the Phillips 66 CICSP to accomplish several specific objectives, including:

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•	ensuring shareholder interests are protected during business transactions by providing benefits that promote senior management stability;

•	providing and preserving an economic motivation for participating executives to consider a business combination that might result in an executive's job loss; and

•	competing effectively in attracting and retaining executives in an industry that features frequent acquisitions and divestitures.

Executives may not participate in both plans as a result of the same severance event. Among other benefits, the ESP provides a payment equal to one and one-half or two times the executive's base salary, depending on salary grade level, and the executive's current target annual bonus if he or she is involuntarily terminated without cause. The CICSP provides a payment equal to two or three times the sum of the executive's base salary and the greater of his or her target bonus or average of the last two bonus payments, depending on salary grade level. The executive must be involuntarily terminated without cause in connection with a change in control or terminate employment for good reason within two years after the change in control to be eligible for a CICSP payment. We believe this "double trigger" requirement is in the best interest of shareholders and is considered a best practice.

Details of potential payments under these plans are outlined in the POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL section. These plans do not provide any excise tax gross-up protections.

Personal Use of Company Aircraft

The primary purpose of our corporate aircraft is to facilitate Company business. In the course of conducting Company business, executives may occasionally invite a family member or other personal guest to travel with them to attend a meeting or function. When such travel is deemed taxable to the executive, we provide further payments to reimburse the costs of the inclusion of this item in his or her taxable income.

EXECUTIVE COMPENSATION GOVERNANCE

Clawback Provisions

Short- and long-term compensation, deferred compensation and nonqualified retirement benefits received by any executive are subject to clawback provisions if financial or other data is materially misstated due to negligence or misconduct on the part of the executive, as determined by the Compensation and Audit Committees.

Stock Ownership

The Compensation Committee believes requiring executives to retain shares of Phillips 66 common stock helps align executive performance with shareholder value creation and mitigates compensation risk. Our stock ownership guidelines require executives to own Phillips 66 common stock, valued as a multiple of the executive's base salary, within five years from the date the executive becomes subject to the guidelines, as shown below:

EXECUTIVE LEVEL	SALARY MULTIPLE
Chairman and CEO	6
Executive Vice President	3-5

Shares of Phillips 66 common stock owned and RSUs are included when determining whether an executive has met the required ownership levels. Compliance with the stock ownership guidelines is reviewed annually. All NEOs currently comply with these stock ownership guidelines or are on track to comply within the applicable five-year period.

Tax Considerations—Internal Revenue Code Section 162(m)

IRC Section 162(m) places a $1 million limit on compensation that we may deduct for federal income tax purposes in any one year with respect to certain “covered employees.” Prior to the passage of the Tax Cuts and Jobs Act in

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COMPENSATION DISCUSSION AND ANALYSIS

December 2017, such covered employees included our chief executive officer and our three other most highly compensated executive officers (excluding our chief financial officer). The $1 million deduction limitation was subject to an exemption for performance-based compensation.

With the enactment of the Tax Cuts and Jobs Act, the Section 162(m) performance-based compensation exemption has been repealed and the $1 million deduction limit now applies to our chief financial officer, as well as our chief executive officer and our three other most highly compensated executive officers. Further, once an executive officer becomes a “covered employee” the $1 million deduction limit continues to apply to compensation paid to such executive officer at any time, including any future roles within the Company, any termination or retirement payments, and payments occurring after their death. The Tax Cuts and Jobs Act rules generally applied to us starting with our taxable year that commenced January 1, 2018, but do not apply to compensation provided pursuant to written binding contracts in effect on November 2, 2017, that are not materially modified after that date.

We monitor the application of Section 162(m) and the associated Treasury regulations on an ongoing basis and the advisability of qualifying executive compensation for deductibility. Notwithstanding the repeal of the exemption for "performance-based compensation," the Compensation Committee intends to maintain its commitment to structuring the Company's executive compensation programs in a manner designed to align pay with performance.

Trading Policies

Our insider trading policy prohibits all employees and directors from trading Company stock while in possession of material, non-public information. This policy requires executives and directors, as well as employees with regular access to insider information, to follow specific pre-clearance procedures before entering into transactions in our stock.

Hedging or Pledging of Company Stock

Our insider trading policy also prohibits hedging transactions and pledging of our stock. These prohibitions apply to all employees and directors of the Company, and cover any transactions in our stock, whether acquired pursuant to our compensation plans, owned directly, or otherwise. The prohibitions on hedging transactions include purchasing any financial instruments, or otherwise engaging in any transactions, that hedge or offset any decrease in the market value of our stock or limit an employee or director’s ability to profit from an increase in the market value of our stock. The prohibition on pledging includes holding Phillips 66 stock in a margin account or pledging our stock as collateral for a loan.

Independent Compensation Consultant

The primary role of the independent executive compensation consultant retained by the Compensation Committee is to advise the Compensation Committee on:

•	our compensation programs and processes relative to external corporate governance standards;

•	the appropriateness of our executive compensation programs in comparison to those of our peers; and

•	the effectiveness of the compensation programs in accomplishing the objectives set by the Compensation Committee with respect to executives.

In 2020, the Compensation Committee retained Mercer as its independent executive compensation consultant. The Compensation Committee evaluated whether Mercer's work raised any conflict of interest and determined that no such conflict existed. During 2020, fees paid to Mercer in its role as the independent compensation consultant for the Compensation Committee totaled $222,528. In addition, the Company paid fees to Mercer totaling $1,890,075 during 2020 for all other services performed for the Company. These services can be broken down as 32% related to administration of pension liabilities in international locations that have been sold, 18% related to administration of ongoing international benefit plans, 11% related to Human Resources consulting engagements, and 39% related to insurance and surety bonds.

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Compensation Risk Assessment

The Compensation Committee oversees management's risk assessment of all elements of our compensation programs, policies and practices for all employees. Management has concluded that our compensation programs, policies and practices are not reasonably likely to have a material adverse effect on the Company. Relevant provisions of our programs include, but are not limited to:

•	VCIP and LTI metrics are aligned with our corporate strategy to ensure continued focus on actions that drive shareholder value.
•	VCIP and LTI compensation targets increase with each pay grade, further emphasizing long-term value creation and alignment with shareholder interests.
•	Maximum payouts under VCIP and PSP programs are appropriately limited to balance risk-taking with long-term strategic goals.
•	Maintaining a level of discretion in the performance-based programs, which enables the Compensation Committee to award zero payouts to executives who perform poorly or when warranted by Company performance.
•	Clawback provisions that allow for reduction in awards for executives who expose the Company to undue risk.
•	LTI design that provides incentives for executive retention and Company and individual performance.
•	Stock ownership guidelines, anti-pledging policies, and anti-hedging policies that align executive interests with those of shareholders.

The Compensation Committee considers senior management succession planning a core part of the Company’s risk management program. The Compensation Committee regularly reviews with the CEO succession planning for senior leadership positions (other than the CEO position itself, for which succession planning is reviewed by the Nominating and Governance Committee), and the timing and development required to ensure continuity of leadership over the short- and long-terms, to manage risk in this area.

ROLE OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

Authority and Responsibilities

The Compensation Committee is responsible for providing independent, objective oversight of our executive compensation programs and determining the compensation for our CEO and anyone who meets our definition of a Senior Officer. Currently, our internal guidelines define a Senior Officer as an officer of the Company who reports directly to the CEO or any other officer of the Company who is either a Senior Vice President or above or a reporting officer under Section 16(b) of the Exchange Act. As of December 31, 2020, we had 10 Senior Officers. In addition, the Compensation Committee acts as plan administrator of the compensation programs and benefit plans for our CEO and Senior Officers and as an avenue of appeal for current and former Senior Officers regarding disputes over compensation and benefits.

The Compensation Committee oversees the Company's executive compensation philosophy, policies, plans and programs for our CEO and Senior Officers to ensure:

•	alignment of our executive compensation programs with the long-term economic interests of shareholders;
•	competitiveness of compensation within the markets in which Phillips 66 competes for talent;
•	retention of top talent; and,
•	development of a diverse talent pool with respect to CEO and Senior Officer succession planning.
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COMPENSATION DISCUSSION AND ANALYSIS

One of the Compensation Committee's responsibilities is to assist the Board in its oversight of the integrity of the Company's COMPENSATION DISCUSSION AND ANALYSIS. The HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT summarizes certain Compensation Committee activities concerning compensation earned during 2020 by our NEOs.

A complete listing of the authority and responsibilities of the Compensation Committee is set forth in its written charter adopted by the Board of Directors, which is available in the "Investors" section of our website under the caption "Corporate Governance."

Members

The Compensation Committee consists of five members who meet all requirements for "non-employee," "independent" and "outside" director status under the Exchange Act, NYSE listing standards, and the IRC, respectively. The members of the Compensation Committee and the member to be designated as Chair, like the members and Chairs of all the Board committees, are reviewed periodically by the Nominating and Governance Committee, which recommends committee appointments to the full Board. The Board of Directors has final approval of the committee structure of the Board.

Meetings

The Compensation Committee holds regularly scheduled meetings in association with regular Board meetings and meets by teleconference between such meetings as necessary to discharge its duties. The Compensation Committee reserves time at each regularly scheduled meeting to review matters in executive session without management present except as specifically requested by the Compensation Committee. In 2020, the Compensation Committee had five regularly scheduled meetings and one additional telephonic meeting. More information regarding the Compensation Committee's activities at such meetings can be found in the COMPENSATION DISCUSSION AND ANALYSIS.

Continuous Improvement

The Compensation Committee is committed to a process of continuous improvement in exercising its responsibilities. To that end, the Compensation Committee:

•	receives ongoing training regarding best practices for executive compensation;
•	regularly reviews its responsibilities and governance practices in light of ongoing changes in the legal and regulatory arena and trends in corporate governance;
•	annually reviews its charter and proposes any desired changes to the Board of Directors;
•	annually conducts a self-assessment of its performance that evaluates the effectiveness and seeks ideas to improve its processes and oversight;
•	regularly reviews and assesses whether the Company's executive compensation programs are having the desired effects without encouraging an inappropriate level of risk; and
•	regularly reviews all its activities, including its self-assessment and a compensation risk assessment, with the full Board of Directors.

HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT

Review with Management. The Human Resources and Compensation Committee has reviewed and discussed with management the COMPENSATION DISCUSSION AND ANALYSIS presented in this proxy statement.

Discussions with Independent Executive Compensation Consultant. The Human Resources and Compensation Committee has discussed with Mercer, an independent executive compensation consulting firm, the executive compensation programs of the Company, as well as specific compensation decisions made by the Human Resources and Compensation Committee for 2020. Mercer was retained directly by the Human Resources and

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee, independent of the management of the Company. The Human Resources and Compensation Committee has received written disclosure from Mercer confirming the consultant's independence, has discussed with Mercer its independence from Phillips 66, and believes Mercer to be independent of management.

Recommendation to the Phillips 66 Board of Directors. Based on its review and discussions noted above, the Human Resources and Compensation Committee recommended to the Board of Directors that the COMPENSATION DISCUSSION AND ANALYSIS be included in the Phillips 66 proxy statement on Schedule 14A and the Phillips 66 Annual Report on Form 10-K for the year ended December 31, 2020.

HUMAN RESOURCES AND COMPENSATION COMMITTEE

Dr. Marna C. Whittington, Chair

Gary K. Adams

Lisa A. Davis

Harold W. McGraw III

Glenn F. Tilton

PHILLIPS 66 PROXY STATEMENT 2021 49

EXECUTIVE COMPENSATION TABLES

EXECUTIVE COMPENSATION TABLES

The following tables and accompanying narrative disclosures provide information concerning total compensation earned by our CEO and other NEOs as of December 31, 2020, for services to Phillips 66 or any of our subsidiaries during 2020, 2019 and 2018.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation for our NEOs for fiscal years 2020, 2019 and 2018.

NAME, POSITION, YEAR	SALARY (1) ($)	STOCK AWARDS (2) ($)	OPTION AWARDS (3) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION (4) ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS (5) ($)	ALL OTHER COMPENSATION (6) ($)	TOTAL ($)	TOTAL WITHOUT CHANGE IN PENSION VALUE (7) ($)
Greg Garland Chairman and Chief Executive Officer
2020	1,675,008	9,237,623	3,351,180	3,082,015	6,851,884	791,664	24,989,374	18,137,490
2019	1,675,008	10,806,257	3,141,546	5,226,025	9,936,893	1,115,149	31,900,878	21,963,985
2018	1,675,008	9,353,917	3,041,430	4,958,024	—	249,956	19,278,335	19,278,335
Kevin Mitchell Executive Vice President, Finance and Chief Financial Officer
2020	897,360	3,024,331	998,560	1,256,304	258,546	245,367	6,680,468	6,421,922
2019	861,172	3,542,763	937,014	1,722,344	264,245	354,754	7,682,292	7,418,047
2018	826,696	3,046,107	902,084	1,777,396	138,280	116,580	6,807,143	6,668,863
Robert Herman Executive Vice President, Refining
2020	867,028	2,320,490	766,300	1,092,455	318,450	214,446	5,579,169	5,260,719
2019	781,558	2,575,994	553,770	1,293,153	340,714	441,201	5,986,390	5,645,676
2018	710,820	1,819,033	537,940	1,299,024	124,871	652,145	5,143,833	5,018,962
Paula Johnson Executive Vice President, Legal and Government Affairs, General Counsel and Corporate Secretary
2020	830,936	2,198,675	725,220	972,195	2,185,352	200,680	7,113,058	4,927,706
2019	800,500	2,422,811	641,670	1,440,900	2,108,413	272,165	7,686,459	5,578,046
2018	771,544	2,093,245	618,631	1,388,779	368,541	81,585	5,322,325	4,953,784
Tim Roberts Executive Vice President, Midstream
2020	881,188	2,531,427	766,300	1,110,297	297,744	204,254	5,791,210	5,493,466
2019	781,558	2,385,489	553,770	1,395,244	29,621	275,030	5,420,712	5,391,091
2018	710,260	1,810,213	535,871	1,298,000	107,410	75,521	4,537,275	4,429,865

(1) Includes any amounts that were voluntarily deferred under our KEDCP.

(2) Amounts shown represent the aggregate grant date fair value of RSU and PSP awards determined in accordance with U.S. GAAP. Assumptions used in calculating these amounts are included in Note 20—Share-Based Compensation Plans in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2020 (our "2020 Form 10-K").

The PSP target award included in 2018 has a performance period that ended on December 31, 2020. The PSP target award included in 2019 has a performance period that ends in 2021. The PSP target award included in 2020 has a performance period that ends in 2022.

50 PHILLIPS 66 PROXY STATEMENT 2021

EXECUTIVE COMPENSATION TABLES

Amounts shown relating to PSP are targets because target is the probable outcome for the applicable performance period, consistent with the accounting treatment under GAAP. If the maximum payout were used for the PSP awards, the amounts shown relating to PSP would double, although the value of the actual payout would depend on the stock price at the time of the payout. If the minimum payout were used, the amounts for PSP awards would be reduced to zero. Actual payouts with regard to the targets set for the performance period that ended in 2020 were approved by the Compensation Committee at its February 2021 meeting. Those payouts were as follows (with values shown at fair market value on the date of payout): Mr. Garland, $5,672,888; Mr. Mitchell, $1,847,329; Mr. Herman, $1,247,575; Ms. Johnson, $1,269,459; and Mr. Roberts, $1,244,507.

Earned payouts under the PSP 2018-2020 have been, and under the PSP 2019-2021 and PSP 2020-2022 are expected to be, made in cash at the end of the applicable performance period and will be forfeited if the NEO is terminated prior to the end of the performance period (other than for death or following disability or after a change in control). If the NEO retires after age 55 and with five years of service, the NEO is entitled to a prorated award for any ongoing program in which he or she participated for at least 12 months.

(3) Amounts shown represent the aggregate grant date fair value of awards determined in accordance with GAAP. Assumptions used in calculating these amounts are included in Note 20—Share-Based Compensation Plans in the Notes to Consolidated Financial Statements in our 2020 Form 10-K.

(4) These are amounts paid under our annual bonus program (VCIP), including bonus amounts that were voluntarily deferred under our KEDCP. These amounts were paid in February 2021, following the performance year.

(5) Reflects the actuarial increase in the present value of the benefits under our pension plans determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. There are no deferred compensation earnings reported in this column, as our nonqualified deferred compensation plans do not provide above-market or preferential earnings.

(6) We offer limited perquisites to our NEOs, which, together with Company contributions to our qualified savings and nonqualified defined contribution plans, are reflected in the All Other Compensation column as summarized below:

NAME	COMPANY CONTRIBUTIONS TO NONQUALIFIED DEFINED CONTRIBUTION PLANS (a)($)	EXECUTIVE GROUP LIFE INSURANCE PREMIUMS (b)($)	WELLNESS PROGRAMS AND EXECUTIVE HEALTH PHYSICAL (c)($)	FINANCIAL COUNSELING (d)($)	MATCHING CONTRIBUTIONS UNDER THE TAX- QUALIFIED SAVINGS PLAN (e)($)	MATCHING GIFT PROGRAM (f)($)	MISCELLANEOUS PERQUISITES AND TAX PROTECTION (g)($)	PERSONAL USE OF COMPANY AIRCRAFT (h)($)
Greg Garland	534,983	13,266	—	16,270	14,250	15,000	22,017	175,878
Kevin Mitchell	192,294	2,477	732	16,270	17,100	15,000	1,494	—
Robert Herman	155,612	6,867	787	16,270	17,100	15,000	2,810	—
Paula Johnson	164,494	4,288	—	—	17,100	10,000	4,798	—
Tim Roberts	164,827	4,547	—	—	17,100	15,000	2,780	—

(a) Under the terms of our nonqualified defined contribution plans, we make contributions to the accounts of all eligible employees, including the NEOs. See the NONQUALIFIED DEFERRED COMPENSATION table and accompanying narrative and notes for more information.

(b) We maintain life insurance policies and/or death benefits for all our U.S.-based salaried employees (at no cost to the employee) with a face value approximately equal to the employee's annual salary. We maintain group life insurance policies on each of our NEOs equal to approximately two times his or her annual salary. The amounts shown are for premiums paid by us to provide the additional group life insurance above what is provided to the broad-based employees.

(c) Costs associated with executive physicals.

(d) Costs associated with financial counseling and estate planning services with approved provider.

(e) Under the terms of our tax-qualified defined contribution plans, we make contributions to the accounts of all eligible employees, including the NEOs.

(f) We maintain a Matching Gift Program under which certain gifts by employees to qualified educational or charitable institutions are matched by the Company. The program matches up to $15,000 annually. The amounts shown reflect the actual payments made by us in 2020, which due to processing delays can include contributions in 2019 that were matched by the Company in 2020 and are therefore reported in this proxy statement.

(g) The amounts shown primarily reflect payments by us relating to certain taxes incurred by the NEOs. Mr. Herman received tax assistance after he exercised stock options that he had been granted while an expatriate employee prior

PHILLIPS 66 PROXY STATEMENT 2021 51

EXECUTIVE COMPENSATION TABLES

to becoming an NEO ($1,237). All expatriate employees receive this tax assistance. We also provide tax assistance when we request family members or other guests to accompany an NEO to a Company function and, as a result, the NEO is deemed to make personal use of Company assets such as Company aircraft and thereby incurs imputed income. We believe this type of expense is appropriately characterized as a business expense and, if the NEO incurs imputed income in accordance with applicable tax laws, we will generally reimburse the NEO for any increased tax costs (Mr. Garland $5,131; Mr. Mitchell $1,494; Mr. Herman $1,494; Ms. Johnson $4,798; and Mr. Roberts $2,701). We also occasionally provide small gifts with tax assistance (such as duffel bags, jackets, and ornaments received as a member of the Board or the Executive Leadership Team) and companion travel expenses. The total cost of these benefits and their tax assistance are as follows: Mr. Garland $79; Mr. Herman $79; and Mr. Roberts $79.

Also included are benefits required for employees covered under our Comprehensive Security Program, which currently includes only Mr. Garland. Under the Comprehensive Security Program, Mr. Garland is provided with the use of a car and driver when security deems it required and home security fees that are in excess of the cost of a system typical for homes in his neighborhood ($16,807).

(h) The Phillips 66 Comprehensive Security Program requires in certain circumstances that Mr. Garland fly on Company aircraft. The amount presented above represents the approximate incremental cost to Phillips 66 for personal use of the aircraft. Approximate incremental cost has been determined by calculating the variable costs for each aircraft during the year, dividing that amount by the total number of miles flown by that aircraft, and multiplying the result by the miles flown for personal use during the year. Incremental costs for flights to the hangar or other locations without passengers, commonly referred to as "deadhead" flights, are included in the calculation.

(7) To show how year-over-year changes in pension value impact total compensation, as determined under SEC rules, we included this column to show total compensation without pension value changes. The amounts reported in this column are calculated by subtracting the change in pension value, as described in footnote 6 to this table, from the amounts reported in the Total column. The amounts reported in this column differ substantially from, and are not a substitute for, the amounts reported in the Total column.

52 PHILLIPS 66 PROXY STATEMENT 2021

EXECUTIVE COMPENSATION TABLES

GRANTS OF PLAN-BASED AWARDS

The following table provides additional information about plan-based compensation disclosed in the SUMMARY COMPENSATION TABLE. This table includes both equity and non-equity awards.

		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (2)			ESTIMATED FUTURE PAOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (3)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (4) (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS (5) ($)
NAME	GRANT DATE (1)	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Greg Garland		—	2,680,013	6,700,033	—	—	—	—	—	—	—
	2/4/2020	—	—	—	—	—	—	37,401	—	—	3,350,008
	2/4/2020	—	—	—	—	65,732	131,464	—	—	—	5,887,615
	2/4/2020	—	—	—	—	—	—	—	212,100	89.57	3,351,180
Kevin Mitchell		—	897,360	2,243,400	—	—	—	—	—	—	—
	2/4/2020	—	—	—	—	—	—	12,245	—	—	1,096,785
	2/4/2020	—	—	—	—	21,520	43,040	—	—	—	1,927,546
	2/4/2020	—	—	—	—	—	—	—	63,200	89.57	998,560
Robert Herman		—	780,325	1,950,813	—	—	—	—	—	—	—
	2/4/2020	—	—	—	—	—	—	9,395	—	—	841,510
	2/4/2020	—	—	—	—	16,512	33,024	—	—	—	1,478,980
	2/4/2020	—	—	—	—	—	—	—	48,500	89.57	766,300
Paula Johnson		—	747,842	1,869,605	—	—	—	—	—	—	—
	2/4/2020	—	—	—	—	—	—	8,902	—	—	797,352
	2/4/2020	—	—	—	—	15,645	31,290	—	—	—	1,401,323
	2/4/2020	—	—	—	—	—	—	—	45,900	89.57	725,220
Tim Roberts		—	793,069	1,982,673	—	—	—	—	—	—	—
	2/4/2020	—	—	—	—	—	—	10,249	—	—	918,003
	2/4/2020	—	—	—	—	18,013	36,026	—	—	—	1,613,424
	2/4/2020	—	—	—	—	—	—	—	48,500	89.57	766,300

(1) The grant date shown is the date on which the Compensation Committee approved the target awards.

(2) Threshold and maximum awards are based on the provisions in the VCIP. Actual awards earned can range from 0 to 200% of the target awards, with a further possible adjustment of +/–50% of the target award depending on individual performance. The Compensation Committee retains the authority to make awards under the program and to use its judgment in adjusting awards, including making awards greater than the amounts shown in the table above, provided the award does not exceed amounts permitted under the 2013 Omnibus Stock and Performance Incentive Plan of Phillips 66. Actual payouts under the annual bonus program for 2020 are calculated using base salary earned in 2020 and reflected in the "Non-Equity Incentive Plan Compensation" column of the SUMMARY COMPENSATION TABLE.

(3) Threshold and maximum awards are based on the provisions of the PSP. Actual awards earned range from 0 to 200% of the target. Performance periods under the PSP cover a three-year period, and because a new three-year period commences each year, there could be three overlapping performance periods ongoing. In 2020, targets were set with respect to an award for the performance period beginning in 2020 and ending in 2022. The Compensation Committee retains authority to make awards under the PSP using its judgment, including making awards greater than the maximum payout shown in the table above, provided the award does not exceed amounts permitted under the 2013 Omnibus Stock and Performance Incentive Plan of Phillips 66.

(4) RSUs were granted in 2020 and will vest in 2023.

PHILLIPS 66 PROXY STATEMENT 2021 53

EXECUTIVE COMPENSATION TABLES

(5)   For equity incentive plan awards, these amounts represent the grant date fair value at target level under the PSP as determined in accordance with GAAP. For Stock Option awards, these amounts represent the grant date fair value of the option awards using a Black-Scholes-Merton-based methodology. Actual value realized upon option exercise depends on market prices at the time of exercise. For other stock awards, these amounts represent the grant date fair value of the RSU awards determined in accordance with GAAP. See Note 20—Share-Based Compensation Plans in the Notes to Consolidated Financial Statements in our 2020 Form 10-K, for a discussion of the relevant assumptions used in this determination.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table lists outstanding Phillips 66 equity grants for each NEO as of December 31, 2020.

		OPTION AWARDS (1)				STOCK AWARDS
NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (2)(#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE(#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (3)(#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (4) (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
Greg Garland	2/7/2013	158,500	—	62.170	2/7/2023	—	—	—	—
	2/6/2014	126,300	—	72.255	2/6/2024	—	—	—	—
	2/3/2015	146,700	—	74.135	2/3/2025	—	—	—	—
	2/2/2016	169,400	—	78.620	2/2/2026	—	—	—	—
	2/7/2017	174,000	—	78.475	2/7/2027	—	—	—	—
	2/6/2018	98,000	49,000	94.850	2/6/2028	—	—	—	—
	2/5/2019	59,566	119,134	94.968	2/5/2029	—	—	—	—
	2/4/2020	—	212,100	89.570	2/4/2030	—	—	—	—
		—	—	—	—	98,698	6,902,938	292,900	20,485,426
Kevin Mitchell	2/3/2015	9,900	—	74.135	2/3/2025	—	—	—	—
	2/2/2016	30,800	—	78.620	2/2/2026	—	—	—	—
	2/7/2017	31,700	—	78.475	2/7/2027	—	—	—	—
	2/6/2018	29,066	14,534	94.850	2/6/2028	—	—	—	—
	2/5/2019	17,766	35,534	94.968	2/5/2029	—	—	—	—
	2/4/2020	—	63,200	89.570	2/4/2030
		—	—	—	—	33,525	2,344,739	95,966	6,711,862
Robert Herman	2/7/2013	12,300	—	62.170	2/7/2023	—	—	—	—
	2/6/2014	11,400	—	72.255	2/6/2024	—	—	—	—
	2/3/2015	23,500	—	74.135	2/3/2025	—	—	—	—
	2/2/2016	28,800	—	78.620	2/2/2026	—	—	—	—
	2/7/2017	30,700	—	78.475	2/7/2027	—	—	—	—
	2/6/2018	17,333	8,667	94.850	2/6/2028	—	—	—	—
	2/5/2019	10,500	21,000	94.968	2/5/2029	—	—	—	—
	2/4/2020	—	48,500	89.570	2/4/2030
		—	—	—	—	69,177	4,838,239	73,284	5,125,483
Paula Johnson	2/7/2013	12,000	—	62.170	2/7/2023	—	—	—	—
	2/6/2014	19,600	—	72.255	2/6/2024	—	—	—	—
	2/3/2015	25,100	—	74.135	2/3/2025	—	—	—	—
	2/2/2016	32,800	—	78.620	2/2/2026	—	—	—	—
	2/7/2017	34,300	—	78.475	2/7/2027	—	—	—	—
	2/6/2018	19,933	9,967	94.850	2/6/2028	—	—	—	—
	2/5/2019	12,166	24,334	94.968	2/5/2029	—	—	—	—
	2/4/2020	—	45,900	89.570	2/4/2030
		—	—	—	—	22,612	1,581,483	67,484	4,719,831
Tim Roberts	4/4/2016	28,400	—	85.973	4/4/2026	—	—	—	—
	2/7/2017	30,700	—	78.475	2/7/2027	—	—	—	—
	2/6/2018	17,266	8,634	94.850	2/6/2028	—	—	—	—
	2/5/2019	10,500	21,000	94.968	2/5/2029	—	—	—	—
	2/4/2020	—	48,500	89.570	2/4/2030
		—	—	—	—	22,864	1,599,108	73,440	5,136,394

54 PHILLIPS 66 PROXY STATEMENT 2021

EXECUTIVE COMPENSATION TABLES

(1)	All options shown in the table have a maximum term for exercise of ten years from the grant date. Under certain circumstances, the terms for exercise may be shorter, and in certain circumstances, the options may be forfeited and cancelled. All awards shown in the table have associated restrictions upon transferability.
(2)	The options shown in this column vested and became exercisable in 2020 or prior years (although under certain termination circumstances, the options may still be forfeited). Options become exercisable in one-third increments on the first, second and third anniversaries of the grant date.
(3)	These amounts include unvested restricted stock and RSUs awarded under the PSP for performance periods that ended on or before December 31, 2014. All awards for performance periods that ended on or before December 31, 2014, continue to have restrictions upon transferability. Restrictions on PSP awards for performance periods that ended on or before December 31, 2010, lapse upon separation from service. Restrictions on PSP awards for later performance periods lapse five years from the grant date unless the NEO elected prior to the beginning of the performance period to defer lapsing of the restrictions until separation from service. Awards are subject to forfeiture if, prior to lapsing, the NEO separates from service for a reason other than death, disability, layoff, retirement after reaching age 55 with five years of service, or after a change of control, although the Compensation Committee has the authority to waive forfeiture. The awards have no voting rights, but do entitle the holder to receive dividend equivalents in cash. The value of the awards reflects the closing price of our common stock, as reported on the NYSE, on December 31, 2020 ($69.94).
(4)	Reflects potential awards from ongoing performance periods under the PSP for performance periods ending December 31, 2021 and December 31, 2022. These awards are shown at maximum; however, there is no assurance that awards will be granted at, below or above target after the end of the relevant performance periods, as the determination to make a grant and the amount of any grant is within the judgment of the Compensation Committee. Until an actual grant is made, these unearned awards pay no dividend equivalents. The value of these unearned awards reflects the closing price of our common stock, as reported on the NYSE, on December 31, 2020 ($69.94).

OPTION EXERCISES AND STOCK VESTED FOR 2020

The following table summarizes the value received from stock option exercises and stock grants vested during 2020:

	OPTION AWARDS		STOCK AWARDS (1)
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED UPON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED UPON VESTING ($)
Greg Garland	—	—	319,292	26,857,890
Kevin Mitchell	—	—	33,931	2,461,625
Robert Herman	—	—	25,618	1,895,314
Paula Johnson	—	—	54,035	4,443,795
Tim Roberts	—	—	24,871	1,839,209

(1) Stock awards include RSUs that vested during the year, as well as the PSP 2018-2020 award that vested on December 31, 2020 and was paid out in cash in early 2021. The PSP awards were as follows: Mr. Garland, 83,208 units valued at

PHILLIPS 66 PROXY STATEMENT 2021 55

EXECUTIVE COMPENSATION TABLES

$5,672,888; Mr. Mitchell, 27,096 units valued at $1,847,329; Mr. Herman, 18,299 units valued at $1,247,575; Ms. Johnson, 18,620 units valued at $1,269,459; and Mr. Roberts, 18,254 units valued at $1,244,507.

PENSION BENEFITS AS OF DECEMBER 31, 2020

Our defined benefit pension plan covering NEOs, the Phillips 66 Retirement Plan, consists of multiple titles with different terms. NEOs are only eligible to participate in one title at any time but may have frozen benefits under one or more other titles.

	TITLE I	TITLE II (1)	TITLE IV
Current Eligibility	Mr. Garland	Mr. Herman (4), Mr. Mitchell, Mr. Roberts	Ms. Johnson
Normal Retirement	Age 65	Age 65	Age 65
Early Retirement (2)	Age 55 with five years of service or if laid off during or after the year in which the participant reaches age 50	Executives may receive their vested benefit upon termination of employment at any age	Age 50 with ten years of service
Benefit Calculation (2)	Calculated as the product of 1.6% times years of credited service multiplied by the final average eligible earnings	Based on monthly pay and interest credits to a nominal cash balance account created on the first day of the month after an executive's hire date. Pay credits are equal to a percentage of total salary and annual bonus.	Calculated as the product of 1.6% times years of credited service multiplied by the final average eligible earnings
Final Average Earnings Calculation	Calculated using the three highest compensation years in the last ten calendar years before retirement plus the year of retirement	N/A	Calculated using the higher of the highest three years of compensation or the highest 36 months of compensation
Eligible Pension Compensation (3)	Includes salary and annual bonus	Includes salary and annual bonus	Includes salary and annual bonus
Benefit Vesting	All participants are vested in this title	Employees vest after three years of service	All participants are vested in this title
Payment Types	Allows payments in the form of several annuity types or a single lump sum
IRS limitations	Benefits under all Titles are limited by the IRC. In 2020, the compensation limit was $285,000. The IRC also limits the annual benefit available under these Titles expressed as an annuity. In 2020, that limit was $230,000 (reduced actuarially for ages below 62).
(1)	NEOs whose combined years of age and service total less than 44 receive a 6% pay credit, those with 44 through 65 receive a 7% pay credit and those with 66 or more receive a 9% pay credit. Interest credits are applied to the cash balance account each month. This credit is calculated by multiplying the value of the account by the interest credit rate, based on 30-year U.S. Treasury security rates adjusted quarterly.
(2)	An early benefit reduction is calculated on Title I by reducing the benefit 5% for each year before age 60 that benefits are paid. An early benefit reduction is calculated on Title III by reducing the benefit 6.67% for each year before age 60 that benefits are paid, unless the participant has at least 85 points awarded, with one point for each year of age and one point for each year of service. Title IV early benefit reduction is calculated by reducing the benefit by 5% per year for each year before age 57 that benefits are paid and 4% per year for benefits that are paid between ages 57 and 60. The benefit calculation for Titles I, III and IV is reduced by the product of 1.5% of the annual primary social security benefit multiplied by years of credited service, although a reduction limit of 50% of the primary Social Security benefit may apply.
(3)	Under Title I, if an executive receives layoff benefits, then the eligible compensation calculation also includes the annualized salary for the year of layoff (rather than the actual salary for that year) and years of service are increased by any period for which layoff benefits are calculated.
(4)	Mr. Herman has a frozen benefit under Title III from prior years of service with predecessor companies. Under Title III, normal retirement is age 65 and early retirement is age 55 with 10 years of service. Title III is similar to Title I, except that bonus is not eligible pension compensation and payout is made in the form of an annuity.

56 PHILLIPS 66 PROXY STATEMENT 2021

EXECUTIVE COMPENSATION TABLES

The following table lists the pension program participation and actuarial present value of each NEO's defined benefit pension as of December 31, 2020.

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (1) (#)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)	PAYMENTS DURING LAST FISCAL YEAR ($)
Greg Garland	Phillips 66 Retirement Plan - Title I	31	2,076,817	—
	Phillips 66 Key Employee Supplemental Retirement Plan (2)	—	51,817,577	—
Kevin Mitchell	Phillips 66 Retirement Plan - Title II	7	165,494	—
	Phillips 66 Key Employee Supplemental Retirement Plan (2)	—	777,384	—
Robert Herman	Phillips 66 Retirement Plan - Title II	15	431,255	—
	Phillips 66 Retirement Plan - Title III	23	716,291	—
	Phillips 66 Key Employee Supplemental Retirement Plan (2)	—	1,244,447	—
Paula Johnson	Phillips 66 Retirement Plan - Title IV	18	1,115,296	—
	Phillips 66 Key Employee Supplemental Retirement Plan (2)	—	8,042,831	—
Tim Roberts	Phillips 66 Retirement Plan - Title II	5	96,489	—
	Phillips 66 Key Employee Supplemental Retirement Plan (2)	—	453,129	—

(1) Years of credited service include service recognized under the predecessor ConocoPhillips plans from which these plans were spun off effective May 1, 2012. Credited Service displays the number of years the NEO was in each applicable formula.

(2) The Phillips 66 Key Employee Supplemental Retirement Plan restores Company-sponsored benefits capped under the qualified defined benefit pension plan due to IRC limits. All employees, including our NEOs, are eligible to participate in the plan.

Understanding the Annual Change in Pension Value

No modifications to pension	✓ There were no modifications to our existing pension program in 2020
Change in value
✓
The value of traditional pension plans is particularly sensitive to interest rate movement, which is outside of Company control
✓
While our short-term and long-term incentive programs are based entirely on performance, pension value is not performance based and does not reflect or reward Company performance

Pension plan going forward	✓ The Compensation Committee will continue to assess our pension program to ensure viability as an attraction and retention tool

NONQUALIFIED DEFERRED COMPENSATION

Our NEOs are eligible to participate in two nonqualified deferred compensation plans, the Phillips 66 KEDCP and the Phillips 66 DCMP.

The KEDCP allows NEOs to defer up to 50% of their salary and up to 100% of their VCIP. The default distribution option is a lump sum payment paid at least six months after separation from service. NEOs may elect to defer payments from one to five years, and to receive annual, semiannual or quarterly payments for a period of up to fifteen years. NEOs may also elect to defer their VCIP to a specific date in the future.

The DCMP is a nonqualified restoration plan for employer contributions that cannot be made to our 401(k) plan either due to an NEO's salary deferral under the KEDCP or due to the IRC annual limit on compensation that may be taken into account under a qualified plan. Distributions are made as a lump sum six months after separation

PHILLIPS 66 PROXY STATEMENT 2021 57

EXECUTIVE COMPENSATION TABLES

from service, unless the NEO elects to receive one to fifteen annual payments beginning at least one year after separation from service.

Each NEO directs investments of his or her individual accounts under the KEDCP and DCMP. Both plans provide a broad range of market-based investments, that may be changed daily. No investment provides above-market returns. The aggregate performance of these investments is reflected in the NONQUALIFIED DEFERRED COMPENSATION table below.

Benefits due under these plans are paid from our general assets, although we also maintain rabbi trusts that may be used to pay benefits. The trusts and the funds held in them are Company assets. In the event of our bankruptcy, NEOs would be unsecured general creditors.

The following table provides information on nonqualified deferred compensation as of December 31, 2020:

NAME	APPLICABLE PLAN (1)	BEGINNING BALANCE (2) ($)	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR ($)	COMPANY CONTRIBUTIONS IN THE LAST FISCAL YEAR (3) ($)	AGGREGATE EARNINGS IN LAST FISCAL YEAR (4) ($)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FISCAL YEAR END (5) ($)
Greg Garland	Phillips 66 Defined Contribution Make-Up Plan	2,385,595	—	534,983	24,002	—	2,944,579
	Phillips 66 Key Employee Deferred Compensation Plan	1,435,135	—	—	(383,312)	—	1,051,822
Kevin Mitchell	Phillips 66 Defined Contribution Make-Up Plan	471,936	—	192,294	82,716	—	746,937
	Phillips 66 Key Employee Deferred Compensation Plan	—	—	—	—	—	—
Robert Herman	Phillips 66 Defined Contribution Make-Up Plan	740,799	—	155,612	(4,175)	—	892,236
	Phillips 66 Key Employee Deferred Compensation Plan	2,525,254	—	—	362,366	—	2,887,620
Paula Johnson	Phillips 66 Defined Contribution Make-Up Plan	609,842	—	164,494	67,150	—	841,486
	Phillips 66 Key Employee Deferred Compensation Plan	—	—	—	—	—	—
Tim Roberts	Phillips 66 Defined Contribution Make-Up Plan	333,783	—	164,827	64,577	—	563,188
	Phillips 66 Key Employee Deferred Compensation Plan	—	697,622	—	58,845	—	756,467

(1) We have two defined contribution deferred compensation programs for our executives -- the DCMP and the KEDCP. As of December 31, 2020, participants in these plans had 36 investment options -- 28 of the options were the same as those available in our 401(k) plan and the remaining options were other mutual funds approved by the plan administrator.

(2) The beginning balance includes the final Company contribution of fiscal year 2019 (DCMP $6,792 and KEDCP $4,542 for Mr. Garland; DCMP $7,779 for Mr. Mitchell; DCMP $5,051 and KEDCP $22,806 for Mr. Herman; DCMP $6,495 for Ms. Johnson; and DCMP $5,907 for Mr. Roberts).

(3) These amounts represent Company contributions under the DCMP. These amounts are also included in the "All Other Compensation" column of the SUMMARY COMPENSATION TABLE.

(4) These amounts represent earnings on plan balances from January 1 to December 31, 2020. These amounts are not included in the SUMMARY COMPENSATION TABLE.

(5) The total reflects contributions by our NEOs, contributions by us, and earnings on balances prior to 2020; plus contributions by our NEOs, and earnings from January 1, 2020, through December 31, 2020 (shown in the appropriate columns of this table, with amounts that are included in the SUMMARY COMPENSATION TABLE). The total includes all contributions by our NEOs and by us reported in this proxy statement and our proxy statements from prior years as follows: $2,106,109 for Mr. Garland; $580,697 for Mr. Mitchell; $466,016 for Mr. Herman; $750,079 for Ms. Johnson; and $1,115,552 for Mr. Roberts.

58 PHILLIPS 66 PROXY STATEMENT 2021

EXECUTIVE COMPENSATION TABLES

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Our programs are designed to pay out amounts earned during employment unless the employee voluntarily resigns prior to becoming retirement-eligible or is terminated for cause. Although normal retirement age under our benefit plans is 65, early retirement provisions allow receipt of benefits at earlier ages if vesting requirements are met. For our incentive compensation programs (VCIP, RSU, Stock Options, and PSP), early retirement is generally defined as termination at or after the age of 55 with five years of service.

As of December 31, 2020, Mr. Garland, Mr. Herman, and Ms. Johnson were retirement-eligible under both our benefit plans and our compensation programs. Therefore, as of December 31, 2020, a voluntary resignation of Mr. Garland, Mr. Herman, or Ms. Johnson, would have been treated as a retirement, and each would have retained all awards earned under the current and earlier programs. As such, awards under these programs are not included in the amounts reflected in the table below. Please see the OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END table for more information. Our compensation programs provide for the following upon retirement:

Cash Payments. Cash payments include VCIP earned during the fiscal year, amounts contributed and vested under our defined contribution plans, and amounts accrued and vested under our pension plans.

Equity. Equity considerations include grants under the PSP for ongoing performance periods in which the executive participated for at least one year, previously granted restricted stock and RSUs, and previously granted stock option awards exercisable through the original term.

The table at the end of this section summarizes the potential additional value of the benefits to be received by each NEO as of December 31, 2020, through the Phillips 66 ESP due to an involuntary termination without cause or through the Phillips 66 CICSP due to a change in control event. Benefits that would be available generally to all or substantially all salaried employees on the U.S. payroll are not included in the amounts shown. Executives are not entitled to receive benefits under both the ESP and the CICSP as a result of the same event. These two plans have the following in common:

•	amounts payable under both are offset by any payments or benefits payable under any of our other plans;
•	benefits under both may also be reduced in the event of willful and bad faith conduct demonstrably injurious to the Company; and
•	both are Company plans under which awards and payments are subject to clawback provisions and to forfeiture or recoupment, in whole or in part, under applicable law, including the Sarbanes-Oxley Act and the Dodd-Frank Act.

Executive Severance Plan

The ESP provides that if a NEO separates due to an involuntary termination without cause, the executive will receive the following benefits, which may vary depending on salary grade level.

Cash Severance Payments. ESP cash severance payments include:

•	a lump sum payment equal to one and one-half or two times the sum of the executive's base salary and current target annual bonus;
•	a lump sum payment equal to the present value of the increase in pension benefits that would result from crediting the executive with an additional one and one-half or two years of age and service under the pension plan; and
•	a lump sum payment generally equal to the Company contribution for active employees toward the cost of certain welfare benefits for an additional one and one-half or two years.
PHILLIPS 66 PROXY STATEMENT 2021 59

EXECUTIVE COMPENSATION TABLES

Accelerated Equity. Layoff treatment under our compensation plans generally allows the executive to retain a prorated portion of grants held less than one year and full grants held for one year or more of Restricted Stock, RSUs, and Stock Options, and maintain eligibility for prorated PSP awards for ongoing periods in which he or she had participated for at least one year.

Change in Control Severance Plan

The CICSP provides that if, within two years of a change in control of the Company, an executive's employment is terminated by the employer other than for cause, or by the executive for good reason, the executive will receive the following benefits, which may vary depending on salary grade level. CICSP benefits include:

Cash Severance Payments. CICSP cash severance payments include:

•	a lump sum payment equal to two or three times the sum of the executive's base salary and the higher of the current target annual bonus or the average of the annual bonuses paid for the previous two years;
•	a lump sum payment equal to the present value of the increase in pension benefits that would result from crediting the executive with an additional two or three years of age and service under the pension plan; and,
•	a lump sum payment generally equal to the Company contribution for active employees toward the cost of certain welfare benefits for an additional two or three years.

Accelerated Equity. CICSP benefits include the vesting of all equity awards and lapsing of any restrictions.

60 PHILLIPS 66 PROXY STATEMENT 2021

EXECUTIVE COMPENSATION TABLES

Death or Disability

For completeness, payments that would be payable to each NEO upon separation as a result of disability or to each NEO’s estate as a result of death are likewise provided.

	EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION
	INVOLUNTARY NOT-FOR-CAUSE TERMINATION (NOT CIC) ($)	INVOLUNTARY OR GOOD REASON TERMINATION (CIC) ($)	DEATH ($)	DISABILITY ($)
Greg Garland
Severance Payment	12,303,066	25,690,632	—	—
Accelerated Equity	—	—	—	—
Life Insurance	—	—	3,350,016	—
TOTAL	12,303,066	25,690,632	3,350,016	—
Kevin Mitchell
Severance Payment	3,970,421	8,494,946	—	—
Accelerated Equity (1)	6,006,409	6,074,923	6,006,409	6,006,409
Life Insurance	—	—	1,806,864	—
TOTAL	9,976,830	14,569,869	7,813,273	6,006,409
Robert Herman
Severance Payment	3,635,878	6,991,915	—	—
Accelerated Equity	—	—	—	—
Life Insurance	—	—	1,740,864	—
TOTAL	3,635,878	6,991,915	1,740,864	—
Paula Johnson
Severance Payment	5,367,208	9,803,192	—	—
Accelerated Equity	—	—	—	—
Life Insurance	—	—	1,672,080	—
TOTAL	5,367,208	9,803,192	1,672,080	—
Tim Roberts
Severance Payment	3,638,964	7,102,266	—	—
Accelerated Equity (1)	4,251,583	4,308,928	4,251,583	4,251,583
Life Insurance	—	—	1,774,848	—
TOTAL	7,890,547	11,411,194	6,026,431	4,251,583

(1)	For the PSP, amounts for PSP 2018-2020 are shown based on the cash amount received in February 2021, while amounts for other periods are prorated to reflect the portion of the performance period completed by the end of 2020 and shown at target payout levels. These amounts reflect the closing price of our common stock as reported on the NYSE on December 31, 2020 ($69.94).

Restricted Stock and RSU amounts reflect the closing price of our common stock as reported on the NYSE on December 31, 2020 ($69.94).

Stock Option amounts reflect the intrinsic value as if the options had been exercised on December 31, 2020, but only for options the NEO would have retained for the specific termination event.

PHILLIPS 66 PROXY STATEMENT 2021 61

EXECUTIVE COMPENSATION TABLES

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the annual total compensation, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, of our median employee and the annual total compensation of our CEO.

For 2020, the annual total compensation of our CEO was 149 times that of the median of the annual total compensation of all employees, based on annual total compensation of $25,016,843 for the CEO and $167,382 for the median employee.

This ratio is based on an October 1, 2020, employee population of 14,316, which excluded 413 non-U.S. employees in Germany (260), Singapore (75), Austria (42), Canada (32), China (3), and the United Arab Emirates (1). The median employee was identified using annual base pay, overtime pay, annual bonus, and target LTI compensation using data as of September 30, 2020. The annual total compensation for our CEO includes both the amount reported in the “Total” column of the SUMMARY COMPENSATION TABLE of $24,989,374 and the estimated value of our CEO’s health and welfare benefits of $27,469.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

62 PHILLIPS 66 PROXY STATEMENT 2021

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

The primary elements of our non-employee director compensation program are equity compensation and cash compensation.

OBJECTIVES AND PRINCIPLES

Compensation for non-employee directors is reviewed annually by the Nominating and Governance Committee, with the assistance of such third-party consultants as the Nominating and Governance Committee deems advisable, and set by action of the Board of Directors. The Board's goal in designing such compensation is to provide a competitive package that will enable it to attract and retain highly skilled individuals with relevant experience and reflects the time and talent required to serve on the board of a complex, multinational corporation. The Board seeks to provide sufficient flexibility in the form of payment to meet individual needs while ensuring that a substantial portion of director compensation is linked to the long-term success of the Company. In furtherance of our commitment to be a socially responsible member of the communities in which we participate, the Board believes that it is appropriate to extend the Phillips 66 matching gift program to charitable contributions made by individual directors.

Equity Compensation

In 2020, each non-employee director received a grant of RSUs with an aggregate value of $200,000 on the date of grant. Restrictions on the units issued to a non-employee director will lapse in the event of retirement, disability, death, or a change of control, unless the director has elected to receive the underlying shares after a stated period of time. Directors forfeit the units if, prior to the lapse of restrictions, the Board finds sufficient cause for forfeiture (although no such finding can be made after a change in control). Before the restrictions lapse, directors cannot sell or otherwise transfer the units, but the units are credited with dividend equivalents in the form of additional RSUs. When restrictions lapse, directors will receive unrestricted shares of Company stock as settlement of the RSUs.

Cash Compensation

In 2020, each non-employee director received $125,000 in cash compensation for service as a director. Non-employee directors serving in specified committee or leadership positions also received the following additional cash compensation:

	LEAD / CHAIR	MEMBER
Lead Director	$50,000	N/A
Audit and Finance Committee	$25,000	$10,000
Human Resources and Compensation Committee	$25,000	$10,000
All Other Committees	$20,000	N/A

The total annual cash compensation is payable in monthly cash installments. Directors may elect, on an annual basis, to receive all or part of their cash compensation in unrestricted stock or in RSUs (such unrestricted stock or RSUs are issued on the first business day of the month valued using the average of the high and low prices of Phillips 66 common stock as reported on the NYSE on such date), or to have the amount credited to the director's deferred compensation account as described below. The RSUs issued in lieu of cash compensation are subject to the same restrictions as the annual RSUs described above.

Deferral of Compensation

Non-employee directors can elect to defer their cash compensation under the Phillips 66 Deferred Compensation Program for non-Employee Directors (the “Director Deferral Plan”). Deferred amounts are deemed to be invested in various mutual funds and similar investment choices (including Phillips 66 common stock) selected by the director from a list of investment choices available under the Director Deferral Plan.

PHILLIPS 66 PROXY STATEMENT 2021 63

DIRECTOR COMPENSATION

The future payment of any compensation deferred by non-employee directors of Phillips 66 may be funded in a grantor trust designed for this purpose.

Directors' Matching Gift Program

All active and retired non-employee directors are eligible to participate in the Directors' Annual Matching Gift Program. This provides a dollar-for-dollar match of gifts of cash or securities, up to a maximum during any one calendar year of $15,000 per donor for active directors and $7,500 per donor for retired directors, to charities and educational institutions (excluding certain religious, political, fraternal, or collegiate athletic organizations) that are tax-exempt under Section 501(c)(3) of the IRC or meet similar requirements under the applicable law of other countries. Amounts representing these matching contributions are contained in the “All Other Compensation” column of the DIRECTOR COMPENSATION TABLE.

Other Compensation

The Board believes that it is important for significant others of directors and executives to attend certain meetings to enhance the collegiality of the Board. The cost of such attendance is treated by the Internal Revenue Service as income and is taxable to the recipient. The Company reimburses directors for the cost of resulting income taxes. Amounts representing this reimbursement are contained in the “All Other Compensation” column of the DIRECTOR COMPENSATION TABLE.

Stock Ownership

Each director is expected to own an amount of Company stock equal to at least the aggregate value of the annual equity grants during their first five years on the Board. Directors are expected to reach this level of target ownership within five years of joining the Board. Actual shares of stock, Restricted Stock, or RSUs, including deferred stock units, may be counted in satisfying the stock ownership guidelines. All current directors are in compliance, or on track to comply, with the guidelines.

DIRECTOR COMPENSATION TABLE

Phillips 66 benchmarks its non-employee director compensation design and pay levels against a group of peer companies. The Company targets the median of this peer group for all elements of non-employee director compensation.

The following table summarizes the compensation for our non-employee directors for 2020 (for compensation paid to our sole employee director, Mr. Garland, please see EXECUTIVE COMPENSATION TABLES).

NAME	FEES EARNED OR PAID IN CASH (1) ($)	STOCK AWARDS (2) ($)	ALL OTHER COMPENSATION (3) ($)	TOTAL ($)
Gary K. Adams	135,000	200,073	15,000	350,073
Julie L. Bushman (4)	64,960	96,255	16,241	177,456
Lisa A. Davis (4)	31,210	46,253	—	77,463
J. Brian Ferguson	87,500	200,073	4,836	292,409
Charles M. Holley	135,000	200,073	12,498	347,571
John E. Lowe	152,917	200,073	1,515	354,505
Harold W. McGraw III	135,000	200,073	—	335,073
Denise L. Ramos	143,333	200,073	—	343,406
Glenn F. Tilton	205,000	200,073	15,870	420,943
Victoria J. Tschinkel	135,000	200,073	20,527	355,600
Marna C. Whittington	150,000	200,073	15,925	365,998

(1) Reflects 2020 base cash compensation of $125,000 payable to each non-employee director. In 2020, non-employee directors serving in specified committee positions also received the additional cash compensation described previously.

64 PHILLIPS 66 PROXY STATEMENT 2021

DIRECTOR COMPENSATION

Compensation amounts reflect adjustments related to various changes in committee assignments by Board members throughout the year, if any. Amounts shown include any amounts that were voluntarily deferred to the Director Deferral Plan.

(2) Amounts represent the grant date fair market value of RSUs. Under our non-employee director compensation program, non-employee directors received a 2020 grant of RSUs with an aggregate value of $200,000 on the date of grant, based on the average of the high and low prices for Phillips 66 common stock, as reported on the NYSE, on such date. These grants are made in whole shares with fractional share amounts rounded up, resulting in shares with a value of $200,073 being granted on January 15, 2020 ($96,255 granted on July 8, 2020 for Ms. Bushman's pro-rated grant and $46,253 granted on October 8, 2020 for Ms. Davis’ pro-rated grant).

(3) All Other Compensation is made up primarily of certain gifts by directors to charities and educational institutions (excluding certain religious, political, fraternal, or collegiate athletic organizations) that are tax-exempt under Section 501(c)(3) of the IRC or meet similar requirements under the applicable law of other countries that we match under our Matching Gifts Program (Mr. Adams $15,000; Ms. Bushman $15,000; Mr. Holley $10,000; Ms. Tschinkel $15,000; and Dr. Whittington $15,000). For active directors, the program matches up to $15,000 with regard to each program year. The amounts shown reflect the actual payments made by us in 2020. All Other Compensation also includes any personal flights, automobile transportation expenses, smaller gifts (such as books, ornaments, and jackets) as well as associated tax protection, and tax assistance when we request family members or other guests to accompany a director to a Company function and, as a result, the director is deemed to make personal use of Company assets such as Company aircraft and thereby incurs imputed income.

(4) Amounts shown represent compensation paid to Ms. Bushman and Ms. Davis following election to the Board in July 2020 and October 2020, respectively.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about Phillips 66 common stock that may be issued under all existing equity compensation plans as of December 31, 2020:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (1,2)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(3)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a) (4)
Equity compensation plans approved by security holders	9,700,131	78.49	29,010,540
Equity compensation plans not approved by security holders
Total	9,700,131	78.49	29,010,540

(1)	Includes awards issued under the Omnibus Stock and Performance Incentive Plan of Phillips 66 and awards issued under the 2013 Omnibus Stock and Performance Incentive Plan of Phillips 66.
(2)	Includes an aggregate of 5,433,988 Incentive Stock Options and Nonqualified Stock Options issued to employees, 4,093 Restricted Stock Awards granted under historical LTI plans, and 959,768 PSUs. The number of securities to be issued includes 3,302,282 RSUs, of which 199,315 were issued to non-employee directors. Some awards held by ConocoPhillips employees at our spin-off were adjusted or substituted with a combination of ConocoPhillips and Phillips 66 equity. Awards representing a total of 13,071,435 shares were issued to ConocoPhillips employees, of which 1,389,126 remain outstanding as of December 31, 2020. The awards issued to ConocoPhillips employees are included in the outstanding awards listed above.
(3)	The weighted-average exercise price reflects the weighted-average price for outstanding Incentive Stock Options and Nonqualified Stock Options only. It does not include stock awards outstanding.
(4)	Total includes forfeited shares under the Omnibus Stock and Performance Incentive Plan of Phillips 66 that are now available for grant under the 2013 Omnibus Stock and Performance Incentive Plan of Phillips 66.
PHILLIPS 66 PROXY STATEMENT 2021 65

SHAREHOLDER PROPOSALS

SHAREHOLDER PROPOSALS

We communicate proactively and transparently on issues of interest to the Company and our shareholders, including the topics presented in the shareholder proposals on the following pages. You can read more about our engagement with our shareholders under the CORPORATE RESPONSIBILITY section of this Proxy Statement. As discussed in that section, we communicate with shareholders throughout the year to gather feedback and enhance our disclosures or other practices on an ongoing basis. When we receive shareholder proposals, our process includes contacting the proponent to discuss the proposal, the concerns raised, and whether additional engagements could resolve the proponent’s concerns. This engagement seeks to understand the proponent’s interests and how the Company can address or alleviate concerns raised in the proposal, either by discussion of actions and efforts the Company has planned or underway, or by providing information of which the proponent may not be aware. We followed our normal practice of engagement with the proponents of the proposals included on the following pages.

The following are shareholder proposals that will be voted on at the Annual Meeting only if properly presented by or on behalf of the shareholder proponent. These proposals contain certain assertions that we believe are incorrect, and we have not attempted to refute all of the inaccuracies.

The proposals we received relate to environmental, sustainability, or governance issues, and request that we take particular action, which may include preparing a report. We share some of the concerns addressed in the proposals, and we have taken actions that we believe address many of the underlying concerns of the proposals. However, we disagree with how the proposal seeks to prescribe the manner in which we approach or report on the issue. The Board generally opposes proposals requesting specially developed reports or initiatives as they do not necessarily reflect the actions we are already taking to address such issues, the decisions we have made in prioritizing our initiatives, or the unique and evolving nature of our operations. Additionally, producing special reports is often not a good use of our resources when the issues are addressed through existing communications. Moreover, we believe that shareholders benefit from reading about these issues in the context of Phillips 66’s other activities rather than in isolation. Many of the issues raised in the following proposals are already discussed in our Sustainability Report, our Annual Report on Form 10-K, this Proxy Statement and other information on our website at www.phillips66.com.

We encourage you to read this Proxy Statement, our Annual Report on Form 10-K, our Sustainability Report and the other information presented on our website.

We will promptly provide each shareholder proponent’s name, address, and, to our knowledge, share ownership upon a shareholder’s request.

66 PHILLIPS 66 PROXY STATEMENT 2021

SHAREHOLDER PROPOSALS

PROPOSAL 5: SHAREHOLDER PROPOSAL REGARDING GHG EMISSIONS TARGETS

WHEREAS: We, the shareholders, must protect our assets against devastating climate change, and therefore support companies to substantially reduce greenhouse gas (GHG) emissions.

RESOLVED: Shareholders request the Company to set and publish emissions reduction targets covering the greenhouse gas (GHG) emissions of the Company’s operations and energy products.

You have our support.

SUPPORTING STATEMENT:

The policies of the energy industry are crucial to curbing climate change. Therefore, shareholders support oil and gas companies to change course; to substantially reduce emissions and invest accordingly in the energy transition.

Fiduciary duty

As shareholders, we understand this support to be part of our fiduciary duty to protect all assets in the global economy from devastating climate change.

A growing international consensus has emerged among financial institutions that climate-related risks are a source of financial risk, and therefore limiting global warming is essential to risk management and responsible stewardship of the economy.

We therefore support the company to set emissions reduction targets for all emissions: the emissions of the company’s operations and the emissions of its energy products (Scope 1, 2, and 3). Reducing emissions from the use of energy products (Scope 3) is essential to limiting global warming.

Increasing number of investors insists on targets for all emissions

Shell, BP, Equinor, and Total have already adopted Scope 3 ambitions. Backing from investors that insist on targets for all emissions continues to gain momentum; in 2020, an unprecedented number of shareholders voted for climate targets resolutions. It is evident that a growing group of investors across the energy sector unites behind visible and unambiguous support for targets for all emissions.

Shareholders request that the company report on the strategy and underlying policies for reaching these targets and on the progress made, at least on an annual basis, at reasonable cost and omitting proprietary information.

Nothing in this resolution shall limit the company’s powers to set and vary their strategy or take any action which they believe in good faith would best contribute to reaching these targets.

We believe that the company could lead and thrive in the energy transition. We therefore encourage you to set targets that are inspirational for society, employees, shareholders, and the energy sector, allowing the company to meet an increasing demand for energy while reducing GHG emissions to levels consistent with the curbing climate change.

You have our support.

PHILLIPS 66 PROXY STATEMENT 2021 67

SHAREHOLDER PROPOSALS

BOARD OF DIRECTOR’S RESPONSE TO PROPOSAL 5

THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” PROPOSAL 5.

The Board has carefully considered this proposal and, for the reasons set forth below, does not believe that it is in the best interests of the Company and its shareholders, and unanimously recommends a vote “AGAINST” the proposal.

We are working toward setting attainable targets for GHG reduction that are tied to identified projects.

Earlier this year we announced that we are working towards setting GHG reduction targets tied to identified projects, information that was shared with the proponent during our engagement. We believe that we have a dual challenge of providing affordable, abundant, reliable energy to the world and also addressing the global climate challenge. Phillips 66 is committed to doing both while continuing to deliver shareholder returns.

The Company manages GHG emissions, use of renewable energy, energy efficiency and capital investments on a facility-by-facility basis. The array of assets within our diversified portfolio makes this management approach most efficient. Experience with each facilities’ configuration is an important factor in determining the best way to reduce emissions. Over the last several years, local facility management has integrated a variety of energy efficiency practices into operations to reduce energy consumption and reduce GHG emissions.

For example, at our refineries, we capitalize on opportunities such as improvements in heat exchange or recovery, furnace controls and steam optimization. Over the last five years, five of our refineries have received U.S. Environmental Protection Agency ENERGY STAR® certifications for being among the most energy-efficient plants in our industry. Seven of our refineries have associated cogeneration units. Cogeneration is the use of a single fuel source to produce both electricity and heat simultaneously. The process helps us meet our manufacturing needs and convert heat that would otherwise be lost to the environment into thermal energy to power our process equipment. We also voluntarily achieved Leadership in Energy & Environmental Design (LEED) Platinum certification, the highest level of such certification, for our headquarters building in Houston, Texas, demonstrating energy savings, carbon dioxide emissions reduction, and water efficiency.

We believe that setting a company-wide goal for the reduction of GHG emissions, as requested by the proposal, does not allow local facility management the full flexibility that is necessary to reduce environmental impact, increase energy efficiency and employ renewable energy at their facilities in an economic and efficient manner. We believe that our current approach, which allows local management to institute the best initiatives for their facilities and is focused on specific projects that will lower emissions, is more meaningful than setting aspirational and possibly arbitrary company-wide targets.

Our commitment to advancing a lower-carbon future is reflected in changes to our compensation programs.

As described in the Compensation Discussion and Analysis beginning on page 27, the Compensation Committee of our Board introduced two new metrics into our annual compensation program, “Low-Carbon Priorities” and “GHG Priorities.” The first metric is focused on lower-carbon investments, optimization and innovation, while the second metric is focused on manufacturing emissions intensity. These changes were made to reinforce our focused efforts to advance a lower-carbon economy. Our compensation programs are designed to drive desired behaviors and results, and we believe that including these metrics in our Variable Compensation Incentive Program, including for 2021 performance, demonstrates our commitment in these areas.

We are making investments that advance a lower carbon future and are focusing on technologies that support energy transition.

We agree with the proponent that action by companies is needed and that Phillips 66 can thrive in the energy transition. To that end, we have already acted and invested, with plans to continue and build on what we have already done. Earlier in 2021, we announced a new organization within Phillips 66, Emerging Energy, tasked with establishing a lower-carbon, sustainable business platform. The organization is meant to coordinate on an

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enterprise-wide basis all of our existing investments, work with our Energy Research and Innovation team to commercialize and implement energy technology within our operations and portfolio of assets, and build on those efforts. Outlined below are examples of our work to support the energy transition and lower our Scope 1, Scope 2 or Scope 3 emissions that are already completed or underway.

Operations:

•	We are converting our San Francisco Refinery to a renewable fuels facility that, upon completion, is expected to have 800 million gallons per year of renewable fuel production capacity, reduce the facility’s GHG emissions by 50%, and be one of the world’s largest renewable fuels facilities
•	We are progressing an industrial scale renewable hydrogen project at Humber Refinery
•	We are jointly developing a carbon capture project to capture emissions from the Humber Refinery and associated local industry
•	We are evaluating solar and wind energy to power our pipelines and refineries
•	We are developing energy improvement projects and evaluating construction of cogeneration units to achieve ENERGY STAR® certification at all our refineries
•	We have piloted solid oxide fuel cells technology in Wyoming to power cathodic protection through pipelines to maintain asset integrity
•	We are utilizing GHG offsets, such as forestry protocols, to support projects designed to mitigate carbon dioxide emissions

Products:

•	We are producing renewable diesel from used cooking oil at our Humber Refinery, with plans to further expand capacity by 2024
•	We have entered into agreements for supply and offtake at two third-party renewable diesel facilities under construction in Nevada
•	We have increased marketing of low carbon fuels on the U.S. West Coast
•	We installed a hydrogen pump station in Switzerland, with plans to annually add more stations
•	We produce and supply feedstock that is used to make anodes and lithium-ion batteries for electric vehicles (EVs) and electronic devices, which also is used to increase productivity of steel recycling
•	We have developed and are manufacturing fluids and lubricants for motors and battery packs in EVs and are producing low viscosity heavy duty engine oil to improve fuel economy

Implementing the proposal would not provide incremental benefits to the Company or its shareholders.

Phillips 66 recognizes the climate challenge and agrees with the proponent that the reduction of GHG emissions is an important issue. The Company maintains its commitment to the reduction of GHG emissions by (i) making investments and growing our business to support a lower carbon future; (ii) pursuing internal efforts to reduce emissions through energy efficiency; (iii) including new metrics in our annual compensation program that support low carbon and GHG priorities; (iv) continuing to develop innovative technologies that can play a role in the energy transition; and (v) voluntarily reporting our Scope 1 and Scope 2 GHG emissions.

In light of our evidenced continuing commitment to GHG reductions and reporting, the Board believes implementing the proposal would not be additive to the work already underway and is unnecessary to further these efforts. The Board recommends a vote “AGAINST” this proposal.

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PROPOSAL 6:  SHAREHOLDER PROPOSAL REGARDING REPORT ON CLIMATE LOBBYING

Resolved: Shareholders request that the Board of Directors conduct an evaluation and issue a report within the next year (at reasonable cost, omitting proprietary information) describing if, and how, Phillips 66’s lobbying activities (direct and through trade associations) align with the goal of limiting average global warming to well below 2 degrees Celsius (the Paris Climate Agreement’s goal). The report should also address the risks presented by any misaligned lobbying and the company’s plans, if any, to mitigate these risks.

Supporting Statement: According to the November 2019 “Emissions Gap Report” issued by the United Nations Environment Programme, critical gaps remain between the commitments national governments have made and the actions required to prevent the worst effects of climate change. Companies have an important and constructive role to play in enabling policy- makers to close these gaps.

Corporate lobbying activities that are inconsistent with meeting the goals of the Paris Climate Agreement, however, present regulatory, reputational, legal and financial risks to investors. These efforts also exacerbate systemic risks to our economies, as delays in implementation of the Paris Climate Agreement increase the physical risks of climate change - as we have seen in abundance in 2020 with wildfires and severe storms - and introduce uncertainty and volatility into our portfolios. We believe that Paris Climate Agreement-aligned climate lobbying helps to mitigate these risks, and contributes positively to the long-term value of our investment portfolios.

Of particular concern are the trade associations and other politically active organizations that speak for business but, unfortunately, too often present forceful obstacles to progress in addressing the climate crisis.

As investors, we view fulfillment of the Paris Climate Agreement’s agreed goal—to hold the increase in the global average temperature to “well below” 2°C above preindustrial levels, and to pursue efforts to limit the temperature increase to 1.5°C—as an imperative. We are convinced that unabated climate change will have a devastating impact on our clients, plan beneficiaries, and the value of their portfolios. We see future “business as usual” scenarios of a 3-4°C or greater increase in the global average temperature as both unacceptable and uninvestable.

In 2019, two hundred institutional investors managing $6.5 trillion wrote to Phillips 66, seeking information on how the company is managing this critical governance issue. Insufficient information is presently available to help investors understand whether Phillips 66 works to ensure that its lobbying activities, directly, in the company’s name, and indirectly, through trade associations, align with the Paris Climate Agreement’s goals, and whether Phillips 66 takes any action to address any misalignments it has found. We believe Philips 66’s reply was not responsive to this request.

Thus, we urge the Board and management to assess the company’s climate related lobbying and report to shareholders.

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BOARD OF DIRECTOR’S RESPONSE TO PROPOSAL 6

THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” PROPOSAL 6.

The Board has carefully considered this proposal and, for the reasons set forth below, does not believe that it is in the best interests of the Company and its shareholders, and unanimously recommends a vote “AGAINST” the proposal.

Phillips 66’s governance policies provide for effective oversight of its political activities.

The Board fully supports accountability, appropriate transparency, and disclosure of lobbying activities and expenditures. Our Board’s Public Policy and Sustainability Committee (PPSC), which oversees our polices, programs and practices regarding environmental protection and our sustainability programs and initiatives, also has oversight of our lobbying and political engagements. These matters are under the purview of the PPSC as part of its oversight responsibility for the Company’s global reputation and political trends and risks.

The Company follows an internal review and oversight process to ensure its public policy positions are aligned with its lobbying activities. Regular reviews of public policy issues of significance are provided to senior management and to the PPSC. Company positions on key issues are made public through a variety of sources, including our Sustainability Report, with climate change disclosures and analysis, SEC filings, and press releases, all of which are available on our website at www.phillips66.com. Our lobbying and political contributions support the Company strategy and are consistent with publicly available positions.

Our Political Giving and Activities Policy, which also is publicly available on our website, clearly provides that only certain employees are authorized to execute the Company’s political activities, including lobbying. Our well-established processes provide effective oversight of our political activities, including lobbying.

Phillips 66 already provides comprehensive political and lobbying disclosure.

Phillips 66 publicly reports, on a quarterly basis, to the U.S. Congress its federal lobbying expenses and the specific issues lobbied. The total figure reported in Phillips 66’s public Lobbying Disclosure Act (LDA) filings includes expenses associated with the costs of employee federal lobbying, as well as those portions of payments to trade associations, coalitions and think tanks that are spent on federal lobbying. The LDA filings disclose Phillips 66’s lobbying expenditures, describe legislation and general issues that were the topic of communication, and identify the individual who lobbied on behalf of Phillips 66. All of these filings are accessible to the general public on the U.S. Senate website at www.senate.gov. Phillips 66 also files similar periodic reports with state agencies and publicly provides links to Company filings or state search tools if direct links are not possible. Furthermore, Phillips 66, and its employees involved in lobbying, file lobby disclosure reports at the federal, state and local level, in accordance with all applicable disclosure laws.

As part of our overall effort to promote political transparency and accountability, Phillips 66 publishes a semiannual voluntary report of political contributions. Included in this report are (i) contributions to section 527 organizations; (ii) contributions to individual candidates for state and local office; (iii) portions of dues or similar payments to trade associations, 501(c)(3) organizations that develop model legislation and section 501(c)(4) organizations to the extent the dues or other payments equal or exceed $50,000 and are attributable to political purposes; and (iv) a link to all contributions by Phillips 66 for the prior five years.

Requiring additional disclosure would hold Phillips 66 to a different standard than other groups engaging in similar lobbying activities.

Phillips 66 participation in the political process is in the best interest of shareholders.

We recognize that among trade association members there can be viable viewpoints that differ from ours. When this occurs, we seek to work with the association membership to promote reasonable compromise on major initiatives affecting us and our stakeholders. Company contribution to or participation in trade associations, including membership on a trade association board, does not mean that the Company agrees with every position a

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trade association takes on an issue and from time to time our corporate positions may differ from those of the trade association of which we are members. Annually, the Company reviews the merits of each organization in which it is involved and assesses whether to sustain or withdraw support.

Phillips 66 is committed to adhering to the highest standards of ethics in engaging in any government relations activities. Phillips 66 is highly regulated and significantly impacted by public policy decisions at the local, state, and federal levels. As such, the Board believes that Phillips 66's public policy engagement is essential to protect the interests of Phillips 66, our customers, employees, shareholders, and communities. Participation in public policy dialogues includes contributing to organizations that advocate positions that support the interests of Phillips 66, our customers, employees, shareholders, and communities. These organizations include industry trade associations that serve important non-political purposes, including helping to address business, technical, and standard-setting issues. We believe it is important to participate in trade organizations' public policy discussions so that important decisions that may affect our business, customers, and shareholders are not made without our position being heard.

Phillips 66 is fully compliant with all state and federal laws governing corporate lobbying activities. In addition to the disclosures we are required to provide by law, Phillips 66 also voluntarily discloses additional information semiannually in a report which is posted directly on our website. In 2020, in response to feedback we received during our shareholder engagements, Phillips 66 increased its disclosures regarding contributions to candidates, political parties, and 527 Committees, including disclosure of multiple years of Company contributions. In 2020, the Center for Political Accountability’s Zicklin Index of Corporate Political Accountability and Disclosure, which benchmarks the political disclosure and accountability policies and practices of leading U.S. companies, recognized the quality of our disclosures and ranked Phillips 66 among the “Trendsetters” of S&P 500 companies. Disclosing this information in one report allows the information to be more easily accessed and viewed by our shareholders. Providing a separate report that reflects trade association positions at a particular moment in time is not efficient use of Company resources.

Existing disclosure laws provide consistent transparency for all parties involved in the political process. As such, the Board believes the proponent’s specific requests regarding lobbying disclosures are more appropriately addressed to the federal or state governmental branches that regulate these disclosures.

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ADDITIONAL INFORMATION

ADDITIONAL INFORMATION

ABOUT THE ANNUAL MEETING

Why am I receiving these proxy materials?

We have made these materials available to you or delivered paper copies to you by mail because you are a Phillips 66 shareholder of record as of March 17, 2021, and Phillips 66’s Board of Directors is soliciting your proxy to vote your shares at the 2021 annual meeting of shareholders. This Proxy Statement includes information that we are required to provide to you under SEC rules and is designed to assist you in voting your shares.

What is a proxy?

A proxy is your legal designation of another person to vote the shares you own. The person you designate is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By submitting your proxy (either by voting electronically on the Internet or by telephone or by signing and returning a proxy card), you authorize Greg C. Garland, our Chairman and CEO, and Paula A. Johnson, our Executive Vice President, Legal and Government Affairs, General Counsel and Corporate Secretary, to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

What is included in the proxy materials?

The proxy materials for our 2021 Annual Meeting include the Notice of 2021 Annual Meeting of Shareholders (the “Annual Meeting Notice”), this Proxy Statement (the “Proxy Statement”), and Phillips 66’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”). If you receive a paper copy of the proxy materials, a proxy card or voting instruction form and pre-paid return envelope are also included. The Annual Meeting Notice (which is included in the Proxy Statement), Proxy Statement and Annual Report are being made available at www.proxyvote.com and are being mailed, along with the accompanying proxy card or voting instruction form, to applicable shareholders beginning on or about March 31, 2021.

Why did I receive a notice regarding the internet availability of proxy materials instead of a full set of proxy materials?

We are furnishing proxy materials to our shareholders primarily through notice-and-access delivery pursuant to SEC rules. As a result, we are mailing to many of our shareholders a Notice Regarding the Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access the proxy materials on the Internet. Shareholders who have affirmatively requested electronic delivery of our proxy materials will receive instructions via email regarding how to access these materials electronically. All other shareholders, including shareholders who have previously requested to receive a paper copy of the materials, will receive a full paper set of the proxy materials by mail. Using the notice-and-access method of proxy delivery expedites receipt of proxy materials by our shareholders, reduces the cost of producing and mailing the full set of proxy materials and helps us contribute to sustainable practices.

If you receive a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access the proxy materials and vote on the Internet. If you received a notice by mail and would like to receive paper copies of our proxy materials in the mail, you may call 1-800-579-1639 or send an email to sendmaterial@proxyvote.com to request a printed copy of our proxy materials.

Who is entitled to vote at the meeting?

The record date for the meeting is March 17, 2021. Only shareholders of record as of the close of business on that date are entitled to vote at the meeting. Each share of common stock is entitled to one vote for all matters before

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the meeting. At the close of business on the record date there were 437,865,488 shares of common stock outstanding.

What is the difference between holding shares as a shareholder of record and as a beneficial owner? Am I entitled to vote if my shares are held in “street name”?

If your shares are registered in your name with our transfer agent, Computershare Trust Company, N.A., you are the “shareholder of record” (or “registered holder”) of those shares, and the Notice of Internet Availability or proxy materials have been provided directly to you by Phillips 66.

If your shares are held by a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, the Notice of Internet Availability or proxy materials (including a voting instruction form) are being forwarded to you by your bank, brokerage firm or other nominee (the “bank or broker”). As the beneficial owner, you have the right to direct your bank or broker how to vote your shares by following the instructions on the Notice of Internet Availability or voting instruction form for voting on the Internet or by telephone (if made available by your bank or broker with respect to any shares you hold in street name), or by completing and returning the voting instruction form, and the bank or broker is required to vote your shares in accordance with your instructions.

If you do not give voting instructions, your broker will nevertheless be entitled to vote your shares in its discretion on the ratification of the appointment of the independent registered public accounting firm (Proposal 3). Absent your instructions, the broker will not be permitted, however, to vote your shares on the election of directors (Proposal 1), the management proposal regarding the annual election of directors (Proposal 2), the advisory vote to approve named executive officer compensation (Proposal 4), or adoption of the two shareholder proposals (Proposals 5 and 6), and your shares will be considered “broker non-votes” on those proposals. See “— How will broker non-votes be treated?” below.

What does it mean if I receive more than one Notice of Internet Availability, proxy card or voting instruction form?

If you receive more than one Notice of Internet Availability, proxy card or voting instruction form that means your shares are registered differently and are held in more than one account. To ensure that all your shares are voted, please vote each account over the Internet or by telephone (if made available by the bank or broker with respect to any shares you hold in street name), or sign and return by mail all proxy cards and voting instruction forms.

How can shareholders help Phillips 66 reduce mailing costs?

If you vote on the Internet, you may elect to have next year’s proxy materials delivered to you electronically. We strongly encourage you to enroll in electronic delivery. Opting to receive your proxy materials electronically will reduce the cost of producing and mailing documents and help us contribute to sustainable practices.

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person (online) or represented by proxy, of the holders of a majority of the shares of outstanding common stock on the record date will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

You can vote either in person at the meeting or by proxy.

This Proxy Statement, the accompanying proxy card and the Annual Report are being made available to shareholders on the internet at www.proxyvote.com through the notice and access process. The Annual Report contains consolidated financial statements and reports of the independent registered public accounting firm, management's discussion and analysis of

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financial condition and results of operations, information concerning the quarterly financial data for the past two fiscal years, and other information.

To vote by proxy, you must do one of the following:

•	Vote over the internet (instructions are on the proxy card).
•	Vote by telephone (instructions are on the proxy card).
•	If you elected to receive a hard copy of your proxy materials, fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope.

If you hold your Phillips 66 stock in a brokerage account (that is, in “street name”), your ability to vote by telephone or over the internet depends on your broker's voting process. Please follow the directions on your proxy card or voter instruction form carefully.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy.

How do I vote if I hold my stock through a Phillips 66 employee benefit plan?

If you hold your stock through a Phillips 66 employee benefit plan, you must either:

•	Vote over the internet (instructions are in the email sent to you or on the notice and access form).
•	Vote by telephone (instructions are on the notice and access form).
•	If you elected to receive a hard copy of your proxy materials, fill out the enclosed voting instruction form, date and sign it, and return it in the enclosed postage-paid envelope.

You will receive a separate voting instruction form for each employee benefit plan in which you hold Phillips 66 stock. Please pay close attention to the deadline for returning your voting instruction form to the plan trustee. The voting deadline for each plan is set forth on the voting instruction form. Please note that different plans may have different deadlines.

Do I have to register in advance to attend the meeting?

Due to continuing concerns relating to COVID-19, we will have a virtual-only annual meeting of shareholders in 2021. The meeting will be conducted exclusively via live audio webcast. You do not have to register in advance to attend the virtual meeting. To participate in the virtual meeting, please visit www.virtualshareholdermeeting.com/PSX2021 and enter the 16-digit control number included in your Notice of Internet Availability, on your proxy card, or on the voting instruction form that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 8:45 a.m. Central Time on May 12, 2021. The meeting will begin promptly at 9:00 a.m. Central Time on May 12, 2021. See below for additional details.

Who can attend the Annual Meeting?

Shareholders of record and “street name” holders at the close of business on March 17, 2021 can attend the meeting by accessing www.virtualshareholdermeeting.com/PSX2021 and entering the 16-digit control number included in the proxy materials previously received. Please note that the www.virtualshareholdermeeting.com/PSX2021 website will not be active until approximately two weeks before the meeting date.

If you do not have a 16-digit control number, you may still attend the meeting as a guest in listen-only mode. To attend as a guest, please access www.virtualshareholdermeeting.com/PSX2021 and enter the information requested on the screen to register as a guest. Please note that you will not have the ability to ask questions, vote or examine the list of shareholders during the meeting if you participate as a guest. See “Virtual Meeting Information” below for additional details.

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ADDITIONAL INFORMATION

How can I revoke my proxy?

You can revoke your proxy by sending written notice of revocation of your proxy to our Corporate Secretary so that it is received prior to 5:00 p.m., Central Daylight Time, on May 11, 2020.

Can I change my vote after I submit my proxy?

Yes. You can change your vote at any time before the polls close at the Annual Meeting, which will void any earlier vote. You can change your vote by:

•	voting again by telephone or over the internet prior to 11:59 p.m., Eastern Daylight Time, on May 11, 2021;
•	signing another proxy card with a later date and returning it to us prior to the meeting; or
•	voting again at the meeting.

If you hold your Phillips 66 stock in street name, you must contact your broker to obtain information regarding changing your voting instructions.

Who counts the votes?

We hired Broadridge Financial Solutions, Inc. to count the votes represented by proxies and cast by ballot, and appointed Jim Gaughan of GaughanADR to act as Inspector of Election.

Will my shares be voted if I don't provide my proxy and don't attend the Annual Meeting?

For shares held in your name, if you do not provide a proxy or vote your shares at the Annual Meeting, those shares will not be voted.

If you hold shares in street name, your broker may vote those shares for routine matters even if you do not provide the broker with voting instructions. Only the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2021, is considered to be a routine matter.

If you do not give your broker instructions on how to vote your shares, the broker will return the proxy card without voting on proposals that are non-routine. This is a broker non-vote. Without instructions from you, the broker may not vote on any proposals other than the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2021.

How will abstentions be treated?

Abstentions will have no effect on the election of directors (Proposal 1). For each of the other proposals (Proposals 2, 3, 4, 5 and 6), abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against the proposal.

How will broker non-votes be treated?

If your shares are held in street name, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank or broker by the deadline provided in the materials you receive from your bank or broker.

If you hold your shares in street name and you do not instruct your broker how to vote your shares, your broker may vote your shares in its discretion on the ratification of the appointment of the independent registered public accounting firm (Proposal 3). Your shares will be treated as broker non-votes on all the other proposals.

Broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote. Thus, absent voting instructions from you, your broker may not vote your shares on the election of directors (Proposal 1), the management proposal regarding the annual election of directors (Proposal 2), the advisory vote to approve named

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executive officer compensation (Proposal 4), or the adoption of the two shareholder proposals (Proposals 5 and 6). A broker non-vote will not affect the outcome of any of the matters other than Proposal 2. Proposal 2 requires the affirmative “FOR” vote of 80% of outstanding shares entitled to vote. Therefore, a broker non-vote has the same effect as a vote against this proposal.

Will the meeting be webcast?

The 2021 Annual Meeting will be a virtual meeting, conducted exclusively via live audio webcast at www.virtualshareholdermeeting.com/PSX2021, and is available to Philips 66’s shareholders as of the record date. Guests may also attend the virtual meeting. A replay of the annual meeting will be available on the Events and Presentations page of the Investor Relations section of our website (investors.Phillips66.com) approximately 24 hours after the meeting ends and will remain available on our website for at least one month following the meeting.

What if I return my proxy but don't vote for some of the matters listed on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted “FOR” the director nominees listed on the card; the management proposal regarding the annual election of directors; the ratification of Ernst & Young LLP as the independent registered public accounting firm for Phillips 66 for fiscal year 2021; and the approval of the compensation of our named executive officers. Your shares will be voted “AGAINST” the shareholder proposals.

Could other matters be decided at the Annual Meeting?

We are not aware of any other matters to be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in your proxy will vote in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

Will my vote be kept confidential?

The Board of Directors has a policy that shareholder proxies, ballots, and tabulations that identify shareholders are to be maintained in confidence. No such document will be available for examination, and the identity and vote of any shareholder will not be disclosed, except as necessary to meet legal requirements and allow the inspectors of election to certify the results of the shareholder vote. The policy also provides that inspectors of election must be independent and cannot be employees of the Company. Occasionally, shareholders provide written comments on their proxy card that may be forwarded to management.

VIRTUAL MEETING INFORMATION

Due to continuing concerns relating to COVID-19, the Annual Meeting in 2021 will be a virtual meeting, conducted exclusively via live audio webcast at www.virtualshareholdermeeting.com/PSX2021. There will not be a physical location for the annual meeting, and you will not be able to attend the meeting in person.

To participate in the virtual meeting, please visit www.virtualshareholdermeeting.com/PSX2021 and enter the 16-digit control number included in your Notice of Internet Availability, on your proxy card, or on the voting instruction form that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 8:45 a.m. Central Time on May 12, 2021. The meeting audio webcast will begin promptly at 9:00 a.m. Central Time on May 12, 2021.

The virtual meeting platform is fully supported across browsers and devices running the most updated version of applicable software and plug-ins. Please ensure that you have a strong Wi-Fi connection wherever you intend to participate in the meeting. Please also give yourself sufficient time to log-in and ensure you can hear the streaming audio before the meeting starts.

Shareholders will be able to submit questions live during the virtual meeting by typing the question into the “Ask a Question” field, and clicking submit. We will answer questions that comply with the meeting rules of conduct during the annual meeting of shareholders,

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ADDITIONAL INFORMATION

subject to time constraints. If we receive substantially similar questions, we will group such questions together. Questions that we do not have time to answer during the meeting will be addressed by direct response or posted to our website following the meeting, depending on the subject matter. Questions regarding personal matters or matters not relevant to meeting matters will not be answered.

If you do not have a 16-digit control number, you may still attend the meeting as a guest in listen-only mode. To attend as a guest, please access www.virtualshareholdermeeting.com/PSX2021 and enter the information requested on the screen to register as a guest. Please note that you will not have the ability to ask questions, vote, or examine the list of shareholders during the meeting if you participate as a guest. An archived copy of the audio webcast will be made available on our website (investors.phillips66.com) after the meeting, and will remain available for at least one month following the meeting.

If you encounter any technical difficulties with the virtual meeting website on the meeting day, please call the technical support number that will be posted on the virtual meeting log-in page. Technical support will be available starting at 8:45 a.m. Central Time and until the meeting has finished.

At this time, we do not intend for this to be a permanent shift from in-person meetings.

COMMUNICATIONS WITH THE BOARD

Shareholders and interested parties may communicate with the Board of Directors in care of our Corporate Secretary. Communications to the non-employee directors should be addressed to “Board of Directors (independent members).”

Mailing Address: Corporate Secretary Phillips 66 2331 City West Bvld. Houston, TX 77042	Phone: (281) 293-6600 Internet: “Investors” section of the Company's website (www.phillips66.com) under the “Corporate Governance” caption

Communications are distributed to the Board or to any individual directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that items unrelated to its duties and responsibilities not be distributed, such as: business solicitations or advertisements; junk mail and mass mailings; new product suggestions; product complaints or inquiries; résumés and other job inquiries; spam; and surveys. Material that is considered hostile, threatening, illegal or similarly unsuitable also will be excluded.

GENERAL INFORMATION

The principal executive offices of Phillips 66 are located at 2331 CityWest Blvd., Houston, Texas 77042.

Phillips 66’s Annual Report on Form 10-K for the year ended December 31, 2020, which includes our fiscal 2020 audited consolidated financial statements, accompanies this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this Proxy Statement. Printed copies of our Corporate Governance Guidelines, Code of Business Ethics and Conduct, charters for each of the committees of the Board of Directors and our Annual Report on Form 10-K for the year ended December 31, 2020, including the financial statements and the financial statement schedules, are available without charge to shareholders upon written request to Phillips 66, 411 S. Keeler, Bartlesville, Oklahoma, 74003 or via the internet at www.phillips66.com. We will furnish the exhibits to our Annual Report on Form 10-K upon payment of our copying and mailing expenses. In addition, the information on any website referenced in this Proxy Statement, including www.phillips66.com is not deemed to be part of or incorporated by reference into this Proxy Statement.

PROXY SOLICITATION

We will bear all costs of this proxy solicitation. In addition to soliciting proxies by this distribution, our directors, officers and regular employees may solicit proxies personally or by mail, telephone, facsimile or other electronic means, for which solicitation they will not receive any additional compensation. We will reimburse brokerage firms,

78 PHILLIPS 66 PROXY STATEMENT 2021

ADDITIONAL INFORMATION

custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request. We have retained Alliance Advisors to assist in the solicitation of proxies for a fee of $15,000 plus reimbursement of certain disbursements and expenses.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery will receive only one copy of the Notice of Internet Availability or proxy materials, unless contrary instructions have been received from one or more of these shareholders. This procedure will reduce our printing costs and postage fees.

Shareholders who participate in householding and receive full sets of the proxy materials will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If your household only received a single set of proxy materials or you hold shares in more than one account and in either case you prefer to receive separate copies or you received multiple copies of the proxy materials and only wish to receive a single copy, please contact Broadridge by calling 800-579-1639, through the internet at www.proxyvote.com, or by email at sendmaterial@proxyvote.com.

Beneficial owners of shares held in street name can request information about householding from their banks, brokerage firms or other holders of record.

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Shareholder Proposals for 2022 Annual Meeting

Shareholder proposals (other than director nominations) intended to be presented at Phillips 66’s 2022 annual meeting must be received no later than December 1, 2021, and must comply with applicable SEC rules, including Rule 14a-8, to be eligible for inclusion in our proxy materials for next year’s meeting. Proposals should be addressed to Phillips 66, Attention: Corporate Secretary, 2331 CityWest Blvd., Houston, Texas 77042.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph or in the proxy access director nominations section below), but is instead sought to be presented directly at the 2022 annual meeting, including director nominations, our By-Laws require shareholders to give advance notice of such proposals. The required notice, which must include the information and documents set forth in the By-Laws, must be given no more than 120 days and no less than 90 days in advance of the anniversary date of the immediately preceding annual meeting. Accordingly, with respect to our 2022 annual meeting of shareholders, our By-laws require notice to be provided to the Corporate Secretary at the address listed above, as early as January 12, 2022, but no later than February 11, 2022.

Proxy Access Director Nominations

Our proxy access bylaw permits up to 20 shareholders owning 3% or more of our outstanding shares continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to two individuals or 20% of the Board, whichever is greater, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws.

Phillips 66’s By-Laws require shareholders to give advance notice of any proxy access director nomination. The required notice, which must include the information and documents set forth in the By-Laws, must be given no more than 120 days and no less than 90 days prior to the anniversary of the date that Phillips 66 mailed its proxy statement for the prior year’s annual meeting. Accordingly, with respect to our 2022 annual meeting, our By-Laws require notice to be provided to the Corporate Secretary at the address listed above, as early as January 12, 2022, but no later than February 11, 2022.

PHILLIPS 66 PROXY STATEMENT 2021 79

ADDITIONAL INFORMATION

Additional Information

Our By-Laws are available under “Documents and Charters” on the Corporate Governance page of the Investors section of our website at investor.phillips66.com. Except as otherwise provided by law, the chairman of the meeting will declare out of order and disregard any nomination or other business proposed to be brought before the meeting by a shareholder that is not made in accordance with our By-Laws.

80 PHILLIPS 66 PROXY STATEMENT 2021

Appendix A

Certificate of Amendment to the

Amended and Restated Certificate of Incorporation

of

Phillips 66

Phillips 66, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

1.       That Article FIFTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

FIFTH: A. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The total number of directors constituting the entire Board shall be not less than six nor more than twenty as determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. ~~The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, each with a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. Unless otherwise required by law, any vacancy on the Board of Directors or newly created directorship may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been appointed expires and until their successors are duly elected and qualified, or until their earlier death, resignation, removal or departure from the Board of Directors for other cause.~~

Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances:

(1)       Commencing with the election of directors at the 2022 annual meeting of stockholders, there shall be two classes of directors: (i) the directors in the class elected at the 2020 annual meeting of stockholders and having a term that expires at the 2023 annual meeting of stockholders, and (ii) the directors in the class elected at the 2021 annual meeting of stockholders and having a term that expires at the 2024 annual meeting of stockholders. Directors elected at the 2022 annual meeting of stockholders shall be elected for a one-year term expiring at the 2023 annual meeting of stockholders.

(2)       Commencing with the election of directors at the 2023 annual meeting of stockholders, there shall be one class of directors: those directors elected at the 2021 annual meeting of stockholders and having a term that expires at the 2024 annual meeting of stockholders. Directors elected at the 2023 annual meeting of stockholders shall be elected for a one-year term expiring at the 2024 annual meeting of stockholders.

(3)       From and after the election of directors at the 2024 annual meeting of stockholders, the Board of Directors shall cease to be classified and the directors elected at the 2024 annual meeting of stockholders (and each annual meeting of stockholders thereafter) shall be elected for a term expiring at the following annual meeting of stockholders.

Unless otherwise required by law, in the event of any increase or decrease in the authorized number of directors at any time when the Board of Directors is divided into a class or classes, each director then serving as a member of a class of directors shall continue as a director of the class of

PHILLIPS 66 PROXY STATEMENT 2021 A-1

APPENDIX A

which he or she is a member until the expiration of the director’s term or the director’s death, retirement, resignation, or removal. Each newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, pursuant to Section 223 of the DGCL. Any director elected to fill a newly created directorship that results from an increase in the number of directors shall be elected for a term expiring at the next annual meeting of stockholders and until their successor is duly elected and qualified, or until their earlier death, retirement, resignation, removal or departure from the Board of Directors for other cause, and any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of the predecessor director. Current directors serving in a class that was elected for a three-year term at the annual meetings of stockholders held from 2019 through 2021 may be removed only for cause. All other directors may be removed either with or without cause.

Notwithstanding the foregoing, whenever the holders of outstanding shares of one or more series of Preferred Stock are entitled to elect a director or directors of the Corporation separately as a series or together with one or more other series pursuant to a resolution of the Board of Directors providing for the establishment of such series, such director or directors shall not be subject to the foregoing provisions of this Article FIFTH, and the election, term of office, removal and filling of vacancies in respect of such director or directors shall be governed by the resolution of the Board of Directors so providing for the establishment of such series and by applicable law.

~~B. Subject to applicable law, any director or the entire Board of Directors may only be removed with cause, such removal to be by the affirmative vote of the shares representing at least a majority of the votes entitled to be cast by the Voting Stock.~~

~~Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect directors of the Corporation pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in the resolution or resolutions of the Board of Directors providing for the establishment of any such series, any such director of the Corporation so elected may be removed in accordance with the provisions of such resolution or resolutions.~~

~~C~~B. There shall be no limitation on the qualification of any person to be a director or on the ability of any director to vote on any matter brought before the Board or any Board committee, except (i) as required by applicable law, (ii) as set forth in this Certificate of Incorporation or (iii) any By-Law adopted by the Board of Directors with respect to the eligibility for election as a director or the qualification for continuing service as a director upon reaching a specified age or, in the case of employee directors, with respect to the qualification for continuing service of directors upon ceasing employment from the Corporation.

~~D~~C. Except as (i) required by applicable law or (ii) set forth in this Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

~~E~~D. The following provisions are inserted for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1)       The By-Laws of the Corporation may be adopted, altered, amended or repealed (i) by the affirmative vote of the shares representing a majority of the votes entitled to be cast by the Voting Stock; PROVIDED, HOWEVER, that any proposed alteration, amendment or repeal of, or the adoption of any By-Law inconsistent with, Section 3, 7, 10, 11, 12 or 13 of Article II of the By-Laws or Section 1, 2 or 11 of Article III of the By-Laws or Section 4, 5 or 12 of Article IV of the By-Laws (in each case, as in effect on the date hereof), or the alteration, amendment or the repeal of, or the adoption of any provision inconsistent with, this sentence, by the stockholders shall require the affirmative vote of shares representing not less than 80% of the votes entitled to be cast by the Voting Stock; and PROVIDED, FURTHER, HOWEVER,

A-2 PHILLIPS 66 PROXY STATEMENT 2021

APPENDIX A

that in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, amendment, repeal or adoption of the new By-Law or By-Laws must be contained in the notice of such special meeting, or (ii) by action of the Board of Directors of the Corporation; provided, however, that in the case of any such action at a meeting of the Board of Directors, notice of the proposed alteration, amendment, repeal or adoption of the new By-Law or By-Laws must be given not less than two days prior to the meeting. The Provisions of this paragraph (~~E~~D)(1) of this Article FIFTH are subject to Section 12 of Article II~~IV~~ of the By-Laws.

(2)       In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; PROVIDED, HOWEVER, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

2.       The foregoing amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be executed by the undersigned officer, duly authorized, as of the day of 2021.

Phillips 66
By:
Name:
Title:

PHILLIPS 66 PROXY STATEMENT 2021 A-3

Appendix B

NON-GAAP FINANCIAL MEASURES

The discussion of our results in this Proxy Statement includes references to our “adjusted EBITDA”; after-tax ROCE as used in “absolute ROCE” and “relative ROCE”; and “adjusted controllable costs.” These measures are not measures of financial performance under GAAP and may not be defined and calculated by other companies using the same or similar terminology.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure because it adjusts net income to exclude depreciation and amortization, net interest expense and income taxes, as well as certain items of expense or income that management does not consider representative of our core operating performance. Management uses this measure as a factor in its assessment of performance for the purposes of compensation decisions. A reconciliation of adjusted EBITDA to net income, the most directly comparable GAAP financial measure, is set forth below.

YEAR ENDED DECEMBER 31, 2020	MILLIONS OF DOLLARS
Net Loss	$(3,714)
Plus:
Income tax benefit	(1,250)
Net interest expense	485
Depreciation and amortization (D&A)	1,395
EBITDA	(3,084)
Adjustments:
Impairments	4,241
Impairments by equity affiliates	15
Pending claims and settlements	(37)
Pension settlement expense	81
Lower-of-cost-or-market inventory adjustments	(55)
Hurricane-related costs	43
Asset dispositions	(93)
Proportional share of selected equity affiliates income taxes, net interest and D&A	1,291
Adjusted EBITDA attributable to joint venture partners’ non-controlling interests	(37)
Adjusted EBITDA attributable to public ownership interest in PSXP	(353)
Certain tax impacts	(6)
Adjusted EBITDA – as used in PSP	$2,006

PHILLIPS 66 PROXY STATEMENT 2021 B-1

APPENDIX B

ROCE

We believe after-tax ROCE is an important metric for evaluating the quality of capital allocation decisions, measuring portfolio value, and measuring the efficiency and profitability of capital investments. Management uses this measure as a factor in its assessment of performance for the purposes of compensation decisions. After-tax ROCE is a ratio, the numerator of which is adjusted earnings plus after-tax interest expense, and the denominator of which is average adjusted total equity plus total debt. Our calculation of after-tax ROCE as used in the PSP, and its reconciliation to ROCE prepared using GAAP amounts, is set forth below.

	MILLIONS OF DOLLARS (except as indicated)
	Average 2018-2020	2020	2019	2018
Numerator
Net Income (Loss)		$(3,714)	3,377	5,873
After-tax interest expense		394	362	398
ROCE earnings (loss) - GAAP		(3,320)	3,739	6,271
Adjustments(1)		3,598	581	(45)
ROCE earnings - as used in PSP		278	4,320	6,226
Denominator
Average capital employed(2) - GAAP		38,174	38,622	37,925
In-process capital and other		(2,244)	(2,292)	(1,634)
Average capital employed - as used in PSP		$35,930	36,330	36,291
ROCE (percent) - GAAP	5.8%	(8.7)%	9.7%	16.5%
ROCE (percent) - as used in PSP	10.0%	0.8%	11.9%	17.2%

(1)	Primarily related to impairments, certain tax impacts and asset disposition.
(2)	Total equity plus total debt.

Adjusted Controllable Costs

Adjusted controllable costs is a measure of how effectively we manage costs versus internal targets. Management uses this measure as a factor in its assessment of performance for the purposes of compensation decisions. Adjusted controllable costs is a non-GAAP financial measure because it excludes certain costs that management believes are not directly relevant to compensation decisions. A reconciliation of adjusted controllable costs to the sum of operating expenses and selling, general and administrative expenses, the most directly comparable GAAP measures, is set forth below.

YEAR ENDED DECEMBER 31, 2020	MILLIONS OF DOLLARS
Operating Expenses	$4,563
Selling, General and Administrative Expenses	1,544
Adjustments:
Certain employee benefits	(57)
Foreign currency and other	270
Turnaround timing impacts	156
Adjusted Controllable Costs	$6,476

B-2 PHILLIPS 66 PROXY STATEMENT 2021

PHILLIPS 66

2331 CITYWEST BLVD.
HOUSTON, TX 77042

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 11, 2021. Have your Voting Direction card in hand when you access the web site and follow the instructions to obtain your records and to complete an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PSX2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 11, 2021. Have your Voting Direction card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D39353-P50919-Z79270

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS VOTING DIRECTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

PHILLIPS 66

The Board of Directors recommends a vote "FOR" each listed nominee in item #1.

	For	Against	Abstain
1. To elect two directors for a term of office expiring at the 2024 annual meeting of shareholders. The nominees for election are:			
1a. Julie L. Bushman	☐	☐	☐
1b. Lisa A. Davis	☐	☐	☐

The Board of Directors recommends a vote "FOR" each of items #2, #3 and #4.

	For	Against	Abstain
2. Management proposal for the annual election of directors.	☐	☐	☐
3. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2021.	☐	☐	☐
4. Advisory vote to approve our executive compensation.	☐	☐	☐

The Board of Directors recommends a vote "AGAINST" the shareholder proposals in items #5 and #6.

	For	Against	Abstain
5. Shareholder proposal regarding greenhouse gas emissions targets.	☐	☐	☐
6. Shareholder proposal regarding report on climate lobbying.	☐	☐	☐

In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D39354-P50919-Z79270

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
MAY 12, 2021

The shareholder(s) hereby appoint(s) Greg C. Garland and Paula A. Johnson, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Phillips 66 that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders virtually at www.virtualshareholdermeeting.com/PSX2021, and any adjournment or postponement thereof.

This proxy card will be voted as specified or, if no choice is specified, will be voted "FOR" the election of the two director nominees named on the reverse side; "FOR" the management proposal for the annual election of directors; "FOR" ratification of the appointment of Ernst & Young LLP; "FOR" the advisory vote to approve executive compensation; and "AGAINST" the shareholder proposals.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side

PHILLIPS 66

2331 CITYWEST BLVD.
HOUSTON, TX 77042

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 9, 2021. Have your Voting Direction card in hand when you access the web site and follow the instructions to obtain your records and to complete an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PSX2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 9, 2021. Have your Voting Direction card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D39355-P50919-Z79270

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS VOTING DIRECTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

PHILLIPS 66

The Board of Directors recommends a vote "FOR" each listed nominee in item #1.

1. To elect two directors for a term of office expiring at the 2024 annual meeting of shareholders. The nominees for election are:

	For	Against	Abstain
1a. Julie L. Bushman	☐	☐	☐
1b. Lisa A. Davis	☐	☐	☐

The Board of Directors recommends a vote "FOR" each of items #2, #3 and #4.

	For	Against	Abstain
2. Management proposal for the annual election of directors.	☐	☐	☐
3. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2021.	☐	☐	☐
4. Advisory vote to approve our executive compensation.	☐	☐	☐

The Board of Directors recommends a vote "AGAINST" the shareholder proposals in items #5 and #6.

	For	Against	Abstain
5. Shareholder proposal regarding greenhouse gas emissions targets.	☐	☐	☐
6. Shareholder proposal regarding report on climate lobbying.	☐	☐	☐

In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D39356-P50919-Z79270

PHILLIPS 66 SAVINGS PLAN
CONFIDENTIAL VOTING DIRECTION
PHILLIPS 66 ANNUAL MEETING OF SHAREHOLDERS MAY 12, 2021

The undersigned hereby directs that Vanguard Fiduciary Trust Company, Trustee of the Phillips 66 Savings Plan (the "Savings Plan"), vote all shares of Common Stock of Phillips 66 (described on the back of this Voting Direction card) at the Phillips 66 Annual Meeting of Shareholders to be held at 9:00 a.m., Central Time, on May 12, 2021, virtually at www.virtualshareholdermeeting.com/PSX2021, and any adjournment or postponement thereof, in the manner indicated on the back of this card as to the matters shown and at its discretion as to any other matters that come before the meeting, all as described in the Notice and Proxy Statement.

If Broadridge, the Tabulator for the Trustee, Vanguard Fiduciary Trust Company, does not receive this Voting Direction card by 11:59 p.m. Eastern Time on May 9, 2021, if you do not fill in any boxes on the back of this card, if you return this card unsigned, or if you do not vote by the Internet or telephone on or before May 9, 2021, any shares in the Savings Plan that you otherwise could have directed will be voted in proportion to the shares for which the Trustee has received direction from other Participants.

Phillips 66 has acknowledged and agreed to honor the confidentiality of your voting instructions to the Trustee. The Trustee will keep your voting instructions confidential.

This package contains your confidential Voting Direction card to instruct the Trustee of the Savings Plan how to vote the shares of Phillips 66 Common Stock described on the back of the card representing your interest in the Savings Plan. Also enclosed is the Company's 2020 Annual Report along with the Notice and Proxy Statement for the 2021 Annual Meeting. Please use these documents to help you decide how to direct the way the Trustee (Vanguard Fiduciary Trust Company) should vote.

Continued and to be signed on reverse side